SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. 2)


Filed by the Registrant   [ X ]
Filed by a Party other than the Registrant   [    ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[   ]             Confidential, For Use of the Commission only
                  (as permitted by Rule 14a-6(e)(2)
[   ]             Definitive Proxy Statement
[   ]             Definitive Additional Materials
[   ]             Soliciting Material Under Rule 14a-12

                   MINING SERVICES INTERNATIONAL CORPORATION
                -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    -------------------------------------------------------------------------
    (Name of Person(s) Filling Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(1)(4) and 0-11.

       1)     Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------
       2)     Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

       4)     Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

       5)     Total Fee Paid:

       -------------------------------------------------------------------------


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)     Amount Previously Paid:

       -------------------------------------------------------------------------

       2)     Form, Schedule, or Registration Statement No.:

       -------------------------------------------------------------------------

       3)     Filing Party:

       -------------------------------------------------------------------------

       4)     Date Filed:

       -------------------------------------------------------------------------

                    MINING SERVICES INTERNATIONAL CORPORATION
                            8805 SOUTH SANDY PARKWAY
                                SANDY, UTAH 84070


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 30, 2001



TO THE SHAREHOLDERS OF MINING SERVICES INTERNATIONAL CORPORATION:


         A special meeting of the shareholders (the "Special Meeting") of Mining Services International Corporation (the "Company") will be held at the Hampton Inn located at 10690 South Holiday Park Drive, Sandy, Utah 84070, on July 30, 2001. The Special Meeting will convene at 2:00 p.m., local time, to consider and take action on the following proposals:


         (1) To sell substantially all of the assets, subsidiaries and certain joint venture interests of the Company's explosives manufacturing, services and supply business (the "Asset Sale") pursuant to an Asset Purchase Agreement as amended, dated November 30, 2000, by and among Union Espanola de Explosivos S.A., Union Espanola de Explosivos-MSI International, S.A., Mining Services International, Inc., and the Company (the "Purchase Agreement"). A copy of the Purchase Agreement and amendments thereto are attached as Appendix A to the accompanying Proxy Statement.

         (2) To amend the Company's Articles of Incorporation to change the Company's name to "Nevada Chemicals, Inc." immediately following the consummation of the Asset Sale. A copy of the proposed amendment is attached as Appendix B to the accompanying Proxy Statement.

         (3) To transact such other business as may properly come before the Special Meeting or any adjournment(s) thereof.


         ONLY OWNERS OF RECORD OF THE 7,314,260 SHARES OF THE COMPANY'S COMMON STOCK OUTSTANDING AS OF THE CLOSE OF BUSINESS ON JULY 10, 2001 (THE "RECORD DATE"), WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE SPECIAL MEETING. EACH SHARE OF COMMON STOCK IS ENTITLED TO ONE (1) VOTE.


         THE ATTENDANCE AT AND/OR VOTE OF EACH SHAREHOLDER AT THE SPECIAL MEETING IS IMPORTANT, AND EACH SHAREHOLDER IS ENCOURAGED TO ATTEND. PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY MAIL THE ENCLOSED PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

                              MINING SERVICES INTERNATIONAL CORPORATION
                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ John T. Day
                              John T. Day, President and Chief Executive Officer

Sandy, Utah
Dated: _____________, 2001

                    MINING SERVICES INTERNATIONAL CORPORATION
                            8805 SOUTH SANDY PARKWAY
                                SANDY, UTAH 84070


                                 Proxy Statement


         This Proxy Statement is being furnished to shareholders of Mining Services International Corporation (the "Company") to seek their approval of the sale of the explosives business of the Company. This sale will fundamentally affect the future direction of the Company.

         The Company operates in the specialty chemicals industry, with operations in (i) the production of sodium cyanide for use in gold mining, and
(ii) the manufacture, supply and sale of explosives and complementary products and services in the domestic and foreign mining and construction markets. The Company has negotiated the sale of its explosives and complimentary products and services business.


         The assets associated with the Company's explosives business in the United States are held directly by the Company and through its subsidiaries, Tennessee Blasting Services, LLC, Green Mountain Explosives, Inc. and O'Brien Design Associates, Inc. The foreign operations associated with the explosives business are primarily held by foreign subsidiaries of the Company, MSI Chemicals Limited, Cayman Mining Services Limited, Central Asia Chemicals Limited, MSI Russia LLC and MSI International Holding Company Limited, and through the Turon-MSI Limited joint venture interest. Essentially all of the assets and operations associated with the explosives business held by the
Company and Green Mountain Explosives, the Company's ownership interest in Tennessee Blasting Services, LLC and O'Brien Design Associates, the stock of the Company's foreign subsidiaries, and interests in the Company's foreign joint ventures, other than its 50% interest in West Africa Chemicals, Ltd., (collectively the "Explosives Business") will be sold, subject to approval by the Company's stockholders, to subsidiaries formed for that purpose by Union Espanola de Explosivos S.A. , a privately-held Spanish company based in Madrid, Spain. The newly formed subsidiaries will be funded and owned in part by current members of the Company's management. Union Espanola de Explosivos is a major, Spanish-based entity engaged in the explosives, defense, sport cartridges and nitrochemicals industries.


--------------------------------------------------------------------------------

         YOUR CONSIDERATION OF MANAGEMENT'S PROPOSALS AND VOTE AT THE SPECIAL MEETING ARE VERY IMPORTANT. PLEASE CAREFULLY READ THIS PROXY STATEMENT AND THE ATTACHED MATERIALS AND DATE, SIGN, AND RETURN THE ENCLOSED PROXY SO YOUR SHARES CAN BE VOTED AT THE SPECIAL MEETING.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


         THIS PROXY STATEMENT AND FORM OF PROXY ARE FIRST BEING MAILED TO SHAREHOLDERS ON OR ABOUT July 10, 2001.


--------------------------------------------------------------------------------

         The following is a brief summary of the terms of the Explosives Business sale to UEE, which should be read in conjunction with the more detailed explanations of these and other items included later in this Proxy Statement:


|X| The Company is selling its Explosives Business, including physical assets, contractual rights, accounts receivable, customer relationships, licensing agreements, intellectual property, and the name "Mining Services International" to UEE. (See "Proposal 1: The Asset Sale - Terms of the Asset Sale - Sale of Assets.")

|X| As consideration for the purchase of the Company's Explosives Business, subject to certain adjustments, UEE will pay the Company $6.35 million in cash at the closing of the transaction and will assume all liabilities of the Company associated with the Explosives Business existing at the date of closing. These liabilities were reflected on the Company's balance sheet as of March 31, 2001, at approximately $13.06 million. In addition, UEE will assume a note payable to the Company for funds advanced to the Explosives Business by the sodium cyanide operations of the Company in the principal amount of $1 million, which will be paid to the Company, together with interest of 8-1/2% per annum, over a five-year period. Additionally, subsequent to March 31, 2001, the Company advanced to Tennessee Blasting Services $200,000 (which can be increased to a total of $300,000 at the reasonable request of UEE) with interest at a rate equal to the Company's borrowing rate from its principal bank (currently prime plus .25%). This note is secured by a conditional guaranty of UEE and is due and payable December 31, 2001. The purchase price is subject to adjustment based on (i) changes in assets and liabilities associated with the Explosives Business between June 30, 2000, and the closing of the Asset Sale; and (ii) the ultimate collection of the accounts receivable acquired by UEE in the transaction. UEE has the right to offset any reductions in the purchase price arising from the contractual adjustments or any indemnification obligations of the Company against the amounts otherwise payable under the terms of the $1 million note. (See "Proposal 1: The Asset Sale - Terms of the Asset Sale - The Purchase Price.")

|X| A UEE subsidiary will make employment offers to all of the Company's employees working within the Explosives Business, including senior management other than Dr. Day, and the Company expects that nearly all of its Explosives Business employees will become employees of a UEE subsidiary. (See "Proposal 1: The Asset Sale - Terms of the Asset Sale
         - Sale of Assets.")

|X| The Company will adopt a deferred compensation plan for its management-level employees, which will be assumed by UEE on completion of the Asset Sale. (See "Proposal 1: The Asset Sale - Terms of the Asset Sale - Related Agreements.")

|X| Seven members of the current management of the Company will collectively acquire approximately 10.1% of one of the subsidiaries formed by UEE to purchase the Explosives Business upon the closing of the Asset Sale, and up to approximately 14.1% of such subsidiary five years later. (See "Proposal 1: The Asset Sale - Terms of the Asset Sale
         - Related Agreements.")

|X| Dr. John Day, the current president and chief executive officer of the Company, will remain in those positions with the Company but will also enter into a three-year consulting agreement with UEE, pursuant to which he will initially devote between 77 and 123 hours per month to UEE, decreasing over the term of the agreement to approximately 77 hours per month. (See Proposal 1: The Asset Sale - Terms of the Asset Sale - Related Agreements.")

|X| The Company will purchase an aggregate of 59,682 shares of the Company's common stock at $4 per share, or a total of $238,728, from five management employees, forgive $58,000 of indebtedness in exchange for 13,500 shares held by another member of management, and purchase 28,009 shares from another member of management at $9.92 per share, or a total of $277,850, in satisfaction of prior contractual obligations. Each of these members of management will also agree to waive all rights they have under existing employment agreements and compensation plans and will agree to the termination of all options held by them. (See "Proposal 1: The Asset Sale - Terms of the Asset Sale - Related Agreements.")


|X| The Company will be prohibited from competing in the explosives industry for a period of seven years subsequent to the closing of the Asset Sale, other than its continued operations through its West Africa

         Chemicals Ltd. joint venture on a scale similar to the current operations. (See "Proposal 1: The Asset Sale - Terms of the Asset Sale
         - Non-Competition Obligations.")

|X| The Company will retain its Cyanco joint venture interest, which will remain fully staffed with approximately 30 full-time employees, the real property and improvements at which its corporate facilities are located, and its 50% interest in West Africa Chemicals, Ltd. The Company will lease its corporate facilities to a UEE subsidiary at a rent based on rents for similar properties in the surrounding locality. (See "Proposal 1: The Asset Sale - Plans for the Company Subsequent to the Asset Sale.")

|X| In connection with the sale of the Explosives Business to UEE and its subsidiaries, the Company will change its corporate name to "Nevada Chemicals, Inc." (See "Proposal 2: Corporate Name Change.")


         The explosives industry has been undergoing significant consolidation, and all of the major competitors of the Company are significantly larger than the Company and have access to greater resources. The Company's board of directors (the "Board") concluded that in order to remain competitive, the Explosives Business would have to be significantly expanded. However, such expansion requires a major capital expenditure or a merger with, or acquisition of, other entities involved in the explosives industry. The Company explored a number of alternatives, including acquiring complementary businesses, seeking financing to fund the growth of the Explosives Business, and using internally generated funds and newly developed products to expand the Explosives Business. Historically, the Company has been able to use the excess cash flow generated by its sodium cyanide business to provide support in expanding the Explosives
Business. However, as the gold mining industry has slowed as a result of persistent low gold prices, this business, while remaining profitable, has decreased, reducing the cash available to the Company from this source. At the same time, the trading price for the common stock of the Company has remained low, making it difficult to negotiate an acquisition or seek equity funding without significantly diluting the interests of existing shareholders. Consequently, the Company has been unable to expand the Explosives Business significantly on terms acceptable to the Board.

         Faced with concerns over whether the Company could maintain its competitive position without expansion, ultimately the Board explored the possible sale of the Explosives Business, leading to the agreement with UEE. The Board believes the sale of the Explosives Business to UEE to be in the best interest of the Company and its shareholders. On December 12, 2000, the last trading day prior to the announcement of the sale of the Explosives Business to UEE, the closing price for the Company's Common Stock was $1.562.

         Since the Company is selling UEE the right to continue to use the name "Mining Services International" in connection with the Explosives Business, the Company is also seeking your approval to change its corporate name to "Nevada Chemicals, Inc."

         A great deal of additional information about the Company and the proposals to be submitted to shareholders is contained in the remaining parts of this Proxy Statement. Shareholders are encouraged to review this information thoroughly and to promptly return the enclosed proxy so that their shares can be voted at the Special Meeting.

         Proxies are being solicited by the Company. In addition to this solicitation by mail, the directors, officers, and employees of the Company may solicit proxies by mail, telephone, facsimile transmission, or in person. Such persons will not receive additional compensation in connection with any solicitation but may be reimbursed for reasonable out-of-pocket expenses. All proxy solicitation costs will be paid by the Company.

         The enclosed proxy, even though executed and returned to the Company, may be revoked at any time before it is voted, either by giving a written notice, mailed or delivered to the secretary of the Company so it is received prior to the Special Meeting, by submitting a new proxy bearing a later date prior to the Special Meeting, or by voting in person at the Special Meeting. If an executed proxy is returned to the Company without specific direction, the proxy will be voted in accordance with the Board's recommendations. The Board has unanimously recommended the adoption of all proposals submitted to the shareholders.


         For a discussion of certain risks associated with the proposals to shareholders, see the discussion under "RISK FACTORS" beginning on page 9.

            CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

         This Proxy Statement and accompanying materials contain certain forward-looking statements and information relating to the Company and its business that are based on the beliefs of management of the Company and assumptions made concerning information currently available to management. Such statements reflect the current views of management of the Company and are not intended to be accurate descriptions of the future. The discussion of the future business prospects of the Company is subject to a number of risks and assumptions, including the completion of the proposed transaction with UEE, the ability of the Company to successfully use and invest proceeds from the sale of the Explosives Business, the performance of the cyanide industry and its effect on the Company's Cyanco joint venture, the ability of the Company to attract and retain talented senior management, the ability of UEE to meet its obligations to the Company that are not satisfied at closing of the Asset Sale, the success of the marketing efforts of the entities with which the Company has agreements, and the ability of the Company to compete with larger, more established entities. Should one or more of these, or other, risks materialize, or if the underlying assumptions of management prove incorrect, actual results of the Company may vary materially from those described. The Company does not intend to update these forward-looking statements, except as may occur in the regular course of its periodic reporting obligations.




                                TABLE OF CONTENTS
                                                                                                               Page
Proxy Statement...................................................................................................i
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS........................................................iv
QUESTIONS AND ANSWERS ABOUT THE TRANSACTION.....................................................................vii
SUMMARY...........................................................................................................1
   SPECIAL MEETING................................................................................................1
   THE AGREEMENT..................................................................................................2
   CORPORATE NAME CHANGE..........................................................................................4
   SUMMARY PRO FORMA FINANCIAL INFORMATION OF THE COMPANY.........................................................4
   SUMMARY HISTORICAL FINANCIAL INFORMATION OF THE COMPANY........................................................6
RISK FACTORS......................................................................................................7
   IMMEDIATELY FOLLOWING THE ASSET SALE, THE COMPANY'S BUSINESS WILL HAVE A NARROWED FOCUS........................7
   THE COMPANY WILL LACK MANAGEMENT, EMPLOYEES, AND INFRASTRUCTURE FOLLOWING THE ASSET SALE.......................7
   THE COMPANY WILL FACE FUTURE STRATEGIC ISSUES..................................................................7
   FOLLOWING THE ASSET SALE, THE COMPANY WILL BE PRIMARILY DEPENDENT ON A SINGLE PRODUCT..........................8
   THE COMPANY WILL BE DEPENDENT ON THE CYANIDE AND GOLD MINING INDUSTRIES........................................8
   IF THE ASSET SALE IS NOT CONSUMMATED, THE COMPANY MAY NEED ADDITIONAL CAPITAL..................................8
   THE FACTORS THAT HAVE NEGATIVELY AFFECTED THE EXPLOSIVES BUSINESS MAY CHANGE...................................8
   THERE ARE SEVERAL CONDITIONS TO THE CLOSING OF THE EXPLOSIVES BUSINESS SALE....................................8
   NASDAQ MAY SEEK TO DELIST THE COMPANY'S STOCK FROM ITS MARKET..................................................9
   THE USE OF THE PROCEEDS FROM THE ASSET SALE IS IN THE BOARD'S DISCRETION.......................................9
   A LOW STOCK PRICE FOR THE COMPANY'S COMMON STOCK MAY RESULT IN UNSOLICITED ACQUISITION PROPOSALS...............9
   THE COMPANY MAY BECOME LIABLE FOR CERTAIN AMOUNTS UNDER THE PURCHASE AGREEMENT................................10
PROPOSAL 1:  THE ASSET SALE......................................................................................11
   BACKGROUND AND REASONS FOR THE ASSET SALE.....................................................................11
   RECOMMENDATION OF THE BOARD OF DIRECTORS......................................................................15
   PLANS FOR THE COMPANY SUBSEQUENT TO THE ASSET SALE............................................................16
   TERMS OF THE ASSET SALE.......................................................................................17
   Sale of Assets................................................................................................17
   Explosives Business Assets and Interests......................................................................18
   Assumed Liabilities...........................................................................................18
   The Purchase Price............................................................................................18
   Closing.......................................................................................................19
   Related Agreements............................................................................................20
   Representations and Warranties................................................................................23
   Operations of the Company Prior to Closing....................................................................23
   No Solicitation Provision.....................................................................................23
   Non-Competition Obligations...................................................................................24
   Termination of the Purchase Agreement.........................................................................24
   Termination Fee...............................................................................................24
   Indemnification; Survival of Representations and Warranties...................................................24
   Expenses......................................................................................................25
   RIGHTS OF EXECUTIVES..........................................................................................25
   INTEREST OF MANAGEMENT OR DIRECTORS IN ASSET SALE.............................................................25
   ACCOUNTING TREATMENT OF THE ASSET SALE........................................................................25
   FEDERAL INCOME TAX CONSEQUENCES...............................................................................25
   GOVERNMENT AND REGULATORY APPROVALS...........................................................................26
   ARMS' LENGTH TRANSACTION......................................................................................26



   APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS...................................................................28
   REQUIRED VOTES................................................................................................28
ROPOSAL 2:  CORPORATE NAME CHANGE................................................................................29
   REQUIRED VOTES................................................................................................29
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS............................................................29
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS................................................36
SELECTED HISTORICAL FINANCIAL DATA...............................................................................38
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION......................................................39
AND RESULTS OF OPERATIONS........................................................................................39
   RESULTS OF OPERATIONS.........................................................................................39
   Historical....................................................................................................39
   Pro Forma Adjustments.........................................................................................39
   Pro Forma Consolidated........................................................................................39
   PRO FORMA FINANCIAL RESULTS ASSUMING COMPLETION OF ASSET SALE.................................................40
     Three-months ended March 31, 2001 vs. 2000..................................................................40
     Liquidity and Capital Resources.............................................................................44
   INFLATION.....................................................................................................45
 BUSINESS OF THE COMPANY SUBSEQUENT TO ASSET SALE................................................................45
   GENERAL.......................................................................................................45
   CYANCO JOINT VENTURE INTEREST.................................................................................46
   COMPETITION...................................................................................................46
   DEPENDENCE ON CUSTOMERS.......................................................................................46
   PATENTS, TRADEMARKS AND LICENSES..............................................................................47
   RAW MATERIALS.................................................................................................47
   EMPLOYEES.....................................................................................................47
   WEST AFRICA CHEMICALS JOINT VENTURE INTEREST..................................................................47
   ENVIRONMENTAL COMPLIANCE......................................................................................48
   OTHER GOVERNMENTAL REGULATIONS................................................................................48
   PROPERTY......................................................................................................48
   LEGAL PROCEEDINGS.............................................................................................49
MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS..........................................................49
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................................50
   SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.......................................................51
   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................................................51
SHAREHOLDER PROPOSALS............................................................................................51
OTHER MATTERS....................................................................................................52
INDEPENDENT PUBLIC ACCOUNTANTS...................................................................................52
AVAILABLE INFORMATION............................................................................................52
INDEX TO FINANCIAL STATEMENTS....................................................................................53


                   QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

         Q.  Who are the Company and UEE?


         A. Mining Services International Corporation (the "Company") is a leading innovator, manufacturer and supplier of high quality explosives and specialty chemicals vital to the construction and mining industries. The Company has operations in North America, South America, Central Asia, Russia and Africa. The principal offices of the Company are located at 8805 South Sandy Parkway, Sandy, Utah 84070, and its phone number is (801) 233-6000.

         Union Espanola de Explosivos S.A. is a privately-held Spanish corporation based in Madrid, Spain, and is the largest explosives manufacturer in Europe and one of the largest in the world, with activities on all major continents and other operations in initiation systems, defense, sport cartridges and nitrochemicals. Union Espanola de Explosivos' consolidated annual sales for 2000 were approximately 250 million Euros, its earnings before interest, taxes, depreciation and amortization (EBITDA) was 47 million Euros in 2000, and it currently has approximately 1,800 employees. Its headquarters are located at Av. Del Partenon, 16-5a Pl., Campo de las Naciones, Madrid, Spain, and its phone number is 34-91-722-0100.


         Q.  Why is the Company selling the Explosives Business?

         A. As a result of the consolidation occurring in the explosives industry, the Board concluded that the Company would need to significantly expand the Explosives Business in order to maintain its market share and remain competitive. After exploring alternatives, the Board concluded that, given the limited resources available to the Company, it would be more advantageous to the Company to sell its Explosives Business.

         Q. What will I receive as a result of the sale?

         A. All of the proceeds of the sale will be paid to the Company. You will not receive anything directly, unless the Board elects to make a distribution with a portion of the proceeds. The Board has not reached a decision as to the ultimate application of the proceeds. Until such a decision is arrived at and implemented, the proceeds will be placed in short-term financial instruments.

         Q. What will I own after the sale?

         A. You will continue to own shares in the Company, which will change its name to "Nevada Chemicals, Inc." The Company will have ongoing operations in the chemicals industry, producing and marketing sodium cyanide for sale to the gold mining industry through its Cyanco joint venture with Degussa Corporation. The Company will also retain its 50% interest in West Africa Chemicals Ltd., a joint venture with Chemicals Holdings International, a subsidiary of the Omnia Group, located in South Africa. West Africa Chemicals has explosives operations in Ghana, Africa. The Company is considering several strategic options with respect to its West Africa Chemicals interest. The Company will also have the proceeds of the Asset Sale available to it for potential use in future growth or acquisitions.

         Q. What risks should I consider?

         A. You should review the information under the caption "RISK FACTORS" beginning on page 9 for a discussion of certain risks associated with the transaction.

         Q. What is the recommendation of the Board of Directors?

         A. The Board of Directors has unanimously recommended that shareholders vote in favor of the sale of the Explosives Business and changing the Company's name to "Nevada Chemicals, Inc."

         Q. How do I make sure my vote is counted?

         A. Mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the shareholders' meeting. You may attend the meeting in person, whether or not you submit a proxy. If your shares are held by your broker, you cannot vote your shares directly. You should give your broker instructions as to how you wish your shares to be voted. You should follow the directions provided by your broker regarding how to transmit those instructions.

         Q. Can I change my vote after mailing my proxy?

         A. Yes. You may change your vote by delivering a signed notice of revocation, or a signed proxy that bears a later date, to the Company prior to the shareholders' meeting, or by attending the shareholders' meeting and voting in person. Certain shareholders of the Company who have signed an agreement with UEE to vote in favor of the proposal to sell the Explosives Business may not change their vote.

         Q. Who can I call with questions?

         A.  You may  call  John  Day or  Duane  Moss of the  Company  at  (801)
233-6000.

         SUMMARY

         The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information, including the financial statements, appearing elsewhere herein. Shareholders are urged to read this Proxy Statement and the appendices attached hereto carefully and in their entirety. Capitalized terms used in this Proxy Statement shall have the meaning ascribed to them herein.

SPECIAL MEETING


Date, Time, and Place:             The special  meeting of the  shareholders  of
                                   the Company will be held July 30, 2001, at 2:00 p.m., local time, at the Hampton Inn located at 10690 South Holiday Park Drive,
                                   Sandy, Utah 84070.




Purpose of the Special Meeting:    The Special Meeting is being held to consider
                                   and approve the following matters:

                                   (1) To authorize the sale of the Explosives Business (the "Asset Sale") pursuant to an Asset Purchase Agreement, dated November 30, 2000, as amended, by and among the Company and Union Espanola de Explosivos S.A., and its newly-formed subsidiaries, Union Espanola de Explosivos-MSI International, S.A., and Mining Services International, Inc. (the "Purchase Agreement"). A copy of the Purchase Agreement and amendments thereto are attached as Appendix A to this Proxy Statement. (See "Proposal 1: The Asset Sale.")

                                   (2)  To  amend  the  Company's   Articles  of
                                   Incorporation to change the Company's corporate name to "Nevada Chemicals, Inc." (the "Corporate Name Change"). A copy of the proposed amendment is attached as Appendix B to this Proxy Statement. (See "Proposal 2:
                                   Corporate Name Change.")

                                   (3) To transact such other business as may properly come before the Special Meeting or any adjournment(s) thereof.


Record Date:                       The close of business on July 10, 2001.


Shares Outstanding and             On the  Record  Date,  there  were  7,314,260
Entitled to Vote:                  shares  of  Common   Stock  of  the   Company
                                   outstanding, each entitled to cast one vote at the Special Meeting.


Quorum: The bylaws of the Company require that holders of a majority of the voting power of issued and outstanding Common Stock be in attendance at the Special Meeting, in person or by proxy, in order to constitute a quorum.


Required Votes:                    The  affirmative  vote of a  majority  of the
                                   outstanding   shares  of   common   stock  is
                                   required   to   approve   the   sale  of  the
                                   Explosives Business. The affirmative vote of a majority of the votes cast at the Special
                                   Meeting is required to approve the  Corporate
                                   Name Change.

THE AGREEMENT

Union Espanola de Explosivos--     International,   S.A.:   Union   Espanola  de
   MSI                             Explosivos--MSI      International,      S.A.
                                   ("UEE-MSI"),  is a newly-organized subsidiary
                                   of  UEE   formed   to  hold  the   Explosives
                                   Business'  foreign   subsidiaries  and  joint
                                   venture     interests,     Mining    Services
                                   International,    Inc.   (see   below),   and
                                   intellectual   property.    UEE-MSI's   North
                                   American  offices  will  be  located  at 8805
                                   South Sandy Parkway, Sandy, Utah 84070.

Mining Services International,     Mining   Services   International,   Inc.,  a
Inc.:                              Delaware Corporation  (formerly known as UMSI
                                   Acquisition    Corp.)    ("New    MSI,"   and
                                   collectively with UEE and UEE-MSI, "UEE"), is
                                   a   newly-organized   subsidiary  of  UEE-MSI
                                   formed specifically to hold and operate the Explosives Business located in North America.
                                   New MSI's North American offices will be located at 8805 South Sandy Parkway, Sandy,
                                   Utah 84070.

Conditions to Consummation         The  Purchase  Agreement  provides  that  the
   of the Asset Sale:              respective obligations of the Company and UEE
                                   to consummate the Asset Sale are  conditioned
                                   upon, among other things,  the fulfillment of
                                   the agreements and covenants contained in the
                                   Purchase Agreement, the continued validity of
                                   the  representations  and warranties  made by
                                   the parties, the lack of any material adverse
                                   change  to  the  Explosives   Business,   the
                                   approval of the Asset Sale by the Company's shareholders, approval of a working line of credit, and obtaining consents of certain third parties to the assignment of material contracts of the Explosives Business. (See
                                   "Risk Factors: Conditions to Closing of Sale of Explosives Business.")


Closing Date:                      If the  sale of the  Explosives  Business  is
                                   approved  by the  shareholders,  the  Company
                                   anticipates   consummating   the  transaction
                                   shortly  following  the Special  Meeting (the
                                   "Closing").  Pursuant  to  the  terms  of the
                                   amendment   dated  May  10,  2001  (the  "May
                                   Amendment")   if  the   Asset   Sale  is  not
                                   consummated by July 31, 2001, either party may terminate the Purchase Agreement.


Termination:                       The  Purchase  Agreement  may  be  terminated
                                   prior to the Closing upon the  occurrence  of
                                   certain   events,   including,   among  other
                                   things,  (a) by mutual written consent of the
                                   parties;  (b)  by the  Company  or UEE if the
                                   Asset Sale shall not have been consummated on
                                   or before July 31,  2001;  (c) by the Company
                                   or UEE if any governmental  entity has issued
                                   a permanent  injunction or prohibition of the
                                   transaction; (d) by the Company or UEE if the
                                   Company's  shareholders  fail to approve  the
                                   transaction;  (e)  by the  Company  if it has
                                   entered into a "Superior  Proposal,"  as that
                                   term is  defined in the  Purchase  Agreement,
                                   for  the  sale  of the  Company's  Explosives
                                   Business;  (f) by the  Company  if the  Board
                                   approves or recommends a "Superior Proposal,"
                                   and if the Company has complied  with certain
                                   provisions   set   forth   in  the   Purchase
                                   Agreement  regarding a  "Superior  Proposal;"
                                   (g)  by  UEE  if  the  Company   solicits  or
                                   commences    negotiations    concerning    an
                                   alternative  acquisition proposal; (h) by UEE
                                   if the Company's Board withdraws,  changes or
                                   refuses to  reaffirm  its  recommendation  to
                                   shareholders  to approve the Asset  Sale,  or
                                   recommends  an  alternative   transaction  to
                                   shareholders;  (i) by UEE if  discovery of an
                                   environmental condition within the Explosives
                                   Business  occurs which  could,  in UEE's sole
                                   opinion,   subject   UEE   to   environmental
                                   liability,     investigation,     audit    or
                                   proceeding; (j) by UEE if the Company shall have materially breached its obligations with respect to a "Superior Proposal;" (k) by UEE if a "Material Adverse Effect," has occurred or is likely to occur, as that term is defined in the Purchase Agreement; and (l) by either party if the other party materially breaches its representations or warranties or fails to perform its covenants or agreements and such breach continues without cure for a period of 30 days after the breaching party's receipt of notice.

Termination Fee:                   If the Purchase  Agreement is terminated as a
                                   result of certain  occurrences or reasons, as
                                   set forth in the Purchase Agreement, then the
                                   Company   will   be   obligated   to   pay  a
                                   termination fee of $200,000 to UEE, plus reimburse UEE for reasonable out of pocket expenses associated with the transaction, not to exceed $500,000.

Business Consequences of           If the  Asset  Sale is not  consummated,  the
Terminating The Purchase           Company   will   continue   to  conduct   the
Agreement:                         Explosives  Business and will re-evaluate the
                                   ways in which it can seek to maximize the value of this business. (See "Risk Factors.")



Financial Accounting               The  Company   will   recognize  a  financial
Consequences:                      accounting  loss of  approximately  $138,000,
                                   net of tax benefits. (See "Notes to Unaudited
                                   Pro     Forma     Consolidated      Financial
                                   Statements").


Federal Tax Consequences:          The sale of the Explosives  Business will not
                                   have  a  tax   consequence   for   individual
                                   shareholders of the Company solely as a result of their share ownership.

Fairness Opinion:                  Christenberry   Collet   &   Company,    Inc.
                                   ("CCCO"),   a  Kansas  City,   Missouri-based
                                   investment  banking firm, was retained by the
                                   Company  to  provide  an  opinion  as to  the
                                   fairness,  from a financial point of view, of
                                   the  consideration  to  be  received  by  the
                                   Company in the Asset  Sale.  After  reviewing
                                   the terms of the Asset Sale, the Company, the
                                   Explosives Business, the explosives industry,
                                   the Company's competitors, and other factors,
                                   CCCO  determined that the  consideration  the
                                   Company  will  receive  in the Asset  Sale is
                                   fair to the Company from a financial point of
                                   view. Because of the revision of the purchase
                                   price pursuant to the May  Amendment,  in May
                                   2001  CCCO   reexamined   the  terms  of  the
                                   transaction and determined that the revised consideration the Company will receive in the Asset Sale is fair to the Company from a financial point of view. A copy of CCCO's opinion letter to the Board, including all updates thereto, is attached to this Proxy
                                   Statement as Appendix C.

CORPORATE NAME CHANGE

Reasons for the Corporate          The  assets  being  sold to UEE  include  the
Name Change:                       right  to  use  the  name  "Mining   Services
                                   International"  that is  associated  with the
                                   Company's  explosives  products and services.
                                   As  a  consequence,  the  Purchase  Agreement
                                   requires   that  the   Company   change   its
                                   corporate   name  in   connection   with  the
                                   Closing.  The Board proposes that the Company
                                   change   its   corporate   name  to   "Nevada
                                   Chemicals, Inc." upon consummation of the transaction. A copy of the proposed amendment to the Company's Articles of Incorporation changing the Company's name is attached as Appendix B to this Proxy Statement.



SUMMARY PRO FORMA FINANCIAL INFORMATION OF THE COMPANY

         The following table sets forth selected unaudited pro forma financial data for the quarter ended March 31, 2001 and for the years ended December 31, 2000, 1999, and 1998, and summarizes the estimated pro forma effect of the sale of the Explosives Business on the Company's financial position and results of operations. The statement of operations data assumes that the Asset Sale occurred at the beginning of each of the respective periods and the balance sheet data assumes that the Asset Sale occurred on March 31, 2001. The pro forma data may not be indicative of the results of operations and financial position of the Company in the future, or as it might have been had the transaction been consummated on the respective dates assumed. As shareholder approval is required to dispose of the Explosives Business, the proposed disposal is not being reported in the historical financial statements and selected financial data as discontinued operations until such approval is obtained. The pro forma information is presented in the same format as the financial statements but it presents all periods since this transaction does qualify for discontinued operations treatment. The selected unaudited pro forma financial data should be read in conjunction with the Company's consolidated historical financial statements and Unaudited Pro Forma Consolidated Financial Information included elsewhere in this Proxy Statement. Please refer to the Company's financial statements attached to this proxy statement for further explanation and detail.



Statement of Operations Data:

                           Pro Forma Giving Effect to
                           Sale of Explosives Business


                                       Quarter Ended          Year Ended           Year Ended           Year Ended
                                       March 31, 2001       Dec. 31, 2000       Dec. 31, 1999(1)       Dec. 31, 1998
                                      -----------------     ---------------    -----------------      ----------------

Total revenue                         $        343,000      $    2,166,000      $     2,980,000       $     5,201,000
                                      -----------------     ---------------    -----------------      ----------------
Costs and expenses:
  Costs of sales                                40,000             144,000               73,000               302,000
  General & admin                              191,000             818,000              700,000               479,000
  Impairment of assets                               -                   -              776,000                     -
                                      -----------------     ---------------    -----------------      ----------------
Total costs and expenses                       231,000             962,000            1,549,000              789,000
                                      -----------------     ---------------    -----------------      ----------------


Income before provision
  for income taxes                             112,000           1,204,000            1,431,000             4,420,000


Provision for income taxes                     (39,000)           (337,000)            (553,000)           (1,554,000)
                                      -----------------     ---------------    -----------------      ----------------

Net income/income from
   continuing operations              $         73,000      $      867,000      $       878,000       $     2,866,000
                                      =================     ===============    =================      ================

Earnings per common share
   from continuing operations
  Basic                               $           0.01      $         0.12      $          0.12       $          0.39
                                      =================     ===============    =================      ================
  Diluted                             $           0.01      $         0.12      $          0.12       $          0.38
                                      =================     ===============    =================      ================



Balance Sheet Data:
                                 As of
                             March 31, 2001

  Total assets               $     21,964,000
  Total liabilities          $      1,801,000
  Stockholder's equity       $     20,163,000
-------------------------


(1) For the year ended December 31, 1999, the Company realized an extraordinary gain of $1,599,000 related to the extinguishment of a deferred obligation. As a result, the Company reported net income of $725,000 and earnings per share of $.10.

SUMMARY HISTORICAL FINANCIAL INFORMATION OF THE COMPANY




Operating Results Data:
                                                                               For the Year Ended
                                               March 31,                            December 31,
                                             ------------       ---------------- ----------------------------------
                                                 2001                 2000               1999               1998
                                             ------------       -------------       ------------      -------------

 Operating revenues                          $  8,886,000       $  39,130,000       $ 30,608,000      $  29,865,000
 Income (loss) from operations                   (547,000)         (5,715,000)        (1,209,000)         5,819,000
 Net income (loss)                               (400,000)         (4,031,000)          (874,000)         3,872,000

 Earnings (loss) per common
      share - diluted

      Income (loss) from
        continuing operations                        (.05)               (.55)              (.12)               .52

      Income (loss) extraordinary
        items                                           -                   -                .22                  -

      Net income (loss)                              (.05)               (.55)               .10                .52

 Cash dividends declared
      per common share                               .000                .000               .025               .025



Balance Sheet Data:
                                 As of
                             March 31, 2001

  Total assets               $     34,961,000
  Total liabilities          $      1,625,000
  Stockholder's equity       $     19,847,000

--------------------------------------------------------------------------------

                                  RISK FACTORS

--------------------------------------------------------------------------------



IMMEDIATELY FOLLOWING THE ASSET SALE, THE COMPANY'S BUSINESS WILL HAVE A NARROWED FOCUS.


         The sale of the Explosives Business will significantly narrow the focus of the Company. Following the sale, the Company will be primarily dependent upon the results of its Cyanco joint venture. Cyanco is a 50/50 joint venture between the Company's wholly-owned subsidiary, Nevada Chemicals, Inc. ("Nevada Chemicals") and Degussa Corporation. Cyanco manufactures and sells liquid sodium cyanide used in the extraction of gold and other metals from ore deposits in the western United States. While the Company believes that Cyanco is well positioned in its industry, the business of Cyanco is entirely dependent upon the gold mining industry, which has been severely depressed in recent years. In addition to Cyanco, the Company will also remain a joint venture partner with Chemicals Holding International in West Africa Chemicals. The Company has previously written off its investment in West Africa Chemicals for financial reporting purposes and currently recognizes income or loss only as cash is received or is distributed. The West Africa Chemicals joint venture has not been material to the Company's operations in the past and is not expected to be in the future. The Company is considering various strategic options with respect to West Africa Chemicals.

THE COMPANY WILL LACK MANAGEMENT, EMPLOYEES, AND INFRASTRUCTURE FOLLOWING THE ASSET SALE.

         Upon consummation of the Asset Sale, the Company will have a dramatically reduced number of employees, particularly at the management level. The Company's Cyanco joint venture will remain fully and independently staffed, and none of its employees, including its management, will be leaving to UEE as part of the sale of the Explosives Business. Dr. John T. Day, the Company's President and Chief Executive Officer, will remain in those capacities for the Company and continue devoting time to the management of Cyanco's day-to-day operations. Dr. Day will, however, also serve as a consultant to UEE following the Asset Sale, and is expected to do so for three years. The time Dr. Day will have available to devote to the Company's management and operations will vary, depending upon the demands of the Company and UEE. The remaining members of the Company's management and management of the Company's explosives subsidiaries in the United States will become employees of UEE. These include Duane Moss, David Reddick, Dr. Douglas Later, Richard Clayton, Wade Newman, Mitchell Green and John O'Brien. (See "Terms of the Asset Purchase--Related Agreements.") Upon consummation of the Asset Sale, the Company will have significantly reduced its personnel, other than those employed in connection with the Cyanco joint venture, to approximately three employees. The infrastructure to support the potential growth of the Company's business or to operate any business or investment that may be acquired by the Company in the future may need to be increased in the future. There can be no assurance that qualified individuals will be available on terms acceptable to the Company.

THE COMPANY WILL FACE FUTURE STRATEGIC ISSUES.


         The Company believes that the proceeds from the sale of the Explosives Business may enable it to expand the business and operations of the Company through strategic partnering, product expansion, acquisition, investment or other long-term business strategies. However, there can be no assurance that the Company will be able to find any suitable opportunity to expand or grow its business, either internally or externally. Any decision to use the proceeds to acquire assets or product lines or a new business will be made at the board level and will not be submitted to the shareholders unless shareholder approval of the transaction is required or the board determines shareholder approval would be advantageous. (See "Proposal 1: The Asset Sale--Plans for the Company Subsequent to the Asset Sale.")

FOLLOWING THE ASSET SALE, THE COMPANY WILL BE PRIMARILY DEPENDENT ON A SINGLE PRODUCT.

         On completion of the sale of the Explosives Business, the Company will be largely dependent on the results of Cyanco's operations. This joint venture manufactures and sells sodium cyanide to the gold mining industry in the western United States. The use of sodium cyanide in gold mining leaching is subject to significant regulation as a result of environmental and health concerns. Changes to the regulatory framework, the development of alternative leaching methods, or changes in the cost of raw materials could materially adversely impact the volume and profitability of sodium cyanide sales and hence the results of operations of Cyanco and the Company.

THE COMPANY WILL BE DEPENDENT ON THE CYANIDE AND GOLD MINING INDUSTRIES.

         The Company's Cyanco joint venture is dependent entirely upon the gold mining industry, because the sole use of the sodium cyanide Cyanco produces is in the mining of precious metals, primarily gold and silver. Gold prices, and therefore the gold mining industry, have been depressed for the last several years. Because the Company will be primarily relying upon Cyanco's results following the Asset Sale, general conditions in the gold mining industry will affect the Company's overall results much more directly than in the past. Continued depression, or further deterioration, in the gold mining industry may have material adverse effects upon the Company.

IF THE ASSET SALE IS NOT CONSUMMATED, THE COMPANY MAY NEED ADDITIONAL CAPITAL.


         If the sale of the Explosives Business is not consummated for any reason, the Company may require additional capital in order to fund capital expenditures necessary for anticipated growth. The Company had $1,989,000 in cash and cash equivalents at March 31, 2001, which may be insufficient to allow the Company to successfully expand the Explosives Business. The Company would require additional capital in order to expand through increased market share or acquisitions. The Company therefore expects that it may need to seek additional financing if the Asset Sale is not consummated. There can be no assurance that such financing would be available to the Company or, if available, could be obtained on terms acceptable to the Company.


THE FACTORS THAT HAVE NEGATIVELY AFFECTED THE EXPLOSIVES BUSINESS MAY CHANGE.

         The Company  has  entered  into the  agreement  to sell the  Explosives
Business to UEE based on current factors in the explosives industry. This industry may begin expanding in the future or competitive conditions in the industry may change in such a way as to make the Explosives Business more attractive and profitable. If this occurs subsequent to the sale, the Company will no longer have an interest in the Explosives Business and will not be able to benefit from the improved conditions. The Company has agreed that, with the exception of the Company's interest in the West Africa Chemicals joint venture, it will not operate in the explosives industry or own investments in companies operating in the explosives industry for seven years following the Asset Sale.

THERE ARE SEVERAL CONDITIONS TO THE CLOSING OF THE EXPLOSIVES BUSINESS SALE.

         There are several conditions to the closing of the sale of the Explosives Business. Even if the sale is approved by the shareholders, there can be no assurance that all of the other conditions will be met or waived by the parties. In such event, the sale of the Explosives Business would not be completed. These conditions include: no material adverse change in the Company or the Explosives Business, continued operation of the Explosives Business in the ordinary course, approval from necessary governmental agencies, approval of a working line of credit to UEE, and receipt of necessary third-party consents. If the transaction does not close for any reason, the Company will not be able to recover its costs and expenses incurred in connection with the proposed transaction, may be obligated to pay UEE a termination fee, and would be required to explore other alternatives for its Explosives Business.

NASDAQ MAY SEEK TO DELIST THE COMPANY'S STOCK FROM ITS MARKET.

         The Company's largest shareholder, the BLA Trust, received its shares from a shareholder who had been the subject of Nasdaq disciplinary proceedings in the past, and as a consequence, had agreed to a voting trust with respect to such shares. The Company and the BLA Trust have agreed that the shares held by the BLA Trust are no longer subject to the voting trust and will be permitted to vote at the Special Meeting. In the event that Nasdaq objects to this agreement or initiates further inquiries or proceedings against the Company and the BLA Trust, Nasdaq could seek to delist the Company's common stock. In the past, Nasdaq has taken the position that companies without active business operations do not meet its informal listing requirements. The Company believes that its active participation in the Cyanco and West Africa Chemicals joint ventures, and the leasing of its corporate office building, is sufficient to meet Nasdaq requirements. However, there can be no assurance that Nasdaq will not take the position that the Company is not actively engaged in business operations, and may therefore seek to delist the Company's common stock from the Nasdaq stock market. Additionally, if the trading price for the common stock does not remain above one dollar, Nasdaq would seek to delist the Company's common stock. If the Company's stock is delisted from Nasdaq for any reason, this could result in decreased investor interest in the stock and decreased information available about transactions in the stock, leading to reduced liquidity and perhaps reduced stock prices for the Company's shareholders.

THE USE OF THE PROCEEDS FROM THE ASSET SALE IS IN THE BOARD'S DISCRETION.


         Subject to certain potential adjustments, the Company will receive $6.35 million in cash upon the closing of the transaction, and expects to receive more than $1,200,000 over five years in principal and interest payments pursuant to the promissory notes from the Explosives Business transferred to UEE. The use and application of these proceeds has not yet been determined by the Board. Any future decision as to the application of these proceeds will be made by the Board. Any decision with respect to the acquisition of a new line of business, the expansion of the Company's existing business, or a shift in the business focus of the Company will not be submitted to the shareholders unless it is required to be approved by the shareholders under the Company's organizational documents, state corporate laws, the federal securities laws, or the requirements of Nasdaq, or the directors determine it to be advantageous to do so.

THE COMPANY MAY DETERMINE TO ACQUIRE AN INTEREST IN A PRIVATELY-HELD COMPANY WITHOUT AUDITED FINANCIAL INFORMATION.

         The Company could determine to acquire an interest in a privately-held company that does not have audited financial statements, requiring the Company to rely upon unaudited financial information with respect to that company. Additionally, such a transaction could require audited financials so that the Company may be precluded or delayed in completing the transaction due to the time and cost involved in conducting an audit.


A LOW STOCK PRICE FOR THE COMPANY'S COMMON STOCK MAY RESULT IN UNSOLICITED ACQUISITION PROPOSALS.

         Immediately following the Asset Sale, and before any uses are made of the Proceeds, the Company will be holding cash and cash equivalents equal to approximately one dollar for every outstanding share of the Company's common stock. If the Company's stock price remains near recent levels or declines, the Company may become the subject of unsolicited acquisition proposals.


THE COMPANY'S COMMON STOCK MAY BE DEEMED TO BE A "LOW-PRICED STOCK" AND SUBJECT TO CERTAIN REGULATORY REQUIREMENTS THAT LIMIT OR RESTRICT THE MARKET FOR SUCH STOCK.

         The SEC has defined a penny stock to be an equity security not listed on Nasdaq or a national securities exchange that has a market price or exercise price of less than $5 per share. Unless exempt, the rules require broker-dealers to deliver, prior to any transaction involving a penny stock, a disclosure schedule explaining important concepts involving the penny stock market, the nature of such market, terms used in such market, the broker-dealer's duties to the customer, a toll-free telephone number for inquiries about the broker-dealer's disciplinary history, and the customer's rights and remedies in case of fraud or abuse in the sale. Shares can only be sold to investors meeting certain suitability requirements. If the Company's common stock is or becomes subject to the existing rules on penny stocks, the market liquidity for the Company's common stock could be severely affected by limiting the ability of broker-dealers to sell the Company's common stock and the ability of shareholders to sell their shares in the secondary market.


THE COMPANY MAY BE FOUND TO BE AN "INVESTMENT COMPANY" UNDER THE 1940 ACT.

         If the Company utilizes the proceeds from the Asset Sale to acquire investment interests, it may become subject to the Investment Company Act of 1940. This would result in the Company being subject to increased administrative filing burdens, costs and oversight.

THE COMPANY MAY BECOME LIABLE FOR CERTAIN AMOUNTS UNDER THE PURCHASE AGREEMENT.

         The Company is potentially liable to UEE for various amounts if certain representations and warranties the Company made in the Purchase Agreement prove to be incorrect, or if previously unknown facts which adversely affect the Explosives Business are discovered. The maximum amount for which the Company could potentially be liable for is $5,000,000, should such an event or events occur.

--------------------------------------------------------------------------------

                           PROPOSAL 1: THE ASSET SALE

--------------------------------------------------------------------------------

BACKGROUND AND REASONS FOR THE ASSET SALE


         Over the past few years the Company has taken significant steps to prepare both the sodium cyanide business and the Explosives Business with multiple platforms for growth and to take advantage of industry opportunities as they become available. This has included focusing the Explosives Business on international niches, expanding the products offered to include packaged explosives and accessories and positioning its domestic and North American businesses so that it can effectively compete in the long run. The Company was also able to develop additional technologies, which have been patented, in the sodium cyanide business in order to provide additional products, which may have the potential to significantly increase the current sodium cyanide market available to the Company's joint venture in the Western U.S. and potentially other areas of the world.

         Management believes that the explosives services, sales and supply industry is a mature market dominated by competitors much larger than the Company, including Orica, Dyno Nobel, Sasol, UEE, Nelson Brothers and Austin Powder. Most of these competitors have been aggressive in consolidating the explosives industry over the last few years as the mining and quarry industries (which are the primary target industries for explosives) have also consolidated. Consequently, management of the Company believes that the growth of the Explosives Business must come relatively quickly and primarily from securing market share from other competitors. In order to be successful in competing for market share, management believes that the Company would need to be substantially larger to compete effectively and would need to continue making significant investments in capital assets, such as plants and equipment, securing raw material sources and developing new products. The Company also sees similar opportunities and challenges for growth and development in the sodium cyanide business. Given the limited size and cash resources of the Company, the need for improving profitable performance combined with the high cost of acquiring capital assets and new product development, management concluded that maximum value for the shareholders in both the short- and long-term could be realized through the sale or merger of the Explosives Business.

         The Board concluded that by adopting a strategy to sell or merge the Explosives Business, the Company would better be able to focus on the sodium cyanide business and other opportunities that may potentially be available to the Company in other specialized chemicals processing. The likely targets for sale or merger of the Explosives Business included entities already engaged in the explosives industry, which have an established capital infrastructure and major presence in the explosives market, thus having a reasonable likelihood of surviving the current consolidation or which could be positioned for later consolidation. The Company also considered other potential purchasers such as investment companies, but no serious investors materialized, presumably because the Company's size, market capitalization, limited market position in the industry, cash flow position, complexity in ownership structure and reporting requirements with joint ventures, and involvement in hazardous materials does not provide a desired template.

         In 1999, during the process of attempting to capitalize on the consolidation occurring in the explosives industry, John Day was approached by an independent company ("Company A") to discuss the potential purchase of a portion of the Company's Explosives Business. Preliminary discussions took place with another company ("Company B") regarding a merger or a purchase of the Company. In addition, the Company and another independent company ("Company C") mutually began discussions regarding a potential merger. Several other inquiries were made to key executives in other explosives and raw material companies with the intent to explore the potential interest in the Company's Explosives

Business. These discussions were informal and were carried on by several officers of the Company including John Day, David Reddick, Richard Clayton and Duane Moss. The Company began discussions with UEE in April, 2000.

         Company A and Company B withdrew after initial discussions and preliminary due diligence that occurred over a period of two or three months. Company C continued to explore the possibility of a merger with the Company or, alternatively, its Explosives Business. Discussions were held and were led, on behalf of the Company, either by the Chairman of the Board at that time, Nate Wade, or by Stephen Fleischer, a former board member, accompanied by certain officers of the Company, including John Day, Duane Moss and David Reddick. Consistently throughout those negotiations, the value of the Company acceptable to Company C was significantly inferior to the value offered by UEE, and the negotiations with Company C were therefore terminated. In addition to value, other considerations such as control over operations, availability of cash resources for further development of the cyanide business, and certain policy differences with respect to use of cash and future income were factors influencing the Board to accept a purchase proposal over the merger alternative. The negotiations concerning other potential transactions did not progress beyond the preliminary stages either because the discussions did not involve the sale of the Explosives Business as a whole or because it became clear that the valuations being used by these entities were lower than the Company was able to negotiate with UEE. Based on these developments, the Company agreed to enter into exclusive negotiations with UEE to finalize the details of the proposed transaction. This exclusivity agreement was entered into on July 31, 2000, and, pursuant to amendments, was subsequently extended to November 30, 2000.

         During this exclusive period, the Company retained the right to evaluate any proposals extended to it with respect to the Explosives Business, but agreed not to solicit any such proposals. No proposals superior to the terms of the transaction with UEE were received. Due to potential conflicts of interest to which certain members of management (the "Managers") of the Company were subject as a result of the request of UEE that they retain a management role and make a capital investment in the UEE subsidiary to be formed, the Board appointed Jim Sight, an independent Board member, as the lead negotiator for the Company in the transaction. He was primarily assisted by John Day, who is retaining his ownership in the Company, and by the Company's outside legal counsel. No Manager assisted UEE in any part of the negotiations and UEE was represented by its executive officers, outside legal counsel, and financial advisors. The Company and UEE ultimately reached a final agreement, which was signed on November 30, 2000, and the signature pages were placed into escrow. Following satisfaction of the conditions for release from escrow, which included delivery of the Company's and UEE's disclosure schedules in connection with the Purchase Agreement, delivery by the Company of ancillary agreements related to the sale, and the delivery to UEE of stockholder agreements by certain of the major stockholders of the Company, the signature pages were released from escrow and the agreement was publicly announced on December 13, 2000.

         As set forth above, the negotiations between the Company and UEE extended over a number of months. In April of 2000, John Day (the Company's President and CEO and a member of the Board) visited UEE's corporate offices in Madrid, Spain, where he met with Messrs. Sanchez-Junco, Castane, Magub, Olaso and Soto, members of UEE's management. Messrs. Magub, Soto and Olaso came to the United States in May of 2000, to visit certain of the Company's facilities and met with John Day and Garfield Cook (a director of the Company). At the beginning of June, 2000, Nate Wade and Jim Solomon (Board members), along with John Day and Duane Moss (a Vice-President of the Company, and its in-house general counsel) traveled to Spain and toured certain of UEE's operations there, where the parties held preliminary discussions regarding the terms of the transaction, prior to the performance of due diligence. Later in June of 2000, Messrs. Sanchez-Junco, Castane, Olaso and Soto and their professional advisors met in New York with Jim Sight (a Board member), John Day, Nate Wade and Jim Solomon, where initial price negotiations occurred. In July, Jim Sight, John Day, Duane Moss and David Reddick (Vice-President of the Company) traveled to Spain where they met with Messrs. Sanchez-Junco, Castane, Olaso, Soto, and Camino of UEE, along with their professional advisors, where the exclusivity agreement with UEE was negotiated.

         During August of 2000, following UEE's initial due diligence, Messrs. Olaso and Soto of UEE met in New York with all of the Managers and John Day, where discussions with the Managers occurred. Later in August Messrs. Olaso and Soto again met with all of the Managers in Salt Lake City. In September of 2000, Jim Sight, John Day, Duane Moss and outside counsel to the Company met in Spain with Messrs. Sanchez-Junco, Castane, Olaso, and Soto of UEE, along with their professional advisors, where negotiations regarding the Purchase Agreement and price occurred. Two meetings in October occurred in New York, in which UEE personnel, Messrs. Sanchez-Junco, Olaso, Soto, Gastene and Gastanaduy took part, along with Garfield Cook, John Day, the Managers and outside counsel for the Company, where the parties discussed the business items with respect to the Managers. In November of 2000, John Day, Duane Moss and outside counsel again met in Salt Lake City with Messrs. Olaso and Gastanaduy, where the parties negotiated the Purchase Agreement and related documents. John Day then met in New York with Messrs. Sanchez-Junco, Olaso, Soto and Gastanaduy for the signing of the Purchase Agreement later in November. The Managers had a meeting in March of 2001 in Salt Lake City with Messrs. Sanchez-Junco, Castane, Olaso, Soto and Camino, where discussions were held with respect to business plans of the explosives operations. During April, 2001, Jim Sight, John Day and Duane Moss again visited in Spain with Messrs. Sanchez-Junco, Castane, Olaso, Soto, and Camino, where certain terms of the Asset Sale were renegotiated, as discussed below.

         During the fall of 2000, the Board appointed Garfield Cook, the co-chairman of the board, to negotiate with the Managers and UEE to work out the details of the Managers' agreements with the Company. Because UEE strongly preferred that the Managers remain with the Explosives Business and acquire a stake of up to approximately 15% in the new company, Mr. Cook was charged by the Board to help provide an adequate method for assisting the Managers to finance such acquisition and to ensure that any remaining obligation of the Company to the Managers would be extinguished, including employment contracts, stock options, and any potential claims against the Company. Consequently, after several weeks of negotiations the Company agreed to provide a conditional deferred compensation plan of approximately $700,000 to the Managers, which UEE would assume upon closing of the transaction, to repurchase Company stock owned by certain of the Managers at $4.00, a premium over the trading value of the stock and to forgive a certain employee receivable of $4,000. Most of the Managers retained their own outside counsel to represent them in the negotiations between them and the Company and between them and UEE with respect to employment, stock subscription, stock pledge and loan agreements. In addition the Managers retained an independent investment advisor to assist them in evaluating an investment in UEE's explosives subsidiary from a financial point of view. The cost of the investment advisor was paid by UEE.

         In October 2000, the Company talked to two investment banking firms to discuss the potential of having them review the transaction and advise the board on the fairness of the transaction to the Company from a financial point of view. Due to the reputation and availability of CCCO to immediately begin an investigation, the board recommended that CCCO be retained to review the transaction and prepare an opinion as to the fairness of the transaction from a financial point of view. CCCO did not participate in the negotiations of the transaction with UEE.

         Subsequent to the execution of the Agreement with UEE, the Company's results from operations for the year 2000 fell below expectations. The Company and UEE had expected Tennessee Blasting, the Company's wholly owned subsidiary, to break even during its first full year of operations. Instead, Tennessee Blasting had a loss of approximately $1.1 million. This significant loss led UEE to believe that Tennessee Blasting would be unable to achieve the results that the Company and UEE had projected for it over the long term. These results led UEE to request a renegotiation of certain terms of the Purchase Agreement before closing, including the purchase price. Because the Company concluded that the underlying value of the Company had been negatively impacted by the results at Tennessee Blasting and to prevent UEE from invoking their right to terminate the Purchase Agreement based on a material adverse change to the business, the Company and UEE agreed to the May Amendment, which provided the following changes, among others, regarding the Purchase Agreement: (i) the purchase price was reduced to $6.35 million from the earlier agreed upon amount of $7.75 million, (ii) the date after which either party may terminate the Purchase
Agreement was extended to July 31, 2001, and (iii) changes were made to the purchase price adjustment mechanism and the treatment of certain accounts receivable. CCCO reviewed the amendments to the Asset Purchase Agreement and reviewed updated financials of the Company in order to update its previous opinion and concluded that the transaction was still fair to the Company from a financial point of view.


         On May 10, 2001 after several weeks of discussions, including meetings in both Madrid and Salt Lake City, the parties, in addition to the May
Amendment, also entered into a cooperation agreement (the "Cooperation Agreement"). Pursuant to the Cooperation Agreement, UEE and MSI agreed that MSI would consult with UEE on (i) personnel policies and procedures, (ii) decisions relating to financial and accounting matters, (iii) material expenditures and capital transactions, (iv) sales and marketing strategies, and (v) certain other development matters.


         The Company and UEE have discussed and agreed to the principal terms (but have not yet executed) an additional amendment to reflect two developments. The first is the resolution of a business conflict (the "ODA Business Conflict") that is a condition to the Agreement. This conflict existed because of conflicting provisions between (i) certain agreements entered into between UEE and a third party unrelated to the transaction and (ii) an existing supply agreement between O'Brien Design Associates, Inc. (a subsidiary of the Company) and a European explosives company. The ODA Business Conflict has been resolved by UEE obtaining a waiver from some of its obligations under the agreements referred to in clause (i) above. Moreover in order to transfer certain agreements without having to obtain third party consents (which are unrelated to the ODA Business Conflict), the Company and UEE have agreed in principal that UEE will acquire ODA rather than the assets held by ODA. Prior to Closing ODA will be merged into a newly formed limited liability company which will then be transferred to UEE.

         Furthermore,   the  Company  and  UEE  are  in  negotiations  with  the
individual minority owners of Tennessee Blasting Services to restructure its ownership and refinance it in light of its poor performance. To date, all but one of the minority owners of Tennessee Blasting have relinquished their ownership rights. Consequently, the Company effectively owns 91% of Tennessee Blasting compared to its previous ownership interest of 51%. The Company hopes to acquire a 100% ownership interest, which it will transfer to UEE, prior to the closing.

         As currently amended, the essential terms of the Asset Purchase Agreement include a cash payment at closing of $6.35 million (subject to certain adjustments as discussed under "Terms of the Asset Purchase" below), assumption by UEE of two intracorporate notes, the first of which is a $1,000,000 note payable to the Company over five years and the second of which is a $200,000 promissory note, and assumption or payment of essentially all of the liabilities associated with the Explosives Business, which as of March 31, 2001, totaled approximately $13.06 million. The cash portion of the purchase price will be paid from cash and credit facilities currently available to UEE.


         The  sale  to UEE  includes  all of the  Company's  explosives  related business, except West Africa Chemicals. West Africa Chemicals provides explosives services and supplies in Ghana, Africa. The Company is unable to sell its West Africa Chemicals interest to UEE in the Asset Sale due to restrictions with the Company's joint venture partner, which refused to consent to the transfer of the Company's interest. The Company is evaluating whether it would be more beneficial to continue, sell or discontinue this operation, subject to compliance with its joint venture agreements. (See "Business of the Company--West Africa Chemicals Joint Venture Interest.")

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board has determined that the terms of the Purchase Agreement and the Asset Sale are advisable and fair and in the best interests of the Company and its shareholders and have unanimously approved the Purchase Agreement and the transactions contemplated thereby. In reaching its decision to approve the sale of the Explosives Business to UEE, the Board considered the following factors:

              (a) The competitive position of UEE and the strategic fit of its business and the Company's Explosives Business that permitted it to agree to a purchase price that was acceptable to the Company;

              (b) The  terms  of the  transaction  with UEE as  compared  to the
         discussions  and  negotiations   with  other  entities   regarding  the
         Explosives Business or the Company;

              (c) UEE's commitment to hire all of the Explosives Business employees and to lease the Company's corporate office building;

              (d) The fact that other alternatives available to the Company to achieve its strategic objectives, such as expanding the business through acquisition or expansion, were limited in light of the Company's liquidity and capital resources and the difficulty of obtaining necessary financing;


              (e) The conclusion by CCCO, the investment advisor retained by the Company, that the terms of the Purchase Agreement, as amended are fair to the Company from a financial point of view;


              (f) The potential to use the cash generated by this transaction and by the ongoing sodium cyanide business to pursue other alternatives in seeking to build the business of the Company, rather than continuing to invest in the explosives industry; and


              (g) The Board's belief that there existed a general lack of investment interest in entities with a small capitalization engaged in mature industries, particularly those involving hazardous materials such as explosives and sodium cyanide, and the consequent difficulty of obtaining public funding for growth at the present time.


         In approving the sale of the Explosives Business, the Board also considered certain negative aspects of the proposed transaction, including the following:

              (a) The fact that the Company has expended significant resources in preparing the Explosives Business for growth and development, which has not been fully achieved due to the industry downturn in recent years, may now begin to show improvement due to recent increases in coal production world-wide if the energy shortage continues;

              (b) The possibility that the explosives industry could expand or that competitive factors in the explosives industry could change in such a way as to favor the Explosives Business at a time at which the Company no longer holds an interest in that business;

              (c) The uncertainty  that exists as to whether the Company will be
         able  to  utilize  the  proceeds   from  the  Asset  Sale  to  increase
         shareholder value and provide ongoing liquidity for the Common Stock;

              (d) Due to the narrowed focus of the Company, the uncertainty of whether the Company will continue to be qualified to trade on the Nasdaq National Market;

              (e) The fact that $1,000,000 of the purchase price is payable by way of a note which can be offset by obligations to UEE arising out of purchase price adjustments, uncollected receivables, or the Company's indemnification obligations;

              (f) The fact that the sale of the Explosives Business will result in nearly all of the Company's current management team leaving the Company and becoming employees of UEE;


              (g) The fact that in connection  with most of the management  team members leaving the Company and becoming employees of UEE, the Company has agreed to purchase an aggregate of 101,191 shares of the Company's common stock held by such management employees for above market prices on consummation of the Asset Sale. (See "Terms of the Asset Purchase--Related Agreements.");


              (h) The fact that the Transaction would create a financial accounting loss of approximately $138,000;

              (i) The fact that the adjustments to the purchase price provide for less money to be paid to the Company in the event that the net assets of the Company at Closing are less than the June 30, 2000 net assets (less $400,000) or that UEE is unable to collect the accounts receivable assigned to it, and that the Purchase Agreement contains no reciprocal provision requiring UEE to increase the amount paid to the Company if the net assets at Closing exceed the target amount or UEE collects more of the accounts receivable than anticipated;

              (j) The fact that members of the Company's management have interests in the Asset Sale that are different from and in addition to the interests of shareholders; and

              (k) The fact that CCCO relied upon certain information that it was supplied by the Company without independent verification of such information, including financial information and public filings by the Company with the Securities and Exchange Commission.


         After considering the matter, including the factors described above, the Board unanimously determined that the Purchase Agreement and the Asset Sale are advisable and fair and in the best interests of the Company and its shareholders. This discussion of the information and factors considered and given weight by the Board is not intended to be exhaustive, but is believed to include all material factors considered by the Board. In reaching the determination to approve and recommend the Purchase Agreement, the Board did not assign any relative or specific weight to the foregoing factors, and individual directors may have given differing weights to different factors.

PLANS FOR THE COMPANY SUBSEQUENT TO THE ASSET SALE

         Following the Asset Sale, the Company will continue to own its Cyanco joint venture interest and will focus its attention and resources primarily on Cyanco's operations. Cyanco is expected to be unaffected by the Asset Sale, and will continue to own its technology and all its other assets. Cyanco is a joint venture with Degussa Corporation, in which the Company has a 50% interest, held by the Company's wholly-owned subsidiary, Nevada Chemicals. In connection with the Company's role in the management and operation of Cyanco, the Company receives a management fee equal to 1 1/2% of Cyanco's annual gross sales. Cyanco produces liquid sodium cyanide for use in the extraction of gold and other metals from ore deposits in the western United States. (See "Business of the Company.") The Company will also be retaining its interest in West Africa Chemicals, a joint venture that has explosives operations in Ghana, Africa. The Company will be evaluating its West Africa Chemicals interest and exploring available options with respect to it.


         The application of the proceeds received from the Asset Sale has not yet been determined. Amounts received will be retained by the Company and invested in short-term securities, during which time the Board will evaluate strategic alternatives regarding the use of the proceeds. The proceeds may be used for one or more possible alternatives, including expansion, acquisition, redemption of stock, dividends, or working capital. It is not anticipated that the approval of the shareholders will be sought with respect to the application of the proceeds unless required, or the Board determines that it is in the best interests of the Company to do so. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations.")

TERMS OF THE ASSET SALE


         The following is a summary of the material aspects of the Purchase Agreement and is qualified in its entirety by the terms of the Purchase Agreement and amendments thereto included with this Proxy Statement as Appendix A which is incorporated herein by this reference.


Sale of Assets


         Under the terms of the Purchase Agreement, the Company will sell to UEE essentially all of the assets and operations associated with its explosives activities, other than the Company's West Africa Chemicals joint venture interest. Included in the sale will be the manufacturing facilities of the Company and its various patents, technology, contract rights, customers, license agreements, and know-how with respect to the design, manufacturing, and marketing of explosives products and services. The Company will also transfer all cash, cash equivalents, inventory, sales orders, accounts receivable, and operating records associated with the Explosive Business to UEE. The name "Mining Services International," which has traditionally been associated with the Company's explosives operations, is also being sold to UEE. UEE will assume essentially all of the liabilities of the Company associated with the Explosives Business other than contingent liabilities, including United States deferred tax liabilities. These liabilities were reflected on the March 31, 2001 balance sheet of the Company at approximately $13.06 million.

         In addition to its Cyanco and West Africa Chemicals joint venture interest, the Company will retain certain items of office equipment, furniture and fixtures, the real estate and buildings in Sandy, Utah currently used as the Company's corporate offices (which will be leased to UEE following the Asset
Sale), the Company's tax refunds, certain of the Company's receivables, assets of the Company that are not used primarily in the Explosives Business, and other various items that are immaterial in nature. The Company will retain its 401(k) plan and all tax liabilities and refunds from its subsidiaries, except for those associated with Turon-MSI. The Company's partially self-funded health insurance plan and other benefits accrued by employees of the Explosives Business will be assigned to UEE in connection with the Asset Sale. The Company will retain the liabilities associated with the Company's remaining employees and the employees of Cyanco under its partially self-funded health insurance plan. The Company will also retain liabilities not associated with the Explosives Business in the approximate amount, as of March 31, 2001, of $2.054 million, consisting primarily of a deferred tax liability of $1.587 million.

         In connection with the closing of the Asset Sale, the Company will terminate all of the employees associated with the Explosives Business. However, UEE has agreed to make employment offers to all of such employees, with the intent of maintaining similar salaries and benefits following the Asset Sale. Consequently, it is anticipated that essentially all of the Company's employees working with the Explosives Business will become employees of UEE and will continue to perform essentially the same functions that they currently perform in connection with the Explosives Business, which will minimize the potential obligation and exposure of the Company with respect to the employee terminations. Dr. John T. Day, the Company's President and Chief Executive Officer, will remain with the Company in those capacities, but will also serve as a consultant to UEE, for what is expected to be a term of three years. Dr. Day believes that he will have sufficient time available to him to continue to manage the Company and its remaining operations. In connection with the transaction, the remainder of the Company's management team, including managers of its United States wholly-owned subsidiaries, have agreed to become employees and investors in the newly formed subsidiary of UEE, UEE-MSI, that will acquire the Explosives Business. These include Duane Moss, senior vice-president and general counsel to the Company; David Reddick, vice president and director of operations; Dr. Douglas Later, vice-president in charge of research and development; Richard Clayton, vice president and director of marketing; Wade Newman, chief financial officer; Mitchell Green, president of Green Mountain Explosives; and John O'Brien, president of O'Brien Design Associates.

Explosives Business Assets and Interests


         The assets being sold to UEE include cash, receivables, inventory, prepaid expenses, fixed assets, land and improvements, and intangible assets associated with the Explosives Business. The real property and buildings being sold are currently held by the Company's wholly-owned subsidiary, Green Mountain Explosives, which owns real property and land in New Hampshire. UEE will acquire all of the assets and specified operating liabilities of Green Mountain Explosives, but the entity will remain as a non-operating subsidiary of the Company. UEE is also acquiring all of the Company's interest in O'Brien Design Associates and Tennessee Blasting Services.


         UEE will also acquire all of the Company's foreign subsidiaries and joint venture interests other than the Company's interest in West Africa Chemicals. The entities and interests being sold to UEE represent explosives operations in Colombia, Russia, and Uzbekistan, as well as entities engaged in activities that support its explosives operations.

Assumed Liabilities


         UEE will assume all liabilities reflected on the June 30, 2000 balance sheet of MSI associated with the Explosives Business and all liabilities arising subsequent to June 30, 2000, in the ordinary course of conducting the Explosives Business. These liabilities include accounts payable and certain other accrued liabilities associated with the Explosives Business. In addition, UEE will assume the obligations of the Company under the terms of all contracts transferred to UEE in connection with the Explosives Business, including its obligations under leases with respect to leased equipment and real property and buildings, all guaranties associated with the Explosives Business, and all liabilities from commitments, quotes, and bids made in connection with the Explosives Business. UEE will also assume an aggregate of $40,000 of warranty work with respect to products previously sold by the Company. The Company must pay for any warranty claims over this amount. UEE is also assuming the $700,000 liability associated with a deferred compensation plan covering members of the Company's current management team (see "Related Agreements"). UEE is also the guarantor, or will assume, obligations to repay $1.2 million advanced internally by MSI to the Explosives Business. Of this amount, $200,000 bears interest at the Company's borrowing rate and is due December 31, 2001. The promissory note for the remaining $1 million bears interest at 8-1/2% per annum and is payable over a five year period. The amount of direct liabilities to be assumed by UEE totaled approximately $13.06 million as of March 31, 2001.

         The Company will continue to have responsibility for all liabilities not associated with the Explosives Business. In addition, the Company will be responsible for all contingent liabilities associated with the Explosives Business that are not reflected on the Company's balance sheets. Included within these retained liabilities are liabilities associated with the Company's Cyanco and West Africa Chemicals joint ventures, certain liabilities that may prove unassignable to UEE, potential environmental, insurance and tax liabilities, potential tort or product liabilities, certain potential liabilities with respect to employees, encumbrances on certain assets, and any potential liabilities associated with litigation matters brought against the Company. The liabilities reflected on the Company's balance sheet that will be retained by the Company totaled approximately $1.801 million at March 31, 2001, of which approximately $1.587 million represented deferred income taxes.


The Purchase Price


         The purchase price UEE will pay for the Explosives Business, as revised by the May Amendment, will include a cash payment to be made on the Closing Date of $6.35 million, assumption by UEE of obligations to the Company in the amount of the $1,200,000 with interest, of which $200,000 is payable by December 31, 2001 and the remaining $1,000,000 is payable over five years, and assumption by UEE of approximately $13.06 million (as of March 31, 2001) of the Company's direct liabilities. The $1 million obligation bears interest at 8 1/2% per annum, and will be paid in annual installments of principal and interest. The obligation of UEE under this note may be offset by any amounts due to UEE from the Company as a result of a purchase price adjustment or the Company's indemnification obligation under the terms of the agreement. UEE will fund the purchase of the Explosives Business through its own cash and available lines of credit.

         The purchase price is subject to two potential adjustments. The first adjustment is based on a target value of the net assets associated with the Explosives Business. Subsequent to the closing, the parties will prepare a balance sheet for the Explosives Business, reflecting the assets and liabilities transferred to UEE in accordance with generally accepted accounting principles, except (i) depreciation or amortization subsequent to June 30, 2000, (ii) the impairment of the assets of the Explosives Business recognized on the Company's December 31, 2000 balance sheet; and (iii) any operating loss attributable to Tennessee Blasting Services from May 25, 2001 until closing. In the event that the net assets (assets minus liabilities), determined as set forth above, are more than $400,000 less than the net asset value of the Company at June 30, 2000 of $11,514,709, the purchase price will be reduced. The agreement did not contain a provision for an upward adjustment to the purchase price for the following reasons. The parties negotiated a cushion of $400,000 below the net value of the assets at June 30, 2000 to provide some protection to MSI. Based on the recent results of operations of MSI prior to the execution of the agreement, and anticipating that the transaction would close in the near future, it was not anticipated that the net asset value would increase prior to closing. Finally, the purchase price was primarily based on expectations about future performance of the Explosives Business, rather than the value of the assets and the adjustment was designed to protect UEE from an unexpected additional liability that might be discovered prior to closing. If a dispute arises with respect to the balance sheet or the net asset value transferred to UEE, the matter will be submitted for resolution to a mutually agreeable independent accounting firm for resolution. Based on the preliminary financial information currently available to it, management of the Company does not believe that the purchase price adjustment based on the net asset value at the Closing will be material. These preliminary numbers are, however, subject to change. If the Company is responsible to UEE for any amounts according to the foregoing, it must pay UEE within twenty days of the definitive resolution of the issue.


         The second potential adjustment is based on the collection of certain accounts receivable transferred to UEE. In the event that UEE has been unable to collect the accounts receivable, less an agreed upon reserve of $153,000, within 260 days of closing, UEE may reassign the uncollected accounts receivable to the Company and the purchase price will be reduced on a dollar for dollar basis. Accounts receivable owed by Tennessee Blasting Services to the Company are not included in the definition of "Accounts Receivable." Because of significant changes in its business, the Company is not currently able to estimate the likelihood of an adjustment based on the collection of the receivables.

Closing

         The Asset Sale will be consummated only if the Purchase Agreement is approved and adopted by the requisite votes of the holders of the Company's Common Stock. The closing of the transaction contemplated by the Purchase Agreement also is subject to the satisfaction of certain other conditions specified in the Purchase Agreement, unless such conditions are waived by the party in whose favor the condition runs (to the extent such waiver is permitted by law). The failure of any such condition to be satisfied, if not waived, would prevent consummation of the Asset Sale.

         The  obligations  of UEE to  consummate  the  Asset  Sale  and  related transactions are subject to satisfaction of, among others, the following conditions: (i) the representations and warranties of the Company contained in the Purchase Agreement will be true and correct in all material respects as of the Closing Date; (ii) the Company will have performed and complied with all of its covenants under the Purchase Agreement in all material respects through the closing; (iii) the Company will have procured all required third-party consents;
(iv) there shall have been no material adverse change in the business, property, operations, financial condition, or business relationships of the Company; (v) no action, suit, or proceeding will be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would prevent or prohibit consummation of any of the transactions contemplated by the Purchase Agreement, impose any material limitations on UEE's right to purchase or own some or all of the assets; (vi) the Company has delivered to UEE a certificate to the effect that each of the conditions specified in (i), (ii), (iii) and (iv) above is satisfied in all respects; (vii) all actions to be taken by the Company in connection with consummation of the transactions contemplated by the Purchase Agreement and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated by the Purchase Agreement will be reasonably satisfactory in form and substance to UEE; (viii) the shareholders of the Company shall have approved the transaction; (ix) the parties shall have entered into a lease with respect to the Company's corporate office building;
(x) UEE shall have received an adequate opinion from the Company's counsel; (xi) a line of credit reasonably acceptable to UEE shall have been procured; (xii) the Company shall have entered into a license agreement with Bulk Mining Explosives with reasonably acceptable terms, which condition has already been fulfilled by the Company; (xiii) certain required certificates relating to non-foreign status and tax matters shall have been received by UEE; (xiv) the parties shall have resolved the business conflict regarding the Company's O'Brien Design Associates subsidiary, which condition has been fulfilled by the parties; (xv) the Company shall have changed its corporate name in a manner acceptable to UEE; and (xvi) UEE shall have completed a due diligence review that does not reveal any facts, developments or circumstances that cause or would be reasonably likely to have a material adverse effect upon the Explosives Business.

         The obligations of the Company to consummate the transactions to be performed by it in connection with the closing are subject to satisfaction of the following conditions, among others: (i) the representations and warranties of UEE contained in the Purchase Agreement are true and correct in all material respects as of the Closing Date; (ii) UEE has performed and complied with all of its covenants under the Purchase Agreement in all material respects through the closing; (iii) no action, suit, or proceeding is pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would prevent consummation of any of the transactions contemplated by the Purchase Agreement;
(iv) UEE will have delivered to the Company a certificate to the effect that each of the conditions specified in (i) and (ii) above is satisfied in all respects; (v) the transactions contemplated by the Purchase Agreement are approved by the Company's shareholders; (vi) all necessary consents and approvals shall have been received; (vii) the Company shall have been relieved from its line of credit obligations; (viii) the resolution of the business conflict regarding the Company's O'Brien Design Associates subsidiary shall be acceptable to the Company, which condition has been fulfilled; (ix) UEE shall have guaranteed the payment of the Promissory Note; and (x) the parties shall have entered into a lease with respect to the Company's corporate office building.


Related Agreements

         In connection with the Purchase Agreement, the parties also agreed to enter into a number of related agreements. The Company and UEE will execute a lease agreement for the real property and improvements located in Sandy, Utah, historically used by the Company for its corporate headquarters, upon the closing of the transaction. The lease will be for one year, with an option for an additional year, at a rent based on the rents paid for like properties in the area.

         As a material term of the Asset Sale, UEE required that an acceptable minimum number of the Company's current management team become employees of UEE. As an incentive for such management team members to do so, and to thereby facilitate the Asset Sale, the Company agreed to enter into a deferred compensation plan whereby management level employees who agreed to become employees of UEE would receive certain deferred compensation amounts upon fulfilling the terms of such plan, including employment with UEE for a specified period of time. The following eight management team members of the Company are eligible to collectively receive $700,000 upon the satisfaction of the terms and conditions of the deferred compensation plan: Dr. John Day, Duane Moss, David Reddick, Dr. Douglas Later, Richard Clayton, Wade Newman, Mitchell Green and John O'Brien. Except for Dr. Day, each of the above managers has agreed to become an employee of UEE (excepting Dr. Day, each a "Manager," and collectively the "Managers"). Dr. Day will remain an employee of the Company and will not be an employee of UEE, but will have a consulting arrangement with UEE. In connection with the Asset Sale, UEE has agreed to assume all obligations of the Company under the deferred compensation plan. Since the plan is contingent on closing the transaction with UEE, the Company has no potential liability under such plan (including the amount allocated to Dr. Day), whether or not the Asset Sale is ultimately consummated.


         The Managers will also become investors in UEE-MSI, UEE's newly-formed explosives subsidiary. The Managers retained an investment advisor to assist them in analyzing their potential investment in UEE-MSI. UEE paid the fees of this investment advisor, which fees were not dependent on whether or not the Managers invested. Each Manager will make an investment consisting of cash, a recourse and/or non-recourse note, and the forgiveness of the amount due to the Manager under the deferred compensation plan assumed by UEE. The portion allocable to Dr. Day in the deferred compensation plan is not being applied to an ownership interest in UEE's new explosives company and Dr. Day will not be an equity holder in UEE-MSI. None of the Managers, nor John Day, hold or are acquiring an interest in the UEE parent company.

         As an inducement to the Managers to become employees of UEE and investors in the new UEE explosives company, and in order to facilitate the consummation of the Asset Sale and satisfy terms set by UEE, the Board has agreed that the Company will purchase shares of the Company's common stock owned by five of the Managers (Mr. Moss, Mr. Reddick, Dr. Later, Mr. Newman and Mr. Green) for four dollars ($4) per share, upon the closing of the Asset Sale. The board determined that the $4 price was acceptable, despite the lower trading price in the market, in part because of the rights to employment benefits and stock options waived by the Managers as set forth below. The purchase of the shares will result in an aggregate payment of $238,728 for 59,682 shares of the Company's common stock held by these five Managers. Furthermore, the Board has agreed that the 13,500 shares of the Common Stock owned by Mr. Clayton will be purchased for forgiveness of the $58,000 of principal amount he owes the Company, pursuant to a loan the Company provided to him in 1998, at an interest rate equal to the 30-day LIBOR rate plus 1%. Mr. Clayton will remain responsible for the interest accrued and owing on such loan. In the case of Mr. O'Brien, the Company will be satisfying its obligations to Mr. O'Brien under a prior contract by purchasing 28,009 shares of common stock for nine dollars and ninety-two cents ($9.92) per share. The Company's obligations arose under the terms of a contract entered into in connection with the Company's purchase of O'Brien Design Associates in 1998 from Mr. O'Brien and his wife, Martha O'Brien.


         Each of the Managers has entered into an agreement with the Company that releases the Company from substantially all obligations subsequent to the Asset Sale that any Manager may be entitled to from the Company, including: all compensation, future participation in the Company's employee benefit plans, stock option agreements, and any potential claims to which the Managers may otherwise be entitled with respect to their employment with the Company. These rights will be waived without additional consideration.

         Dr. John Day will enter into a three-year consulting agreement with UEE to provide technical and international business development services. Under the terms of the agreement, Dr. Day will initially provide from approximately 77 to 123 hours of time to UEE on a monthly basis, decreasing to approximately 77 hours per month by the end of the three-year term. Dr. Day will receive a monthly fee based on the time he spends consulting for UEE, which is expected to range from $9,250 to $14,900. Dr. Day believes that he will have sufficient time available to manage the Company and its remaining business operations. Dr. Day will be paid a deferred compensation amount by UEE of $50,000 on the first anniversary of the consulting agreement, $50,000 on the second anniversary, and $75,000 on the third anniversary. Dr. Day will be prohibited from engaging in business competitive to that of UEE during the term of the consulting agreement, and for two years after its termination. Dr. Day and the Company will, however, be permitted to continue operating and owning the Company's West Africa Chemicals joint venture, on a scale similar to that on which such operations are now being conducted.


         The foregoing discussion of cash, deferred compensation and stock repurchases is summarized in the table below. Each of the following members of the Company's management team, except for John Day, will become employees of UEE. John Day will provide consulting services to UEE pursuant to a consulting agreement that has not yet been finalized. Each of the following Managers are also relinquishing all rights they have under employment or termination agreements with the Company. The terms of these arrangements have been agreed to by the parties, but final documents have not been signed. Consequently, the terms with respect to any specific Manager could change prior to closing.




                          MSI Stock to be                                                   Amount of
                          re-purchased by                        Potential ownership        Deferred
                            the Company         Ownership in        in new UEE/MSI        Compensation       Remaining
                             (shares)/          new UEE/MSI           five years           Payable by        MSI Stock
         Name               ($ amount)*          at Closing       following Closing            UEE           (Shares)**
         ----            ----------------       ------------     -------------------      -------------      ----------


John Day                None                        None                None               $175,000           600,804
Duane Moss              23,803/$95,212              2.488%              3.667%             $115,000           16,000 held
                                                                                                              in MSI 401K
Richard Clayton         13,500/$54,000***           1.231%              2.1%               $85,000            None
David Reddick           23,979/$95,916              2.154%              3.333%             $115,000           None
Douglas Later           5,000/$20,000               1.731%              2.5%               $75,000            None
Jack O'Brien****        28,009/$277,850             0.821%              0.821%             $50,000            None
Mitch Green             900/$3,600                  0.821%              0.821%             $50,000            None
Wade Newman             3,000/$12,000               0.872%              0.872%             $35,000            None
-------------------------



* The repurchase of MSI shares at $4.00 per share, which represents a premium over the currently trading price on the Nasdaq market, was provided to the Managers in part as compensation for releasing the Company from all obligations with respect to stock options, certain accrued benefits, release of employment or termination agreements, and any other claims which the Managers may have against the Company.

**       Amounts do not  include any current  options for the  Company's  common stock held by the Managers, which will be relinquished upon Closing. Dr. Day's total does include options to acquire 49,500 shares that are currently exercisable.

***        Richard   Clayton's  repurchase  of stock by the Company will be used to pay a current obligation of his to the Company and the Company is forgiving an additional $4,000 owed by him to the Company pursuant to a loan the Company made to him, in the amount of $58,000, in 1998. The current outstanding loan with accrued interest, at an interest rate equal to the 30-day LIBOR rate, plus 1%, is approximately $62,220, which would leave an outstanding balance to be paid by Mr. Clayton to the Company following the Asset Sale of approximately $4,220.

**** The price of $9.92 per share for the repurchase of the MSI shares owned by Jack O'Brien is to satisfy the Company's obligations under a purchase agreement to acquire O'Brien Design Associates entered into by him, his wife Martha and the Company. The 28,009 shares were valued at $9.92 in 1998 and the agreement provided that should the value of the shares decrease, the O'Brien's would be compensated once the manufacturing plant was built and operational. Since the conditions of the agreement have been substantially complied with, the Company agreed to pay out the obligation to the O'Brien's at Closing.

         Shareholders of the Company holding an aggregate of 46% of the issued and outstanding stock entered into stockholder agreements with UEE pursuant to which they agreed to vote in favor of the proposals of management. Each of the shareholders agreed not to sell or transfer shares subject to the agreements, except in accordance with the terms of the agreements. The shareholders also agreed not to respond to inquiries they may receive with respect to competing proposals to acquire the Company or the Explosives Business. The shareholders of the Company who entered into the stockholder agreements with UEE are the BLA Trust, a principal shareholder of the Company, Bryan Bagley, a trustee of the BLA Trust and a director of the Company, John Day, chief executive officer, and a director, of the Company, Nate Wade, Co-Chairman of the Board and a director, and the Family Partnership of Lex Udy, who retired from the Company in 2000 and is a former officer and director. None of the above mentioned parties are affiliated with UEE in any manner, other than Mr. Day's agreement to provide consulting services to UEE subsequent to the closing. None of the Managers are parties to the foregoing shareholders agreement.

         In order to facilitate the cooperation between UEE and the Company until the Closing Date, UEE and the Company have entered into a Cooperation Agreement. The agreement essentially provides a waiver of liability and indemnification to UEE for consultation and input into decision-making processes of the Company necessary so that the Company can carry on business in the ordinary course, while providing UEE with assurance that their input is considered until the Purchase Agreement is terminated or the transaction is closed. Either party may terminate the Cooperation Agreement upon prior notice.

Representations and Warranties

         The Purchase Agreement contains various representations and warranties. Both the Company and UEE make representations concerning (i) the due organization, authority, and power of the parties and similar corporate matters;
(ii) the authorization, execution, delivery, and enforceability of the Purchase Agreement; (iii) the lack of conflicts under charters or bylaws or violations of agreements or laws as a result of the transaction; (iv) the lack of any agreements with finders; and (v) the accuracy of the information supplied by the parties. UEE also represents that it has access to sufficient funds to complete the transaction. The Company additionally provides representation with respect to (i) the accuracy and completeness of financial information; (ii) absence of adverse changes to the Explosives Business; (iii) the extent of the liabilities associated with the Explosives Business; (iv) the insurance carried by the Company with respect to the Explosives Business; (v) the completeness and accuracy of previous tax filings; (vi) real property matters; (vii) certain environmental matters; (viii) the Company's title to the assets being transferred and the condition of such assets; (ix) the continued viability of the contracts being assigned; (x) the leases being assigned; (xi) the quality of the inventory and accounts receivable being assigned; (xii) labor matters and employee benefit plans; (xiii) the transactions with affiliated persons; (xiv) the current status and pay scale of employees associated with the Explosives Business; (xv) the intellectual property being transferred; (xvi) litigation and other claims against the Company; (xvii) the availability of necessary permits to conduct the Explosives Business and the compliance of the Company with laws applicable to the Explosives Business; and (xviii) the adequacy of the books and records associated with the Explosives Business.

Operations of the Company Prior to Closing

         The Company has agreed to continue to operate the Explosives Business in the ordinary course and in accordance with certain restrictions set forth in the Purchase Agreement. The Company is obligated to use commercially reasonable efforts to preserve its business organization, customers, suppliers, and employees, to maintain necessary permits, and preserve its intellectual property. Among other things, the Company has agreed that except as otherwise expressly provided by the Purchase Agreement, or as UEE may otherwise consent to in writing, the Company shall not engage in any activity or enter into any transaction outside of the ordinary and usual course of the Company's business or which would be inconsistent with the Company's past practice or with the terms of the Purchase Agreement or which would render inaccurate as of the Closing any of the representations and warranties set forth in the Purchase Agreement. The Company is prohibited from incurring short-term debt in excess of $50,000, materially modifying its contracts, changing its compensation arrangements, terminating insurance coverage or taking other actions that may adversely affect the business. In addition the Company and UEE have entered into the Cooperation Agreement previously described, which provides for cooperation in decision making until the Closing.

No Solicitation Provision

         The Purchase Agreement provides for the Company to recommend that shareholders approve the sale of the Explosives Business to UEE, unless the Company receives an unsolicited offer to acquire the Explosives Business that, in the good faith opinion of the Board, is superior to the terms of the transaction negotiated with UEE. The Company, its officers and its advisors are prohibited from soliciting any offers, engaging in negotiations, or providing information to any other potential purchaser of the Explosives Business unless it receives an offer that is better than the terms of the transaction with UEE.

         In the event that the Company receives such an unsolicited "superior proposal," the Board, pursuant to its fiduciary obligation to seek the best value for the shareholders, would consider such offer and, if the final terms of such offer were superior to those made by UEE, taking into account amounts the

Company would have to pay in termination fees and reimbursement of costs to UEE, would recommend such offer to the shareholders. Absent receipt of a superior offer, the Board has agreed to continue to recommend the sale of the Explosives Business to UEE on the terms set forth in the Purchase Agreement.

Non-Competition Obligations

         Except for continued ownership in the Company's West Africa Chemicals joint venture, the Company has agreed that in connection with the sale of the Explosives Business to UEE, it will not engage in any business that competes with the Explosives Business for a period of seven years after the Closing. In addition, for a period of two years following the Closing Date, the Company has agreed not to solicit or attempt to employ any employee of the Explosives Business.

Termination of the Purchase Agreement

         The Purchase Agreement may be terminated under any of the following circumstances:

              (a) Upon the mutual consent of all parties;

              (b) By UEE or the Company if there is any litigation or governmental action brought or threatened against the transaction;

              (c) By either party if the Closing has not occurred by July 31, 2001;

              (d) By either party if the Company's shareholders fail to approve the Asset Sale at the Special Meeting;

              (e) By UEE if (i) the Company breaches any representation, warranty, or covenant contained in the Purchase Agreement and fails to cure such breach within 30 days; (ii) the Board withdraws or modifies in any manner adverse to UEE its recommendation to the shareholders;
         (iii) the Company materially breaches its obligations under the "no shop" provision; (iv) an environmental liability associated with the Explosives Business is discovered; or (v) a "Material Adverse Effect" has occurred or is likely to occur, as that term is defined in the Purchase Agreement; and

              (f) By the Company, upon written notice to UEE, if (i) UEE has breached any representation, warranty, or covenant and failed to cure such breach within 30 days; (ii) the Company has entered into an agreement with respect to a "superior proposal;" or (iii) if the Board has recommended or approved a "superior proposal."

Termination Fee

         If the Purchase Agreement is terminated by UEE due to the Company's breach of the "no shop" and "superior proposal" provisions of the Purchase Agreement, as detailed above, or if the Company enters into an agreement with respect to a superior proposal, or the Board approves or recommends a superior proposal, the Company will be obligated to pay UEE a termination fee of $200,000 and to reimburse UEE for up to $500,000 of costs and expenses incurred by UEE in connection with the negotiation and execution of the Purchase Agreement. If the Company's shareholders fail to approve the Asset Sale at the Special Meeting, and there is an acquisition proposal pending at the time of the Special Meeting, the Company will also be required to pay such termination fees.

Indemnification; Survival of Representations and Warranties

         Pursuant to the terms of the Purchase Agreement, the Company has agreed to indemnify UEE and its affiliates for costs and losses resulting from (a) a breach by the Company of its representations and warranties in the Purchase Agreement; (b) any environmental liability resulting from events prior to the Closing; (c) a breach by the Company of any covenant; (d) any tax liability of the Explosives Business attributable to pre-closing periods; and (e) any liability under ERISA.

         The Company is liable under the indemnification provisions only when UEE has suffered losses exceeding $50,000, after which the Company is liable for all of UEE's losses, including the first $50,000. The indemnification may not exceed $500,000 with respect to each of Cayman Mining Services and Eastern Mining Services. There is no indemnification liability for losses or tax liabilities associated with the Company's Turon-MSI joint venture. The Company's total potential indemnification liability with respect to the representations and warranties in the Purchase Agreement is capped at $5,000,000. The indemnification obligations under the Purchase Agreement survive the Closing. Under the terms of the Purchase Agreement, any indemnification obligation the Company may have to UEE can be offset against amounts due to the Company from UEE under the Promissory Note.

         Except for covenants, agreements and indemnification matters that contemplate survival following the Closing, and the following list of specific representations and warranties which survive forever, the representations and warranties and the covenants and agreements set forth in the Purchase Agreement survive until April 30, 2002: authorization of the Company to enter into the transactions with UEE, the binding effect of the Purchase Agreement, the Company's possession of good title to all items transferred, environmental matters, all tax matters, ownership and possession of shares of the Company's subsidiaries and good title transfer of those shares, and broker's and finder's fees matters.

Expenses


         In  connection   with  the   preparation   of  this  Proxy   Statement,
solicitation of proxies, and closing of the Asset Sale, the Company expects to incur the following estimated expenses subsequent to March 31, 2001:

           Legal fees and expenses                                    $  82,000
           Outside consultants, appraisals and accountants                8,000
           Printing, mailing, and solicitation costs                     35,000
           Other                                                         25,000
                                                                       --------
                                                                     $  150,000


         All such expenses will be paid by the Company from cash reserves available to it.

RIGHTS OF EXECUTIVES


         Following the Asset Sale, Dr. Day will continue as an employee of the Company, and will be covered by a contract with respect to such employment. All of the benefits Dr. Day currently is entitled to in connection with his employment will also remain in force. Dr. Day and the Board will agree upon a satisfactory reduction to the compensation he receives as an employee of the Company to reflect the time that he spends consulting for UEE following the sale of the Explosives Business and the compensation he receives from UEE. The terms of this arrangement have not yet been finalized.


INTEREST OF MANAGEMENT OR DIRECTORS IN ASSET SALE

         The Managers and Dr. Day have various interests in the Asset Sale, which are explained above in "Related Agreements."

ACCOUNTING TREATMENT OF THE ASSET SALE


         The Asset Sale will be reflected on the Company's financial statements as a sale of the explosives assets and certain joint venture interests of the Company associated with it's the Explosives Business and assumption by UEE of certain liabilities, net of tax benefits and expenses of the sale. An impairment of assets in the amount of $4.99 million due to the underlying decrease in value reflected in the Purchase Price was accounted for in the December 31, 2000, financial statements. Accordingly, the only remaining effect on the Company's financial statements at Closing will be the net after-tax costs associated with the Asset Sale, changes in the balance sheet subsequent to December 31, 2001, and the recognition of foreign currency translation losses resulting in the combined approximate loss of $138,000.

FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the federal income tax consequences of the Asset Sale by the Company is not intended to be tax advice to any person, nor is it binding upon the Internal Revenue Service. In addition, no information is provided herein with respect to the tax consequences of the Asset Sale under applicable foreign, state, or local laws.


         The Company will incur a net financial accounting loss of approximately $138,000. That loss will include a projected tax benefit from the Asset Sale of approximately $253,000. The Company has projected that, for federal income tax purposes, it will not have any net tax losses from the Asset Sale which are not fully utilized as offsets against taxable income.


         Consummation of the  transaction  will not result in any federal income
tax   consequences   to  shareholders  of  the  Company  in  their  capacity  as shareholders.


         THE FOREGOING IS ONLY A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE SALE OF ASSETS. EACH HOLDER OF SHARES OF COMMON STOCK IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE TRANSACTION (INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS).


GOVERNMENT AND REGULATORY APPROVALS


         Many permits and approvals on varying governmental levels are required to engage in explosives operations. UEE's newly formed explosives subsidiary is in the process of applying for these permits and approvals with the assistance of UEE and the Company. Other than the foregoing, the Company does not believe that there are any material governmental regulatory requirements or approvals that must be obtained in connection with the transaction.


ARMS' LENGTH TRANSACTION


         The terms of the Purchase Agreement and its amendments were the result of arms' length negotiations between the Company, whose negotiating efforts were led by an independent director, and UEE. Neither UEE, the Company, nor any of their respective officers and directors previously held, or currently hold, an interest in the other. However, the Managers will become employees of UEE in connection with the sale of the Explosives Business and investors in UEE's new explosives subsidiary.

FAIRNESS OPINION PROVIDED TO THE COMPANY

         The Company retained Christenberry Collet & Company, Inc. ("CCCO") to provide a fairness opinion (the "Opinion") with respect to the financial consideration the Company is receiving from UEE in the sale of the Explosives Business. CCCO is an investment-banking firm based in Kansas City, Missouri, specializing in corporate finance and mergers and acquisitions. The Company retained CCCO after inquiring and holding discussions with other financial advisors. Based upon several factors, including responsiveness, reputation, cost and experience, the Company ultimately decided to retain CCCO. This summary of the Opinion is qualified in its entirety by the full text of the Opinion, which is attached to this Proxy Statement as Appendix C, and which details the procedures CCCO performed, the assumptions it made, the matters it considered, and the scope and limits of the review it undertook in preparing the Opinion.

         The Company paid CCCO $38,000 plus expenses and update charges, for its services in providing the Opinion. CCCO has consented to the inclusion of the Opinion in this Proxy Statement. Prior to retaining CCCO to provide the Opinion, the Company had no relationship with CCCO. CCCO made no recommendations to the Company with respect to consideration that should be received for the Explosives Business, and played no part in negotiating the terms of the transaction with UEE.

         CCCO was engaged by the Company solely to provide an opinion on the fairness of the financial terms of the Asset Sale after they had been negotiated by the parties. CCCO provided no opinion on any other matter, including the legal structure of the Asset Sale, its accounting treatment or its tax consequences. The opinion is based on the economic, market, financial and other conditions existing as of the date of the Opinion, as updated.

         The CCCO Opinion is addressed to the Company's Board of Directors and does not provide any recommendation to the Company's shareholders as to how they should vote when considering the Asset Sale proposal. In arriving at its opinion, CCCO performed the following procedures:

         o Reviewed the Purchase Agreement and ancillary documents in their draft form, which drafts were substantially similar to the final executed Purchase Agreement;

         o Reviewed the May Amendment in its draft form, which draft was substantially similar to the final executed amendment, and the executed Purchase Agreement;

         o Reviewed the consolidated and business-level financial statements of the Company for the three years ended December 31, 2000, 1999, and 1998, as well as various other related documents;

         o Reviewed information, including a financial forecast for the year 2000, supplied by the Company;

         o Discussed with the Company's management, and management of certain of its subsidiaries, the current state of the Explosives Business, its prospects, and the estimated liquidation value of the Explosives Business;

         o Compared the results of the Explosives Business with that of certain other companies engaged in the explosives industry;

         o Conducted a review of the financial condition of the Explosives Business, including its liquidity and capital position;

         o Compared the financial terms of the Asset Sale with the financial terms of certain other mergers and acquisitions deemed relevant;

         o Reviewed documentation provided by the Company's management that outlines the results of the Company's prior efforts to sell the Explosives Business;

         o Toured certain of the Company's facilities and reviewed its Explosives Business operations;

         o Reviewed relevant information prepared by experts within the explosives industry; and

         o Performed other analyses and reviewed other information deemed appropriate and necessary by CCCO in reaching its opinion regarding the fairness of the Asset Sale from a financial point of view.

         CCCO performed valuation estimates of the Explosives Business from the following three points of view: (i) orderly liquidation of the Explosives
Business, (ii) enterprise value of the Explosives Business, and (iii) comparisons with comparable companies.

         Orderly liquidation. CCCO estimated that in an orderly liquidation, the gross value of the Explosives Business would range from approximately $11 million to $17 million. Deducting the liabilities of the Explosives Business, as well as expenses that would be associated with such a liquidation, from this gross liquidation value resulted in an estimated net liquidation value range for the Explosives Business of between a negative $2.2 million and a positive $3.8 million. According to the Asset Sale terms, the Company will sell the assets to UEE, UEE will assume approximately $13.06 million in liabilities associated with the Explosive Business and the Company will receive $7.55 million for the Explosives Business, representing the amount of cash that UEE will pay the Company and the principal amount of the promissory notes payable to the Company.

         Enterprise value. CCCO also looked at several financial and statistical methods of valuing the Explosives Business as an enterprise, or an ongoing business concern, whether retained and operated by the Company or sold to another entity (such as UEE). An enterprise valuation analyzes the free cash flow expected to be produced by the fixed assets of a business, not taking into account a company's working capital (largely accounts receivable and accounts payable). Based on information provided by the Company and its management, CCCO analyzed the enterprise value of the Explosives Business based both on the Company retaining the Explosives Business and selling the Explosives Business. CCCO performed the enterprise analysis using discount rates, MSI's weighted average cost of capital, and EBITDA and revenue multiples. CCCO applied a growth rate of between 2% to 4%, which industry experts estimate as the growth rate for the explosives industry, and used 15% as the Company's weighted average cost of capital. CCCO's enterprise analysis resulted in estimated values of the Explosives Business ranging from no value to approximately $7.5 million. Under the enterprise method, CCCO valued the consideration the Company is receiving for the Explosives Business in the Asset Sale at approximately $12.8 million, the total of the cash and the promissory notes to be received by MSI at closing, plus the interest bearing debt of MSI assumed by UEE, less the cash on the balance sheet of MSI at the time of the valuation.

         Comparable valuation. CCCO also compared the sale of the Explosives Business with publicly-held companies or business with similarities to the Explosives Business. In this analysis, CCCO compared and analyzed the consideration being paid for the Explosives Business with the current market values of the comparable companies, in the context of the relative multiples of EBITDA and revenue. When compared to the market values of the comparable companies, CCCO determined that the terms of the Asset Sale represent that a relative premium is being paid for the Explosives Business.

         In performing its review and formulating its opinion, CCCO relied upon the accuracy and completeness of all financial and other information it was provided, in writing or otherwise, and did not independently verify such information. The Board believes that the reliance by CCCO on the information provided to it by the Company was reasonable.

         Based upon the foregoing and other factors it deemed relevant, CCCO provided the opinion that the consideration to be received by the Company in exchange for the Explosives Business is fair to the Company from a financial point of view.


APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS

         Shareholders have no dissenters' or appraisal rights in connection with the Asset Sale.

REQUIRED VOTES


         The sale of the Explosives Business to UEE is required to be approved by a majority of the outstanding shares of common stock. Certain major shareholders (including some directors and officers of the Company) representing approximately 46% of the shares of Common Stock have entered into agreements requiring them to vote in favor of the proposal to sell the Explosives Business. Broker non-votes and other abstentions will have the effect of votes cast against the proposal.


         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED SALE OF THE COMPANY'S EXPLOSIVES BUSINESS TO UEE.

--------------------------------------------------------------------------------

                     PROPOSAL 2: CORPORATE NAME CHANGE

--------------------------------------------------------------------------------

         The shareholders will be asked at the Special Meeting to authorize an amendment to the Company's Amended Articles of Incorporation, to effect the Corporate Name Change (the "Amendment"). The proposed Amendment in the form of Amended and Restated Articles of Incorporation of the Company effecting the corporate name change is attached as Appendix B to this Proxy Statement. This proposal, if approved by the shareholders, will be implemented only if the Asset Sale is approved and consummated and will be effected by the filing of the Amendment with the state of Utah.

         The terms of the Purchase Agreement require the Company to change its corporate name, since the right to use the name "Mining Services International" is to be sold to UEE as part of the Asset Sale. The Board proposes to change the Company's corporate name from "Mining Services International Corporation" to "Nevada Chemicals, Inc."

REQUIRED VOTES

         Assuming the presence of a majority of the shares of the Company's common stock at the Special Meeting, whether by attendance or proxy, the adoption of the Corporate Name Change proposal requires the votes in favor of the proposed Amendment to be greater than the votes cast against the proposed Amendment. Broker non-votes and other abstentions will have no effect upon the vote on the proposed Amendment if a quorum is present.

         THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE CORPORATE NAME CHANGE AND APPROVAL OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE COMPANY EFFECTING THE CORPORATE NAME CHANGE.


--------------------------------------------------------------------------------

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

-------------------------------------------------------------------------------


         The following unaudited pro forma consolidated balance sheet as of March 31, 2001 estimates the pro forma effect of the Asset Sale on the Company's financial position as if the Asset Sale and the transactions contemplated in the Purchase Agreement had been consummated on March 31, 2001. The following unaudited pro forma consolidated statements of income for the quarter ended March 31, 2001, and the years ended December 31, 2000, 1999, and 1998 estimate the pro forma effects of the Asset Sale on the Company's results of operations as if the Asset Sale had occurred at the beginning of each of the respective periods. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma information may not be indicative of the results of operations and financial position of the Company as it may be in the future or as it might have been had the transactions been consummated on the respective dates assumed. The pro forma information is included for comparative purposes and should be read in conjunction with the Company's consolidated financial statements and related notes included elsewhere in the Proxy Statement.

         As shareholder approval is required to dispose of the Explosives Business, the proposed disposal is not reported in the financial statements and selected financial data as discontinued operations until such approval is obtained. The pro forma information presents all periods, as this transaction does meet the qualifications for discontinued operations treatment.


         The actual amount of the purchase price and the net purchase proceeds from the Asset Sale is to be finalized subsequent to the Closing. The Company believes that such amount will not be materially different from the amount of purchase proceeds reflected in the pro forma consolidated balance sheet presented below.



                                                                             Mining Services International Corporation
                                                                             Pro Forma Consolidated Balance Sheet
                                                                             As of March 31, 2001 (in thousands)

                                                                             Sale of explosives business
                                                                             ------------------------------------------------

                                                               Historical          Pro Forma                 Pro Forma
Assets                                                        Consolidated        Adjustments               Consolidated
                                                            ---------------------------------------     ---------------------

     Current assets:
         Cash                                                       1,989               (1,504)      a             485
                                                                                         6,350       a           6,350
                                                                                          (150)      b            (150)
         Receivables, net                                           7,749               (6,368)      a           1,381
         Inventories                                                2,497               (2,497)      a               -
         Prepaid expenses                                             242                 (238)      a               4
         Current portion of related party notes receivable            250                 (250)      a               -
                                                            ----------------------------------------------------------
                                                                   12,727               (4,657)                  8,070

     Investment in and advances to joint ventures                  13,344               (1,601)      a          11,743
     Property, plant and equipment, net                             7,385               (6,447)      a             938
     Related party notes receivable                                 1,086               (1,000)      a              86
     Intercompany receivable-Nevada Chemicals Note                      -                1,000       c           1,000
     Other assets                                                     419                 (292)      a             127
                                                            ----------------------------------------------------------
                                                                   34,961              (12,997)                 21,964
                                                            ==========================================================
Liabilities and Stockholders' Equity
     Current liabilities
         Accounts payable and accrued expenses                      6,785               (6,571)      a             214
         Current portion of long-term debt                          4,864               (4,864)      a               -
                                                            ----------------------------------------------------------
                                                                   11,649              (11,435)                    214

     Long-term debt                                                 1,625               (1,625)      a               -
     Deferred income taxes                                          1,840                 (253)      d           1,587
                                                            ----------------------------------------------------------
                                                                   15,114              (13,313)                  1,801


     Minority interest                                                  -                    -       a               -

     Stockholders' equity
         Common Stock, $.001 par value, 500,000,000
            shares authorized                                           7                    -                       7
         Capital in excess of par value                             5,312                    -                   5,312
         Cumulative foreign currency translation adjustment          (454)                 454       e               -
         Retained earnings                                         14,982                 (138)      a          14,844
                                                            ----------------------------------------------------------
     Total stockholders' equity                                    19,847                  316                  20,163
                                                            ----------------------------------------------------------

     Total liabilities and stockholders' equity                    34,961              (12,997)                 21,964
                                                            ==========================================================




                                                                                       Mining Services International Corporation
                                                                                      Pro Forma Consolidated Statement of Income
                                                                                             (In thousands except share amounts)


                                                                                                    Quarter Ended March 31, 2001

                                                                                        Sale of explosives business
                                                                                        ----------------------------------------

                                                                         Historical         Pro Forma                 Pro Forma
                                                                        Consolidated       Adjustments              Consolidated
                                                                 ---------------------------------------------------------------

Revenue:
   Net Sales                                                          $    8,228          $      (8,088)   f, i, j   $       140
   Royalties                                                                 194                   (194)   f

   Equity in earnings of joint ventures                                      445                   (242)   f                 203
   Other income                                                               19                    (19)   f                   -
                                                                 ---------------------------------------------------------------

Total revenue                                                              8,886                 (8,543)                     343
                                                                 ---------------------------------------------------------------

Costs and expenses:
   Cost of Sales                                                           8,265                 (8,225)   f                  40
   General and administrative                                              1,025                   (834)   f, g              191
   Research and development                                                  143                   (143)   f                   -
                                                                 ---------------------------------------------------------------

Total costs and expenses                                                   9,433                 (9,202)                     231
                                                                 ---------------------------------------------------------------

Income (loss) from operations                                               (547)                   659                      112

Other income (expense)                                                       (67)                    67    f, k                -
                                                                 ---------------------------------------------------------------

Income (loss) before provision for income
  taxes                                                                     (614)                   726                      112
                                                                 ---------------------------------------------------------------

Benefit (provision) for income taxes:                                        214                    (253)  h                 (39)
                                                                 ---------------------------------------------------------------





Net income (loss) from continuing operations                          $     (400)         $          473             $        73
                                                                 ---------------------------------------------------------------

Earnings (loss) from continuing operations per common share-
    basic                                                             $    (0.05)         $         0.06             $      0.01
                                                                 ---------------------------------------------------------------

Earnings (loss) from continuing operations per common share-
    diluted                                                           $    (0.05)         $         0.06             $      0.01
                                                                 ---------------------------------------------------------------

Weighted average common and common equivalent shares:
    Basic                                                              7,314,000                                       7,314,000
    Diluted                                                            7,314,000                                       7,314,000







                                                                                Mining Services International Corporation
                                                                               Pro Forma Consolidated Statement of Income
                                                                                      (In thousands except share amounts)
                                                                                             Year Ended December 31, 2000
--------------------------------------------------------------------------------------------------------------------------
                                                                                       Sale of explosives business
                                                                                ------------------------------------------

                                                                 Historical        Pro Forma                 Pro Forma
                                                                Consolidated      Adjustments              Consolidated
                                                            --------------------------------------------------------------

Revenue:
   Net sales                                                   $     35,889      $    (35,430)  f, i, j    $          459

   Royalties                                                            892              (892)  f

   Equity in earnings of joint ventures                               2,244              (537)  f                   1,707

   Other income                                                         105              (105)  f
                                                            --------------------------------------------------------------

Total revenue                                                        39,130           (36,964)                      2,166
                                                            --------------------------------------------------------------
Costs and expenses:

   Cost of sales                                                     34,619           (34,475)  f                     144

   General and administrative                                         4,550            (3,732)  f, g                  818

   Research and development                                             686              (686)  f

   Impairment of assets                                               4,990            (4,990)
                                                            --------------------------------------------------------------

Total costs and expenses                                             44,845           (43,883)                        962
                                                            --------------------------------------------------------------

Income (loss) from operations                                        (5,715)            6,919                       1,204


Other income (expense)                                                 (383)              383   f, k
                                                            --------------------------------------------------------------
Income (loss) before provision for income
  taxes and minority interest                                        (6,098)            7,302                       1,204

Benefit (provision) for income taxes:                                 1,570            (1,907)  h                    (337)
                                                            --------------------------------------------------------------

Income (loss) before minority interest                               (4,528)            5,395                         867


Minority interest in income                                             497              (497)
                                                            --------------------------------------------------------------
Net income (loss) from continuing operations                   $     (4,031)    $       4,898              $          867
                                                            --------------------------------------------------------------
Earnings (loss) from continuing operations per common
    share-basic                                                $      (0.55)    $        0.67              $         0.12
                                                            --------------------------------------------------------------
Earnings (loss) from continuing operations per common
    share-diluted                                              $      (0.55)    $        0.67              $         0.12
                                                            --------------------------------------------------------------
Weighted average common and common equivalent shares:

    Basic                                                         7,314,000                                     7,314,000

    Diluted                                                       7,314,000                                     7,314,000






                                                                                   Mining Services International Corporation
                                                                                 Pro Forma Consolidated Statement of  Income
                                                                                         (In thousands except share amounts)
                                                                                                Year Ended December 31, 1999
-----------------------------------------------------------------------------------------------------------------------------
                                                                                         Sale of Explosives Business
                                                                                  -------------------------------------------

                                                                   Historical        Pro Forma                 Pro Forma
                                                                  Consolidated      Adjustments               Consolidated
                                                              ---------------------------------------------------------------
Revenue:
   Net sales                                                   $     26,752     $     (26,346)  f, i, j    $          406

   Royalties                                                          1,154            (1,154)  f

   Equity in earnings of joint ventures                               2,511                (6)  f                   2,505

   Other income                                                         191              (122)  f                      69
                                                              ---------------------------------------------------------------
                                                                     30,608           (27,628)                      2,980
                                                              ---------------------------------------------------------------
Costs and expenses:

   Cost of sales                                                     25,497           (25,424)  f                      73

   General and administrative                                         2,893            (2,193)  f, g                  700

   Research and development                                             805              (805)  f

   Impairment of assets                                               2,622            (1,846)  f                     776
                                                              ---------------------------------------------------------------
                                                                     31,817           (30,268)                      1,549
                                                              ---------------------------------------------------------------
Income (loss) from operations                                        (1,209)            2,640                       1,431

Other income (expense)                                                 (190)              190   f, k
                                                              ---------------------------------------------------------------
Income (loss) before provision for income
   taxes and minority interest                                       (1,399)            2,830                       1,431
                                                              ---------------------------------------------------------------
Benefit (provision) for income taxes:                                   550            (1,103)  h                    (553)
                                                                -------------------------------------------------------------
Income (loss) before minority interest                                 (849)            1,727                         878

Minority interest in income                                             (25)               25
                                                              ---------------------------------------------------------------
Income (loss) from continuing operations                               (874)            1,752                         878

Earnings (loss) from continuing operations per common
    share-basic                                                $      (0.12)    $        0.24              $         0.12
                                                              ---------------------------------------------------------------
Earnings (loss) from continuing operations per common
    share-diluted                                              $      (0.12)    $        0.24              $         0.12
                                                              ---------------------------------------------------------------
Weighted average common and common equivalent shares:
    Basic                                                         7,324,000                                     7,324,000
    Diluted                                                       7,375,000                                     7,375,000





                                                                                   Mining Services International Corporation
                                                                                 Pro Forma Consolidated Statement of  Income
                                                                                         (In thousands except share amounts)
                                                                                                Year Ended December 31, 1998
-----------------------------------------------------------------------------------------------------------------------------
                                                                                         Sale of Explosives Business
                                                                                  -------------------------------------------
                                                                    Historical       Pro Forma                 Pro Forma
                                                                   Consolidated     Adjustments               Consolidated
                                                              ---------------------------------------------------------------

Revenue:
   Net sales                                                   $     23,414     $     (22,757)  f, i, j    $          657

   Royalties                                                          1,345            (1,345)  f

   Equity in earnings of joint ventures                               4,989              (488)  f                   4,501

   Other income                                                         117               (74)  f                      43
                                                              ---------------------------------------------------------------
                                                                     29,865           (24,664)                      5,201
                                                              ---------------------------------------------------------------
Costs and expenses:

   Cost of sales                                                     22,128           (21,826)  f                     302

   General and administrative                                         1,331              (852)  f, g                  479

   Research and development                                             587              (587)  f
                                                              ---------------------------------------------------------------
                                                                     24,046           (23,265)                        781
                                                              ---------------------------------------------------------------

Income (loss) from operations                                         5,819            (1,399)                      4,420

Other income (expense)                                                  153              (153)  f, k
                                                              ---------------------------------------------------------------
Income (loss) before provision for income
   taxes                                                              5,972            (1,552)                      4,420

Benefit (provision) for income taxes:                                (2,100)              546   h                  (1,554)
                                                              ---------------------------------------------------------------

Net income (loss) from continuing operations                   $      3,872     $      (1,006)             $        2,866
                                                              ---------------------------------------------------------------

Earnings (loss) from continuing operations per common
    share-basic                                                $       0.53     $       (0.14)             $         0.39
                                                              ---------------------------------------------------------------
Earnings (loss) from continuing operations per common
    share-diluted                                              $       0.52     $       (0.14)             $         0.38
                                                              ---------------------------------------------------------------
Weighted average common and common equivalent shares:

    Basic                                                         7,368,000                                     7,368,000


    Diluted                                                       7,492,000                                     7,492,000


NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


         (a) The unaudited pro forma consolidated balance sheet gives effect to the Asset Sale and the assumption of certain related liabilities as though the Asset Sale had occurred on March 31, 2001. Estimated net proceeds, liabilities assumed, assets sold, and resultant gain from the Asset Sale are as follows (in thousands):

Cash                                               $    6,350
Nevada Chemicals Note                                   1,000 (see Note (c))
Liabilities Assumed (rounded)                          13,060 (See Note (c))
                                                   ----------
Total Proceeds Received                            $   20,410
Book Value of Assets Sold                          $   20,197
                                                   ----------
Gain (Loss) on Sale Before Taxes                   $      213  (See Note (d))
Less Expenses of Asset Sale                              (150)
Recognition of Foreign Currency
         Translation Adjustment                          (454) (See Note (e))
Tax Benefit on Expenses of Sale                           253  (See Note (d))
                                                   ----------
After Tax Gain (Loss) on Sale                      $     (138)
                                                   ----------


         (b) This pro forma adjustment reflects the estimated expenses to be incurred subsequent to March 31, 2001, of the Asset Sale, which include (in thousands):


Legal Fees                                         $       82
Accounting Fees and Expenses                                5
Fairness Opinion and Appraisals                             3
Costs of Proxy Solicitation                                35
Other                                                      25
                                                   ----------
Total                                              $      150
                                                   ==========

         (c) As part of the Asset Sale, the Transferee is assuming an intercompany liability from the explosives business to Nevada Chemicals in the amount of $1,000,000, plus accrued interest (estimated at $83,000 at March 31, 2001, which is included in Liabilities Assumed).

         (d) The financial effects of the Transaction with UEE were included as an impairment of assets in the financial statements for the period ended December 31, 2000 consequently, the gain of $213 thousand before taxes reflects changes in the balance sheet which occurred in the first Quarter of 2001.
Despite the book gain, these are deferred tax assets associated with the Explosives Business, which are realized upon sale, thus producing a net tax benefit of $253 thousand.


         (e)  The  Cumulative   foreign  currency   translation   adjustment  is
associated with the foreign explosives business and will be recognized for financial purposes upon Closing.


         (f) The unaudited pro forma consolidated statements of income for the quarter ended March 31, 2001 and the years ended December 31, 2000, 1999, and 1998, give effect to the Asset Sale as though it had occurred on January 1, 2001, 2000, 1999, and 1998, respectively. These pro forma adjustments eliminate the historical results of the Explosives Business. Any gain or loss from the Asset Sale is not included in the pro forma consolidated statements of income.

         (g) The allocation of general and administrative expenses is based on estimates. The pro forma consolidated statements of income give effect to the Asset Sale as if it had occurred at the beginning of the respective periods considering the probable administrative structure retained by the Company subsequent to the Asset Sale and those general and administrative costs that are associated with the Explosives Business that would transfer with the Explosives Business, as a result of the Asset Sale.

         (h) The pro forma adjustments for income taxes assumes a consistent effective tax rate for both the Explosives Business and the Company's remaining consolidated results of operations, since it is estimated that the Company had no permanent book/tax differences which are allocable solely to either the Explosives Business or the remaining consolidated results of operations.


         (i) Historically, the management fee from Cyanco has been accounted for in cost of sales as an offset to costs incurred to provide management services to Cyanco. The pro forma adjustments include a reclassification of the management fee received from Cyanco from cost of sales to net sales in response to the expected increased focus by the Company on the management of Cyanco. The management fee is based on a contractual rate of 1.5% of revenues. Pro forma management fee income was $107,000 for the quarter ended March 31, 2001 and $342,000, $266,000 and $410,000 for the years ended December 31, 2000, 1999,
1998, respectively.


         (j) The pro forma adjustment to net sales gives effect to the Asset Sale by reflecting a lease income of $100,000 (this amount is likely to be increased to reflect fair rental rates at Closing) annually to the Company resulting from the intended lease by UEE of the Company's corporate office building. Since the Company's Board of Directors has not yet determined the use of proceeds from the Asset Sale, the pro forma adjustments do not include an estimate from earnings on the proceeds.


         (k) The Company's Pro forma Consolidated Balance Sheet as of March 31, 2001, does not include interest bearing debt as the Explosives Business being sold carries all of the lines of credit and long-term debt. Accordingly, the Company would not have incurred interest expense during the periods being presented had the Asset Sale occurred as of the beginning of each respective income statement period.


--------------------------------------------------------------------------------

                       SELECTED HISTORICAL FINANCIAL DATA

--------------------------------------------------------------------------------


SELECTED FINANCIAL DATA


Operating Results Data:
                                    Quarter Ended                          For the Year Ended
                                       March 31                               December 31,
                                   2001       2000        2000         1999        1998        1997        1996

 Operating revenues              $8,886,000 $7,284,000  $39,130,000 $30,608,000 $29,865,000 $26,969,000 $25,172,000
 Income (loss) from operations     (547,000)  (197,000)  (5,715,000) (1,209,000)  5,819,000   6,400,000   6,084,000
 Net income                        (400,000)  (200,000)  (4,031,000)    725,000   3,872,000   5,008,000   4,545,000

 Earnings (loss) per common
      share - diluted

    Income (loss) from
       continuing operations           (.05)      (.03)        (.55)       (.12)        .52         .66         .60

    Income (loss)
    extraordinary items                   -          -            -         .22           -           -           -

    Net income (loss)                  (.05)                   (.55)        .10         .52         .66         .60

 Cash dividends declared
      per common share                 .000       .000         .000        .025        .025        .020        .015


Balance Sheet Data:




                                Quarter Ended                               For the Year Ended
                                  March 31,                                    December 31,
                             2001          2000         2000         1999          1998         1997         1996
                             ----          ----         ----         ----          ----         ----         ----
 Total assets              $34,961,000   $35,648,000  $34,806,000  $34,461,000   $31,919,000  $24,701,000  $19,846,000

 Long-term debt              1,625,000     5,226,000    1,756,000    4,475,000     1,213,000            -      714,000

 Stockholders' equity       19,847,000    24,060,000   20,245,000   24,351,000    24,077,000   20,605,000   15,769,000



--------------------------------------------------------------------------------

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

--------------------------------------------------------------------------------


         This discussion and analysis of the Company's financial condition and results of operation is primarily focused on a historical perspective. However, this discussion and analysis also includes management's estimation of the pro forma effect of the Asset Sale on the Company's financial position and results of operation as if it had occurred at the beginning of the respective periods. This information should be read in conjunction with the Company's Consolidated Financial Statements and the related notes thereto and the Unaudited Pro Forma Consolidated Financial Statements and the related notes thereto.

RESULTS OF OPERATIONS


         Because of the Company's significant joint venture investments which are not consolidated, but accounted for under the equity method, comparative schedules have historically been prepared to clarify and demonstrate the impact of joint venture operations underlying the consolidated revenue of the Company. The following pro forma comparative schedule gives effect to the Asset Sale as if it had occurred at the beginning of the respective periods, including the quarters ended March 31, 2001, and 2000, and the years ended December 31, 2000, 1999, and 1998. As demonstrated below, the Company has historically actively managed significantly more sales than it has reported in revenues and will continue to do so in the future.



                                                                    Amount
                       Joint        Joint Venture                Included in      Non-JV        Consolidated
                    Venture Sales     Net Income        Co's %     Revenue        Revenue         Revenue
                    -------------    ------------       ------    ----------    ------------   -------------

Historical

Quarter ended March 31,

     2001           $   9,344,000    $    890,000          50%   $   445,000    $  8,441,000   $   8,886,000
     2000           $   5,912,000    $  1,155,000          50%   $   586,000    $  6,698,000   $   7,284,000

Year Ended December 31,

     2000           $  28,429,000    $  4,488,000          50%   $ 2,244,000    $ 36,886,000   $  39,130,000
     1999           $  21,585,000    $  5,022,000          50%   $ 2,511,000    $ 28,097,000   $  30,608,000
     1998           $  37,353,000    $  9,978,000          50%   $ 4,989,000    $ 24,876,000   $  29,865,000

Pro Forma Adjustments

Quarter ended March 31,

     2001           $  (2,317,000)      $(484,000)         50%   $  (242,000)   $ (8,301,000)  $  (8,543,000)
     2000           $    (677,000)        $37,000          50%   $    10,000    $ (6,595,000)  $  (6,585,000)

Year ended December 31,

     2000           $  (5,592,000)   $ (1,074,000)         50%   $  (537,000)   $(36,427,000)  $ (36,964,000)
     1999           $  (1,472,000)   $    (12,000)         50%   $    (6,000)   $(27,622,000)  $ (27,628,000)
     1998           $  (8,719,000)   $   (976,000)         50%   $  (488,000)   $(24,176,000)  $ (24,664,000)

Pro Forma Consolidated

Quarter ended March 31,

     2001           $   7,027,000    $    406,000          50%   $   203,000    $    140,000   $     343,000
     2000           $   5,235,000    $  1,192,000          50%   $   596,000    $    103,000   $     699,000

Year ended December 31,

     2000           $  22,837,000    $  3,414,000          50%   $ 1,707,000    $    459,000   $   2,166,000
     1999           $  20,113,000    $  5,010,000          50%   $ 2,505,000    $    475,000   $   2,980,000
     1998           $  28,634,000    $  9,002,000          50%   $ 4,501,000    $    700,000   $   5,201,000

PRO FORMA FINANCIAL RESULTS ASSUMING COMPLETION OF ASSET SALE


         As reflected in the Unaudited Pro Forma Consolidated Financial Statements, completion of the Asset Sale will substantially change the financial position and results of operations of the Company. The sale will eliminate all liabilities of the Company other than $214,000 in accounts payable at March 31, 2001, and a deferred tax liability of $1,587,000. Current assets would have been $8,070,000 at March 31, 2001, giving the Company a current asset ratio of 38 to 1.

         In addition to the strong balance sheet position of the Company, the operations that will be retained by the Company have historically been profitable, although on a declining basis as a result of reduced conditions in the gold mining industry generally. If the Asset Sale had been completed at the beginning of the quarter ended March 31, 2001, the Company would have experienced net income of $73,000, instead of a net loss of $400,000. If the transaction with UEE had been completed at the beginning of the year ended December 31, 2000, net income of the Company would have increased from a loss of $4,031,000 to a profit of $867,000. Similarly, income before the extraordinary item would have increased from $725,000 to $878,000 for the year ended December 31, 1999. In the year ended December 31, 1998 net income would have decreased from $3,872,000 to $2,866,000. As shown by these results, the operations being sold to UEE have acted as a drain on the profitability of the Company in two out of the three years.

         Despite the fact that the operations to be retained by the Company have consistently been profitable, the net profits associated with these operations have declined as the sales revenue has declined in response to decreased gold mining operations in the geographical area served by the Company. Thus, pro forma net income for the quarter ended March 31, 2001, was $73,000, and pro forma net income (or income before the extraordinary item for 1999) for the operations to be retained by the Company were $867,000, $878,000, and $2,866,000 for the years ended December 31, 2000, 1999, and 1998, respectively. Management believes that an increase in gold mining activity, without other changes, would result in increased revenues and profitability for the Company.


         In addition to revenues from operations, the Company anticipates that it will have investment income from its cash and cash receivables subsequent to the sale, at least until the Board determines the application of the sales proceeds.


Three-months ended March 31, 2001 vs. 2000

         The loss from operations increased $350,000 or 178% as revenues increased $1.6 million or 22% for the three-month period ended March 31, 2001 as compared to the same period ended March 31, 2000. As illustrated in the pro forma Consolidated Statement of Operations for the quarter ended March 31, 2001, total revenue was $343,000. This represents a $356,000, or 51%, decrease from the pro forma revenue for the same period ended March 31, 2000. Pro forma income from operations was $112,000 for the three months ended March 31, 2001. This represents a $430,000, or 79%, decrease when compared to pro forma income from operations for the quarter ended March 31, 2000.

         The increase in revenues for the period is reflective of the $1.75 million increase in net sales, which is primarily attributable to increases in the sales of the Company's Western U.S. and Canadian divisions, Green Mountain Explosives and Tennessee Blasting Services. The $409,000 or 17% increase in Western Division sales for the three-month period ended March 31, 2001 compared to the same period in 2000 is the result of the start-up of service in the second quarter of 2000 to a large coal mining customer in Wyoming. The $494,000 or 65% increase in the sales of the Company's Canadian division for the period reflects consolidation of coal production by the Company's customer to the mine serviced by the Company. The Company expects production from its Canadian division to remain strong throughout the remainder of 2001. Sales at GME and TBS increased during quarter ended March 31, 2001 as compared to the same period ended March 31, 2000 as both companies increased market penetration.

         The increase in the loss from operations of $350,000 for the three months ended March 31, 2001 compared to the three months ended March 31, 2000 is primarily attributable to a decrease in the gross margin on net sales and royalty income combined with a decrease in the equity in earnings from JV's.

         After adding the general and administrative expenses of TBS and GME to total Cost of Sales for the respective three-month periods, gross margin on net sales and royalties decreased approximately $250,000 for the quarter ended March 31, 2001 as compared to the quarter ended March 31, 2000. Although the Company experienced increased contribution from its Western U.S. and Canadian divisions for the period, the losses of TBS more than offset those improvements as the Company was required to recognize 100% of the TBS losses. Additionally, results at O'Brien Design Associates for the period increased operating losses as the Company began to recognize the start-up of certain ODA operations while markets continue to be developed for ODA's products. Some of the decrease in the gross margin on net sales is the result of the increased cost of raw materials experienced by the Company stemming from higher energy costs in the U.S. However, higher energy costs in the U.S. have sparked an increase in coal production which may prove beneficial to the Company's operations.

         Equity in earnings from JV's decreased $127,000 or 22% for the three months ended March 31, 2001 compared to the same period ended March 31, 2000 as increases in the equity earnings of Cayman Mining Services Limited ("CMS") and Eastern Mining Services Ltd. ("EMS") of $266,000 combined were offset by a decrease in the equity earnings of Cyanco Company ("Cyanco"). The increase in the equity earnings of CMS reflects the increase in production by CMS's customers starting in the second half of 2000. Similarly, EMS began operations in the second half of 2000. The Company expects the operations of both CMS and EMS to remain at current levels during the remainder of 2001. The decrease in equity in earnings from Cyanco is the result of increases in the cost of raw materials related to the large increases in the cost of natural gas in the U.S. during the period. The majority of these cost increases have been passed on to Cyanco's customers and the Company expects equity in earnings from Cyanco to improve in the second quarter of 2001. Pro forma equity in earnings of joint ventures for the three months ended March 31, 2001 was $203,000. Compared to the pro forma equity in earnings of joint ventures for the same period ended March 31, 2000, this amount represents a $393,000 or 66% decrease.

         The Company recognized a benefit for income taxes of $214,000 with an effective tax rate of 35% for the three-months ended March 31, 2001.

2000 vs. 1999

         Revenues  increased  28% from $30.6 million in 1999 to $39.1 million in
2000 as net sales increased $9.1 million for the period, resulting primarily from an increase in the revenues of Tennessee Blasting Services ("TBS") and Green Mountain Explosives ("GME") of $6.2 million and $2.5 million, respectively. As illustrated in the pro forma Consolidated Statement of Income for the year ended December 31, 2000 and in the pro forma comparative schedule of the Company's investment in JV's, total revenue of $2.2 million for the year ended December 31, 2000 represents a decrease of $814,000 or 27% compared to the pro forma results of the year ended December 31, 1999. The loss from operations increased $4.5 million from $1.2 million for the year ended December 31, 1999 to $5.7 million for the year ended December 31, 2000 as operating performance weakened by $2.1 million for the same period, and as the Company recognized an estimated impairment of its explosives business assets of approximately $5 million in connection with the proposed transaction with UEE, which represented a $2.4 million increase from the $2.6 million impairment the Company recognized during the year ended December 31, 1999, on its joint ventures in Ghana and Uzbekistan. The pro forma Consolidated Statement of Operations for the period ended December 31, 1999 includes an impairment of $776,000 related to the Company's joint venture in Ghana, which joint venture interest is not included in the Asset Sale.


         The increase in TBS revenues of $6.2 million during the year ended December 31, 2000 as compared to the year ended December 31, 1999 is reflective of the consolidation of a full year of operating results at TBS in 2000 versus the four-month start-up period consolidated in 1999. While TBS was able to achieve its revenue goals, difficulties in managing its costs resulted in a net loss to the Company's consolidated operating results of $1.1 million, including general and administrative expenses attributable to TBS. Management does not expect improvement in TBS's overall performance until organizational changes have sufficient time to take effect. In addition, the second and third quarters should show better results than those incurred during the traditional winter low-point of the construction industry's yearly cycle. The $2.5 million or 29% increase in the revenues of GME for the year ended December 31, 2000 compared to the year ended December 31, 1999 is primarily the result of increased market penetration. The Company's Canadian operation increased revenues nearly $600,000 or 21% from $2.8 million for the year ended December 31, 1999 to $3.4 million for the year ended December 31, 2000 as its primary customer increased its coal production.

         After adding the general and administrative expenses of TBS and GME to total Cost of Sales for the respective years, gross margin on Net Sales and Royalties decreased $1.3 million for the year ended December 31, 2000 as compared to the year ended December 31, 1999. The $1.3 million decrease consists primarily of the $1.1 million increase in the loss from TBS when comparing 1999 to 2000. Additionally, the contribution from Royalties decreased approximately $200,000 or 26% for the year ended December 31, 2000 as compared to the year ended December 31, 1999. Increasing competition in the bulk explosives market in the Western U.S. has added pressure to already small margins resulting in a $700,000 decrease in contribution from the Company's Western U.S. division for the year ended December 31, 2000 as compared the same period in 1999. This decrease in contribution for the period was essentially offset by the combined increase in contribution from GME and from the Company's Eastern U.S. and Canadian divisions. For the year ended December 31, 2000 as compared to the prior period, the increase in equity in earnings from CMS and EMS of $411,000 and $121,000, respectively, combined with a decrease in the equity loss from WAC of $181,000 was not enough to offset the decrease in equity in earnings from Cyanco of $980,000, resulting in a net decrease in equity in earnings for the period of $267,000. The $814,000 decrease in pro forma revenue during the period reflects a continuation of the depressed condition of gold prices combined with an increase in raw material prices at Cyanco. Because the results of Cyanco's operations are accounted for using the equity method, the decrease in pro forma income from operations is primarily attributable to the decrease in revenues from Cyanco.

         The general and administrative expenses of the Company increased from $2.89 million for the year ended December 31, 1999 to $4.55 million for the year ended December 31, 2000, for an increase of $1.66 million. In analyzing the gross margin results of the Company's explosives operating units, the general and administrative expenses of GME and TBS were considered components of the direct contribution from those operating units. However, for purposes of financial statement disclosure, general and administrative expenses for the Company include the general and administrative expenses of GME and TBS. The $1.1 million of general and administrative expenses of GME for the year ended December 31, 2000 remained relatively static, increasing 5% or $54,000, as compared to 1999. However, the general and administrative expenses of TBS increased $1.03 million from $240,000 for the year ended December 31, 1999 to $1,270,000 for the year ended December 31, 2000. The increase in the general and administrative expenses of TBS during the period is primarily attributable to the consolidation of a full year of TBS operating results as compared to the four months consolidated in 1999. However, the $1.03 million increase also includes $350,000 of bad debt expense reflecting the inability of TBS to fully manage its growth during the year ended December 31, 2000. Excluding the results of TBS and GME, general and administrative expenses increased $570,000 during the year ended December 31, 2000 compared to the prior year. Approximately $250,000 of the increase is attributable to increased professional fees and travel expenses related to the UEE transaction. An increase in fees paid to the Company's Board of Directors accounted for $103,000 of the increase. Additionally, bad debt expense unrelated to TBS increased $85,000 over the prior period. Considering the pro forma effect of the Asset Sale on the comparative periods ended December 31, 2000 and 1999, only the increase in professional fees and travel expenses related to the UEE transaction, as well as the increase in fees paid to the Company's Board of Directors, impact the Company's pro forma increase in general and administrative expenses during the period.

         Other expenses, which consist primarily of interest expense, increased $193,000 or 102% during the year ended December 31, 2000 as compared to the year the ended December 31, 1999 as a result of increased borrowings to fund the cash operating losses of the Company. As illustrated by the absence of interest-bearing debt in the Company's Pro Forma Consolidated Balance Sheet as of December 31 2000, the Company would not have incurred interest expense during the period had the Asset Sale occurred as of January 1, 2000. The Company recognized a benefit for income taxes of $1.57 million with an effective tax rate of 24% for the year ended December 31, 2000, compared to a benefit of

$550,000 and an effective tax rate of 38.6% for the year ended December 31, 1999. The difference between the statutory rate and the 24% effective tax rate for the year ended December 31, 2000 is primarily attributable to the recognition of the difference between the book and tax basis of assets expected to be sold in the transaction with UEE.

1999 vs 1998


         Consolidated revenues increased in 1999 by only 2%; however, the slight change included a $3.3 million or 14% increase in net sales offset by a $2.5 million or 50% decrease in equity earnings of joint ventures. The increase in net sales consisted primarily of an increase in sales from GME of $7.6 million and TBS of $1.5 million, largely offset by a decrease in the sales of the Company's remaining US, Canadian and foreign joint venture explosives operations of $5.4 million. Most of the $2.5 million decrease in equity earnings of joint ventures was attributable to a decrease in Cyanco's 1999 earnings, with the remainder of the decrease resulting from the decrease in equity in the earnings of Turon-MSI and CMS. Giving effect to the Asset Sale, pro forma consolidated revenue decreased $2.2 million or 43% for the year ended December 31, 1999 as compared to the year ended December 31, 1998. The decrease was primarily due to the nearly $2 million decrease in pro forma equity in earnings of joint ventures as equity in earnings from Cyanco decreased $1.87 million or 41% in 1999 as compared to 1998. The remainder of the decrease in pro forma equity earnings in 1999, as compared to 1998, results from a decrease in the equity earnings of WAC of $100,000 during the period.


         Expectations of increased net sales in 1999 were realized with the acquisition of GME and subsequently the establishment of TBS. However, the Company's plans to offset the expected loss of significant revenues from a completed dam project in California were delayed until several new projects in the Company's western division were brought on line in the first half of 2000. Cyanco's contribution to equity in earnings of joint ventures decreased as volumes and prices for sodium cyanide fell in 1999 in response to the lowest gold prices in 20 years. Because of gold market conditions, the Company was able to negotiate the elimination of deferred royalty obligations it had with respect to its interest in Cyanco, resulting in an extraordinary gain for the Company of $1.6 million, net of taxes.

         The loss from operations for the year ended December 31, 1999 of $1.2 million represents a $7 million decrease from the $5.8 million income from operations experienced during the same period in 1998. The $7 million decrease is attributable to the decrease in equity in earnings of Cyanco as explained above, combined with a net decrease in contribution from the Company's explosives operations of $2 million, and the recognition of an impairment of assets of $2.6 million.

         As a result of the completion of the dam project in California in the early part of 1999, combined with decreased coal production by customers in Canada and Colombia, contribution from the Company's western US and Canadian explosives divisions and the Company's Colombian joint venture decreased by a total of $1.7 million when comparing 1999 to 1998. The inability of the Company's joint venture in Uzbekistan to purchase raw materials resulted in a decrease in production. Consequently, contribution from Turon-MSI decreased $400,000 in 1999 as compared to 1998. In analyzing the results of the Company's explosives operating units above, the general and administrative expenses of GME and TBS were considered components of the direct contribution from those operating units. However, for purposes of financial statement disclosure, general and administrative expenses for the Company include the general and administrative expenses of GME and TBS, which represent $1.3 million of the $1.6 million increase in general and administrative expenses in 1999 as compared to 1998. Although intensified effort toward product improvement contributed to the 1999 increase in research and development costs, the establishment of a more resilient packaged emulsion product allowed the Company to reduce losses from its West Virginia plant by approximately $200,000, and strengthened expectations of realizing long-term benefit from the research through increased revenues from packaged emulsions


         In 1999, the impairment of assets represents a write-off of $2.6 million of the Company's investments in WAC and Turon-MSI of $800,000 and $1.8 million, respectively, including a $700,000 note receivable from WAC. Although the Company expects to receive payment for raw materials and supplies it sells to its joint venture in Uzbekistan, due to deteriorating conditions observed in the later part of 1999 the Company considered the probability of converting profits from Turon-MSI into hard currency to be remote. The Company also determined that future undiscounted cash flows would be insufficient to maintain the carrying value of its investment in WAC and Turon-MSI. Additionally, depressed gold prices and an oversupply of explosives products in Ghana have deterred WAC in obtaining market share sufficient to sustain profitable operations in the long-term and have combined to cause continuing losses. Accordingly, the Company determined in the last quarter of 1999 that it was necessary to write off the respective investments. Future recognition of income or loss from these equity method joint ventures will occur as cash is either received or disbursed. The pro forma Statement of Income for the year ended December 31, 1999 gives effect to the Asset Sale as if it had occurred as of January 1, 1999, resulting in a charge for the impairment of assets of $776,000, representing the write-off of the Company's investment in WAC.

         The Company incurred interest expense of $190,000 versus $153,000 of interest income that the Company earned in 1998. Giving effect to the Asset Sale as if it had occurred on January 1, 1999, due to the absence of interest-bearing debt during the period, the Company would not have incurred interest expense.

Liquidity and Capital Resources


         The Company's current ratio is 1.09 to 1 as of March 31, 2001 compared to 1.19 to 1 as of December 31, 2000. As of March 31, 2001, the ratio of total liabilities to equity was 0.76 to 1 compared to 0.72 to 1 as of December 31, 2000. Giving effect to the Asset Sale as if it had been consummated on March 31, 2001, the current ratio is estimated to be 38 to 1 and the ratio of total liabilities to equity is estimated to be 0.10 to 1 as of March 31, 2001. Accounts receivable decreased primarily due to payments received from supply and sales contracts with the Company's Colombian and Russian joint ventures. Current liabilities increased as the Company delayed certain payments and as inventories were increased in the customary anticipation of increased sales at GME during the second and third quarters of the year.

         Due to the Company's marginal performance since the later part of 1999, the Company will likely convert its commercial bank borrowing to an asset-based borrowing in advance of the Line of Credit's (the "LOC's") August 2001 maturity. Management believes that the bank will agree to the refinancing. However, because the Company was not able to extend the LOC, the entire balance of the loan has been reclassified as a current liability since the third quarter of 2000. The Company had $4.2 million owing on its LOC as of December 31, 2000. The Company had utilized up to $4.4 million of its LOC during the quarter ended March 31, 2000. Due to conditions of default existing as of September 30 and December 31, 2000, the bank increased the LOC rate of interest from prime minus 1% to prime plus 0.25%.

         The reclassification of the Current Portion of Long Term Debt, as well as the Company's poor operating performance during 2000 and the first quarter of 2001, have resulted in technical defaults under the LOC agreement. Management believes that the bank will be willing to continue the financing relationship and waive the default. The Company is currently in negotiations with the bank regarding the refinancing and a decision by the bank was not available at the time of filing this report, however, there is no assurance the refinancing will be approved by the bank. Giving effect to the Asset Sale as if it had been consummated on March 31, 2001, the pro forma Consolidated Balance Sheet as of March 31, 2001 estimates that the LOC and all other interest bearing liabilities are assumed by UEE or its newly formed subsidiaries; consequently, the Company would not have experienced the technical default of the LOC nor would have the Company incurred interest expense resulting from such borrowings. Rather, the Company would likely have had excess funds available for investment.

         The increase in the use of the Company's borrowing capacity has been the result of poor operating performance, particularly at TBS. Even though changes to the organization and the capitalization of the joint venture are currently being negotiated and management expects TBS's performance to improve during the second quarter of 2001, the losses sustained by TBS during 2000 and the first quarter of 2001, along with the slow collection on some of its accounts have left the future of the joint venture uncertain if the Company elects not to fund TBS's excess cash flow requirements. Reserves established against the Company's investment in TBS in connection with the Company's fourth-quarter 2000 recognition of impairment against its explosives assets are deemed by management to be adequate. Since March 31, 2001, the Company has advanced $200,000 to TBS and is obligated to advance up to an additional $100,000 at the request of UEE. UEE has provided a conditional guaranty with respect to this obligation. TBS is obligated to repay the advance, together with interest at the rate equal to the Company's borrowing rate from its principal bank, on or before December 31, 2001.

         Certain future expectations for the Company are materially dependent on whether the Company can implement its business plan to sell the explosives operations to Union Espanola de Explosivos S.A. ("UEE") and utilize the proceeds in developing its other lines of business. The sale of the explosives business to UEE is subject to a number of conditions, including approval by the Company's shareholders, and there can be no assurance it will be completed. In the event that the UEE transaction is not completed and other possible transactions to sell the explosives business can not be achieved, the Company's current capital structure may need to be revised to provide for the anticipated growth requirements for both the explosives and the cyanide lines of products or the Company may be in the position of curtailing certain business activities in order to properly support the long-term growth of the Company. Giving effect to the Asset Sale as if it had been consummated on March 31, 2001, it is estimated that the capital resources of the Company would have been adequate to finance its business activity in the ordinary course of business assuming the political, financial, and economic environment continue favorable to the mining industry at large.

INFLATION


         The amounts presented in the financial statements do not provide for the effect of inflation on the Company's operations or its financial position. Amounts shown for property, plant and equipment and for costs and expenses reflect historical cost and do not necessarily represent replacement cost or charges to operations based on replacement cost. The Company's operations, together with other sources, are intended to provide funds to replace property, plant and equipment as necessary. Net income would be lower than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.


         Because of inflation associated with the economies of underdeveloped countries where the Company invests, there exists a substantial risk that the value of investments in those jurisdictions may continue to erode. Additionally, as has been the case with the Company's investment in Uzbekistan, the internal balance of payment and capital shortages in some of those countries may limit the ability to convert local currencies into hard currency necessary for importing raw materials or remitting profits. Management intends to use appropriate transfer pricing, investments in hedges, loans and other credit facilities where practical and available to minimize the risks inherent in doing business in these countries. The Company continues to pursue its policy of investing with government entities or stable international and U.S. companies as its partners to help insure its long-term success. To date, the Company has not utilized any hedging activities to minimize exchange risks. Following consummation of the Asset Sale, the Company does not expect inflation to materially impact its operations.

OTHER COMMENTS


         Within this Proxy Statement, including this discussion and analysis by management of the financial condition and results of operations of the Company, there are forward-looking statements made in an effort to inform the reader of management's expectations of future events. These expectations are subject to numerous factors and assumptions, any one of which could have a material effect on current expectations. These factors which may impact future results include, but are not limited to, changes in world supply and demand for commodities, particularly gold and coal, political, environmental, economic and financial risks, especially those associated with underdeveloped and developing countries, changes in demand for construction activities, major changes in technology which could affect the mining industry as a whole or which could affect explosives and sodium cyanide specifically, competition, the continued availability of highly qualified technical and other professional employees of the Company who can successfully manage the ongoing change and growth. The Company believes it is taking appropriate actions in order to address these and other factors previously disclosed; however, the actual results could materially differ from those indicated in the statements made.


--------------------------------------------------------------------------------

                BUSINESS OF THE COMPANY SUBSEQUENT TO ASSET SALE

--------------------------------------------------------------------------------

GENERAL

         The Company is engaged in the explosives supply, manufacture and services industry and in the production of sodium cyanide. A more complete discussion of the historical business of the Company can be found in its report on Form 10-K for the year ended December 31, 2000.

         Following the sale of the Explosives Business, the primary business of the Company will be based upon the Company's Cyanco and West Africa Chemicals joint ventures. In addition, the Company will have income from the lease of its office building, receipt of principal and interest on the five-year note receivable from UEE's subsidiary, and short-term investment income on the proceeds of the Asset Sale until such time as the Company's Board of Directors determines alternate uses of the proceeds. The following discussion focuses on the remaining primary business of the Company, assuming the Asset Sale has been consummated. For a discussion of the Company's explosives operations see the Company's report on Form 10-K for the year ended December 31, 2000.

CYANCO JOINT VENTURE INTEREST

         Cyanco is a 50/50 joint venture between the Company and Degussa Corporation ("Degussa") that produces and markets liquid sodium cyanide from its Winnemucca, Nevada plant. Cyanco services the Western U.S. gold mining area, primarily located in Nevada, and has concentrated on quality and service. There are principally two types of products marketed to gold mines for the leaching process: (1) a solid "briquette" sodium cyanide product which requires handling and physical dissolution before use and (2) the type provided by Cyanco, a liquid sodium cyanide which provides for greater personal and environmental safety and comes to the mining customer ready to use. The manufacturing cost for the liquid product is substantially lower than for solid product when drying, handling and chemical adjustment costs are taken into account.

         Since the liquid product is shipped by truck from the plant to the mine site in a solution of about 30% sodium cyanide and 70% water, freight costs are very significant and shipping must be managed carefully, both in terms of cost and safety and environmental protection. Cyanco has contracted this service with an Omaha, Nebraska company which utilizes dedicated equipment specifically designed for Cyanco. Cyanco currently contracts this service on a month-to-month basis.

         With the 1998 addition of a second production unit, Cyanco has an annual liquid sodium cyanide production capacity of approximately 85 million pounds. The Company has primary responsibility for Cyanco's production and delivery, and Degussa has primary responsibility for the joint venture's marketing and sales activities.

         Since 1998, worldwide gold prices have continued to be depressed, ranging between $250.00 and $320.00 per ounce. As of May 10, 2001, the spot trading price for an ounce of gold was approximately $[269.00]. If gold prices do not further deteriorate, gold production in the Company's market area should remain relatively stable for the foreseeable future. Gross sales and operating profits in the sodium cyanide business in the Nevada market have been declining in the last two years and are likely to remain depressed in the short-run. During 2000, Cyanco successfully increased its market share, increasing its projected annual production by approximately 10,000,000 pounds. In addition it was issued a patent for the production and transportation of a "Wet-cake" product, which may provide Cyanco with the ability to significantly increase its freight logical market. Management believes that Cyanco has positioned itself to continue increasing market share in the long run.

COMPETITION

         Cyanco represents one of three sources of delivered liquid sodium cyanide in the Western United States. The world market for briquette or dry-form sodium cyanide is dominated by E.I. DuPont Nemours ("DuPont"). There continue to be opportunities in the worldwide market for liquid sodium cyanide, although the worldwide supply of dry product currently exceeds demand. Domestically, Cyanco competes with DuPont and also with FMC, which markets delivered liquid sodium cyanide in the same geographic area as Cyanco. The Company believes that the important competitive factors in the liquid sodium cyanide market are location, service and quality. However, as gold prices have declined and Cyanco's innovations in the marketplace have taken effect, the price of liquid sodium cyanide has become a significant competitive factor. In addition, some competitors provide more than one product to Cyanco's customers. Cyanco has had to meet competitive demands and has been able to achieve results by being creative and service-oriented. Cyanco expects that efforts to gain market share during this period of lower gold prices will continue to keep operating profits at lower levels in the Nevada market during 2001.

DEPENDENCE ON CUSTOMERS

         Since most of the Company's cyanide customers are large surface mining companies, the number of companies it services is relatively small compared to those of a wholesale distribution or retail business. A loss of one or more customers could adversely affect future sales. However, such losses are not expected to occur, since these customers have lower than average operating costs to produce gold, which should allow them to continue producing gold in this depressed market. However, mining companies may elect to terminate or suspend operations at a particular location, even when production costs are less than gold prices. In most cases the Company has long-term contracts with its customers.

PATENTS, TRADEMARKS AND LICENSES

         In March 1989, Cyanco obtained from Mitsubishi Gas Chemical Company, Inc. ("Mitsubishi"), a Japanese corporation, in consideration of payment of a one-time license fee, a perpetual license of a patented process and related technical information covering the manufacture of hydrogen cyanide for use in the manufacture of liquid sodium cyanide at the Cyanco plant. The license is a nonexclusive, nonsublicensable and nontransferable right to use the technology at the Cyanco plant, and is materially important to the plant's operation.
Although the Company actively conducts research on product improvement and development, the Company's research and development expenditures in each of the years ending December 31, 2000, 1999, and 1998, were primarily related to the Explosives Business. However, the Company developed a Patent issued during 2000 for the production and transportation of a "wet-cake" cyanide product which may be used by Cyanco in expanding its freight logical market. There has not been any customer-sponsored research and development.

RAW MATERIALS

         The Company has historically not experienced significant difficulty in obtaining necessary raw materials used in the manufacture of its products. In the present environment, due to the increasing costs of natural gas, raw material availability could be impacted for short periods of time, but Cyanco does not expect significant difficulty in obtaining raw materials for the longer term. The Company must compete with other markets for a major portion of its raw materials (ammonia, caustic soda, natural gas and electricity). The supplies of these products have been adequate in past years to meet the needs of industrial as well as agricultural users. Cyanco has entered into long-term transportation agreements with Paiute Pipeline and Northwest Pipeline for transportation of natural gas to the Cyanco facility. Cyanco has not had significant difficulty in obtaining the other necessary raw materials since there are alternative sources of supply. However, due to the current increased costs and decreased availability of natural gas, it is anticipated that there could also be some shortage of ammonia production during 2001, which could have a temporary adverse impact on prices and margins. It is Cyanco's intent to pass short-term raw material price fluctuations on to its client base in order to maintain profitability. There is, however, no assurance that Cyanco will be successful in obtaining price relief. Cyanco believes that it will be able to obtain the necessary raw materials based on existing supply arrangements and, as required, purchases in the open market at the then prevailing spot prices.

EMPLOYEES

         Following the sale of the Explosives Business, the Company anticipates having three employees at its corporate offices. Cyanco will have 28 employees at its plant in Winnemucca, Nevada, and the Company's West Africa Chemicals joint venture will have 7 local employees. The Company and its joint venture partners consider relations with their employees to be positive.

WEST AFRICA CHEMICALS JOINT VENTURE INTEREST

         West Africa Chemicals is a 50/50 joint venture with Chemical Holdings International, Limited, a subsidiary of the Omnia Group, the parent company of Bulk Mining Explosives, which is an explosives licensee of the Company. Due to certain restrictions on transfers to competitors, the Company's joint venture interest will not be transferred to UEE in the Asset Sale. Consequently, the Company is retaining its West Africa Chemicals joint venture interest until such time as the business can be appropriately sold or wound up, subject to the requirements of its joint venture agreement. The West Africa Chemicals joint venture has operated at a net loss from its inception in 1997, and in 1999 the Company wrote off its interest in the joint venture for financial reporting purposes and now records income or loss on a cash basis. Due to the relationship that the Company has with its joint venture partner, the receivable on the books of the Company due from West Coast Explosives, a subsidiary of West Africa Chemicals, which, as of December 31, 2000, was approximately $498,000, is being retained by the Company. Subject to requirements in the joint venture documents, the Company anticipates that the operations will be discontinued or sold in the near future unless gold prices rebound. In the event that the operations are discontinued, it is expected that the proceeds from the collection of receivables and the sale of plant and equipment, raw materials and real estate holdings will exceed the liabilities of the joint venture.

ENVIRONMENTAL COMPLIANCE

         The Company is subject to federal, state and local laws regulating the protection of the environment in the handling, storage and shipment of cyanide and related raw materials. In preparation for the manufacture and sale of liquid sodium cyanide at the Cyanco plant, Cyanco incurred material capital expenditures relating to compliance with environmental laws and regulations, including expenditures required for specialty trucks and tankers and development of an emergency response plan in the event of a hazardous materials spill. Cyanco's operations are designed such that no liquid discharge is created during the manufacture of its product. Compliance with such laws, rules and regulations on an ongoing basis is not expected to require additional material capital expenditures in the short-term.

OTHER GOVERNMENTAL REGULATIONS

         Cyanco is subject to various governmental authorities with respect to transportation and handling of hazardous materials. In addition, it is subject to OSHA's Process Safety Management program at the Winnemucca Plant. Cyanco has implemented compliance programs, which the Company believes addresses the program objectives and guidelines. Cyanco is regularly inspected by Nevada's regulatory agencies to monitor compliance.

PROPERTY

         The corporate offices of the Company, built in 1997, are located at 8805 South Sandy Parkway, Sandy, Utah. These facilities, consisting of 1.8 acres, an office building and adjacent research and laboratory facilities, were constructed by the Company at a cost of approximately $1.2 million. It is anticipated that the corporate facilities will be leased to UEE for at least one year following the Asset Sale at commercially competitive rates. The Company expects to lease office space in the Salt Lake City area for its corporate headquarters subsequent to the Asset Sale. The property and facilities of the Company's joint ventures, including Cyanco and West Africa Chemicals, are deemed adequate and suitable for their respective operations.

LEGAL PROCEEDINGS

         There are no legal proceedings, other than of a routine, business nature currently filed against the Company.


--------------------------------------------------------------------------------

             MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

--------------------------------------------------------------------------------

         The common stock of the Company is currently listed on the Nasdaq National Market ("NNM"), under the symbol "MSIX." It is anticipated that the Company may seek a new trading symbol subsequent to the Asset Sale and the Corporate Name Change.

         The following table sets forth the approximate range of high and low closing prices for the common stock of the Company during the periods indicated. The quotations presented reflect interdealer prices, without retail markup, markdown, or commissions, and may not necessarily represent actual transactions in the common stock.

          Quarter Ended                   High Close                Low Close
          -------------                   ----------                ---------


       December 31, 1998                  $   5.63                   $  4.38
       March 31, 1999                     $   7.38                   $  4.63
       June 30, 1999                      $   5.63                   $  4.13
       September 30, 1999                 $   4.63                   $  2.13
       December 31, 1999                  $   4.50                   $  2.00
       March 31, 2000                     $   3.687                  $  2.25
       June 30, 2000                      $   2.75                   $  1.625
       September 30, 2000                 $   2.75                   $  1.375
       December 31, 2000                  $   2.25                   $  1.187
       March 31, 2001                     $   2.375                  $  1.34
       June 30, 2001                      $   1.75                   $  1.00

         On June 28, 2001, the closing quotation for the common stock on NNM was $ 1.20. As reflected by the high and low prices on the foregoing table, the trading price of the Common Stock of the Company can be volatile, with dramatic changes over short periods. The trading price may reflect market reaction to perceived changes in the industry in which the Company sells products and services, the direction and results of research and development efforts, and many other factors. Investors are cautioned that the trading price of the common stock can change dramatically based on changing market perceptions that may be unrelated to the Company and its activities.

         As of June 28, 2001, there were 7,314,260 shares of the Company's common stock issued and outstanding, held by approximately 560 shareholders of record.


         The Company paid an annual dividend of $0.025 per share of outstanding Common Stock in 1999. The Board of Directors did not approve a dividend in 2000. There are no restrictions on the declaration or payment of dividends set forth in the articles of incorporation of the Company or any other agreement with its shareholders or creditors. The Board anticipates retaining the majority of any future earnings for working capital and investment in growth and expansion of the Company's businesses.

--------------------------------------------------------------------------------

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

--------------------------------------------------------------------------------

         The following tabulation shows, as of April 12, 2001, the number of shares of the Company's common stock, par value $0.001, owned beneficially by:
(a) all persons known to be the holders of more than five percent (5%) of the Company's voting securities, (b) Directors, (c) named Executive Officers and (d) all Officers and Directors of the Company as a group:

                                                        Amount and Natures of
                                                        Beneficial ownership(1)
Name and Address of Beneficial Owner                   Shares            Percent


E. Bryan Bagley -------------------------             2,111,034(2, 3)     27.1%
1470 Arlington Dr.
Salt Lake City, UT 84103

Dr. John T. Day   -----------------------               600,804(9)         7.7%
5 Dawn Hill
Sandy, Utah 84092

Edward N. Bagley Estate -----------------               583,280            7.5%
8987 St. Ives Drive
Los Angeles, California 90069

Lex L. Udy       ------------------------               560,906(4)         7.2%
4597 Ledgemont Drive
Salt Lake City, Utah 84124

Nathan L. Wade     ----------------------               262,822(5)         3.4%

Duane W. Moss  --------------------------                85,593(6)         1.1%

David P. Reddick   ----------------------               115,018(8)         1.5%

Richard M. Clayton ----------------------                63,349(6)         0.8%

Douglas W. Later  -----------------------                20,000(10)        0.3%


All Officers and Directors
as a group (12 persons) -----------------             3,429,418(7)        44.0%
-------------------------


(1) (2) Unless otherwise indicated, each person identified in the table has sole voting and investment power with respect to the Company's common stock beneficially owned by such person. The total number of outstanding shares included in the computation of percentages is 7,314,260 plus 487,613 options which are exercisable or become exercisable by executives and directors within 60 days. The directors of the Company not named above, M. Garfield Cook, James Solomon, James
         W. Sight and Frances Flood do not own shares in the Company.


(3) Includes 1,883,287 shares held by the BLA Irrevocable Investment Trust of which Mr. Bagley is a co-Trustee with his adult sister, Lisa Higley, who lives in Colorado.
(4) Includes shares owned solely by Dr. Udy's wife and shares in a family limited partnership.

(5) Includes shares held by a partnership of which Mr. Wade is a partner, shares held in an IRA account for the benefit of Mr. Wade's spouse and shares held by Mr. Wade's family members residing in his home; also included are 39,500 options currently exercisable by Mr. Wade.
(6) Includes options for 49,849 shares which are presently exercisable or will become exercisable within 60 days.
(7) Includes shares controlled by Mr. Bagley as co-trustee of the BLA Irrevocable Investment Trust and includes 487,613 options for shares which are currently exercisable or which become exercisable by the directors and executive officers of the Company within 60 days. Also included are shares representing less than 1% owned by executive officers of the company, including Mr. Clayton 13,298 shares, Dr. Later 5,000 shares and Mr. Newman 3,000 shares.
(8) Includes options for 76,415 shares which are presently exercisable or will become exercisable within 60 days.
(9) Includes options for 49,500 shares which are presently exercisable or will become exercisable within 60 day.


(10) Includes options for 15,000 shares which are presently exercisable or will become exercisable within 60 days.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors, and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that all forms required by Section 16(a), including amendments thereto, were timely filed during 2000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On April 10, 1998, the Company provided Dr. John T. Day, its President and Chief Executive Officer, a five-year loan of $75,000, bearing interest at the LIBOR 30-day rate plus 1%, adjusted annually each year on the anniversary date. Interest is payable annually with principal due on the date of maturity. As of December 31, 2000, the current outstanding principal and accrued interest balance on Dr. Day's loan was $32,341.64. The loan is secured with shares of Company stock owned by Dr. Day.

         Mr. Richard Clayton, a vice-president of the Company, is transferring 13,500 shares of the Company's stock to the Company in full satisfaction of $58,000 owed to the Company as a result of a loan made to Mr. Clayton in 1998. Mr. Clayton will continue to owe the Company all accrued interest on such loan. (See "Proposal No. 1: The Asset Sale--Related Agreements.")

--------------------------------------------------------------------------------

                              SHAREHOLDER PROPOSALS

--------------------------------------------------------------------------------



         No proposals have been submitted by shareholders of the Company for consideration at the Special Meeting. The Company has not fixed the date of its next annual meeting of shareholders. In order for shareholder proposals to be included in the Company's proxy materials, they must be received by the corporate secretary of the Company, at the Company's executive offices, 8805 South Sandy Parkway, Sandy, Utah, 84070, a reasonable time prior to the mailing of the Company's proxy materials pursuant to rule 14a-8, assuming such meeting is not held within 30 days of the date of last year's meeting. Any shareholder proposal also must be proper in form and substance, as determined in accordance with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. If the Comany's 2001 annual meeting of shareholders is within 30 days of December 20, 2001, then the last date to submit a proposal under rule 14a-8 is July 23, 2001. In order for a shareholder proposal submitted outside of rule 14a-8 to be considered "timely" within the meaning of 14a-4(c), such proposal must be received by the Company on or prior to October 6, 2001.

--------------------------------------------------------------------------------

                                  OTHER MATTERS

--------------------------------------------------------------------------------


         Management does not know of any business, other than as stated in the Notice, that may be considered at the Special Meeting. If any other matters should properly come before the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

         In order to assure the presence of the necessary quorum and to vote on the matters to come before the Special Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy does not prevent you from attending and voting at the Special Meeting.


--------------------------------------------------------------------------------

                         INDEPENDENT PUBLIC ACCOUNTANTS

--------------------------------------------------------------------------------


         Representatives from the Company's independent auditors, Tanner + Co., are expected to be in attendance at the Special Meeting in order to respond to questions concerning financial statements and the financial treatment of the Asset Sale and may make a statement if they desire to do so.


--------------------------------------------------------------------------------

                              AVAILABLE INFORMATION

--------------------------------------------------------------------------------

         The Company is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Any interested party may inspect information filed by the Company, without charge, at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, Suite 1300, New York, New York 10048. Any interested party may obtain copies of all or any portion of the information filed by the Company at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. In addition, the
Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the Commission at http://www.sec.gov.

         The Company's Common Stock is listed on the Nasdaq National Market and trades under the symbol "MSIX." Reports and other information concerning the Company can be inspected at the offices of Nasdaq at 1735 "K" Street, N.W., Washington, D.C. 20006-1500.

--------------------------------------------------------------------------------

                          INDEX TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------



MINING SERVICES INTERNATIONAL CORPORATION
Consolidated Financial Statements
December 31, 2000 and 1999

                                       MINING SERVICES INTERNATIONAL CORPORATION
                                      Index to Consolidated Financial Statements

--------------------------------------------------------------------------------





                                                                            Page
                                                                            ----

Independent Auditors' Report                                                 F-2


Consolidated balance sheet                                                   F-3


Consolidated statement of operations                                         F-4


Consolidated statement of stockholders' equity                               F-6


Consolidated statement of cash flows                                         F-8


Notes to consolidated financial statements                                   F-9



--------------------------------------------------------------------------------
                                                                             F-1

                                       MINING SERVICES INTERNATIONAL CORPORATION

                                                    INDEPENDENT AUDITORS' REPORT






To the Board of Directors and Stockholders of Mining Services International Corporation


We have audited the consolidated balance sheet of Mining Services International Corporation and Subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2000, 1999, and 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mining Services International Corporation and Subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the years ended December 31, 2000, 1999, and 1998 in conformity with generally accepted accounting principles.



TANNER+CO.




Salt Lake City, Utah
April 12, 2001


                                                                 MINING SERVICES INTERNATIONAL CORPORATION

                                                                                Consolidated Balance Sheet
                                                                      (In thousands, except share amounts)

----------------------------------------------------------------------------------------------------------




                                                            March 31,               December 31,
                                                               2001         ------------------------------
              Assets                                       (Unaudited)          2000            1999
              ------                                    --------------------------------------------------

Current assets:
     Cash                                               $            1,989   $       2,113   $         975
     Receivables, net                                                7,749           7,971           6,495
     Inventories                                                     2,497           2,248           1,807
     Prepaid expenses                                                  242             212             112
     Current portion of related party notes receivable                 250             250             250
                                                        --------------------------------------------------

                  Total current assets                              12,727          12,794           9,639

Investment in and advances to joint ventures                        13,344          12,886          12,846
Property, plant and equipment, net                                   7,385           7,647           9,165
Goodwill, net                                                            -               -           2,018
Related party notes receivable                                       1,086           1,086             633
Other assets                                                           419             393             160
                                                        --------------------------------------------------

                                                        $           34,961   $      34,806   $      34,461
                                                        --------------------------------------------------

----------------------------------------------------------------------------------------------------------


              Liabilities and Stockholders' Equity
              ------------------------------------

Current liabilities:
     Accounts payable and accrued expenses              $            6,785   $       5,901   $       2,257
     Current portion of long-term debt                               4,864           4,850             473
                                                        --------------------------------------------------

                  Total current liabilities                         11,649          10,751           2,730

Long-term debt                                                       1,625           1,756           4,475
Deferred income taxes                                                1,840           2,054           2,408
                                                        --------------------------------------------------

                  Total liabilities                                 15,114          14,561           9,613
                                                        --------------------------------------------------

Minority interest                                                        -               -             497
                                                        --------------------------------------------------

Commitments and contingencies                                            -               -               -

Stockholders' equity:
     Common stock, $.001 par value, 500,000,000 shares
       authorized 7,314,260 shares issued and
       outstanding                                                       7               7               7
     Capital in excess of par value                                  5,312           5,312           5,312
     Cumulative foreign currency translation
       adjustments                                                    (454)           (456)           (381)
     Retained earnings                                              14,982          15,382          19,413
                                                        --------------------------------------------------

              Total stockholders' equity                            19,847          20,245          24,351
                                                        --------------------------------------------------

                                                        $           34,961   $      34,806   $      34,461
                                                        --------------------------------------------------


----------------------------------------------------------------------------------------------------------
See accompanying notes to consolidated financial statements.
                                                                                                       F-3



                                                                 MINING SERVICES INTERNATIONAL CORPORATION

                                                                      Consolidated Statement of Operations
                                                                      (In thousands, except share amounts)

----------------------------------------------------------------------------------------------------------




                                                      Three Months Ended
                                                           March 31,
                                                          (unaudited)         Years Ended December 31,
                                                     -----------------------------------------------------
                                                        2001       2000      2000       1999      1998
                                                     -----------------------------------------------------

Revenue:
     Net sales                                       $     8,228  $  6,474  $  35,889  $ 26,752  $  23,414
     Royalties                                               194       224        892     1,154      1,345
     Equity in earnings of joint ventures                    445       572      2,244     2,511      4,989
     Other income                                             19        14        105       191        117
                                                     -----------------------------------------------------

                                                           8,886     7,284     39,130    30,608     29,865
                                                     -----------------------------------------------------

Costs and expenses:
     Cost of sales                                         8,265     6,335     34,619    25,497     22,128
     General and administrative                            1,025       987      4,550     2,893      1,331
     Research and development                                143       159        686       805        587
     Impairment of assets                                      -         -      4,990     2,622          -
                                                     -----------------------------------------------------

                                                           9,433     7,481     44,845    31,817     24,046
                                                     -----------------------------------------------------

Income (loss) from operations                               (547)     (197)    (5,715)   (1,209)     5,819

Interest expense                                               -         -       (509)     (211)       (16)
Other income                                                   -       (54)       126        21        169
Other expense                                                (67)        -          -         -          -
                                                     -----------------------------------------------------

Income (loss) before (provision) benefit for
  income taxes, minority interest, and
  extraordinary item                                        (614)     (251)    (6,098)   (1,399)     5,972
                                                     -----------------------------------------------------

Benefit (provision) for income taxes:
     Current                                                 214        28      1,216       426     (1,790)
     Deferred                                                  -         -        354       124       (310)
                                                     -----------------------------------------------------

                                                             214        28      1,570       550     (2,100)
                                                     -----------------------------------------------------

Income (loss) before minority interest                      (400)     (223)    (4,528)     (849)     3,872

Minority interest in (income) loss                             -        23        497       (25)         -
                                                     -----------------------------------------------------

Income (loss) before extraordinary item                     (400)     (200)    (4,031)     (874)     3,872

Extraordinary item - extinguishment of deferred
    obligation                                                 -         -          -     1,599          -
                                                     -----------------------------------------------------

Net income (loss)                                    $      (400) $   (200) $  (4,031) $    725  $   3,872
                                                     -----------------------------------------------------



----------------------------------------------------------------------------------------------------------
See accompanying notes to consolidated financial statements.
                                                                                                       F-4



                                                                 MINING SERVICES INTERNATIONAL CORPORATION
                                                                      Consolidated Statement of Operations
                                                                      (In thousands, except share amounts)
                                                                                                 Continued

----------------------------------------------------------------------------------------------------------




                                                          Three Months Ended
                                                              March 31,
                                                             (unaudited)            Years Ended December 31,
                                                     ----------------------------------------------------------
                                                          2001         2000      2000        1999        1998
                                                     ----------------------------------------------------------

Earnings (loss) per common share-basic

     Income (loss) from continuing operations       $      (.05) $     (.03) $     (.55) $   (.12)   $      .53

     Income (loss) extraordinary items                        -           -           -       .22            -
                                                    -----------------------------------------------------------

     Net income (loss)                              $      (.05) $     (.03) $     (.55) $    .10    $      .53
                                                    -----------------------------------------------------------

Earnings (loss) per common share-diluted

     Income (loss) from continuing operations       $      (.05) $     (.03) $     (.55) $   (.12)   $      .52

     Income (loss) extraordinary items                        -           -           -       .22             -
                                                    -----------------------------------------------------------

     Net income (loss)                              $      (.05) $     (.03) $     (.55) $    .10    $      .52
                                                    -----------------------------------------------------------

Weighted average shares:
     Basic                                            7,314,000   7,314,000   7,314,000   7,324,000   7,368,000
                                                    -----------------------------------------------------------

     Diluted                                          7,314,000   7,314,000   7,314,000   7,375,000   7,492,000
                                                    -----------------------------------------------------------



---------------------------------------------------------------------------------------------------------------
See accompanying notes to consolidated financial statements.
                                                                                                            F-5



                                                                 MINING SERVICES INTERNATIONAL CORPORATION

                                                            Consolidated Statement of Stockholders' Equity
                                                                      (In thousands, except share amounts)

                                                             Years Ended December 31, 2000, 1999, and 1998
----------------------------------------------------------------------------------------------------------



                                                                      Cumulative
                                                         Capital in     Foreign
                                      Common Stock         Excess      Currency
                              -------------------------    of Par     Translation   Retained
                                 Shares       Amount       Value      Adjustments   Earnings     Total
                              ----------------------------------------------------------------------------

Balance at
January 1, 1998                   7,353,344  $     7   $      5,416  $         -   $   15,182  $   20,605

Comprehensive net income
  calculation:
  Net income                              -        -              -            -        3,872       3,872

  Other comprehensive
    income-foreign currency
    translation adjustment, net           -        -              -          242            -         242
                                                                                               -----------
Comprehensive income                      -        -              -            -            -       3,630
                                                                                               -----------

Shares issued for:
  Exercise of stock options          33,407        -            119            -            -         119
  Acquisition of subsidiary          28,009        -            302            -            -         302

Acquisition and retirement of
  common stock                       75,000        -            394            -            -         394

Cash dividends paid                       -        -              -            -         (185)       (185)
                                  ------------------------------------------------------------------------

Balance at
December 31, 1998                 7,339,760        7          5,443         (242)      18,869      24,077

Comprehensive net income
  calculation:
  Net income                              -        -              -            -          725         725

  Other comprehensive
    income-foreign currency
    translation adjustment, net
                                          -        -              -         (139)           -        (139)
                                                                                               -----------
Comprehensive income                      -        -              -            -            -         586
                                                                                               -----------

Acquisition and retirement of
  common stock                      (25,500)       -           (131)           -            -        (131)

Cash dividends paid                       -        -              -            -         (181)       (181)
                                  ------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------
See accompanying notes to consolidated financial statements.
                                                                                                       F-6



                                                                 MINING SERVICES INTERNATIONAL CORPORATION

                                                            Consolidated Statement of Stockholders' Equity
                                                                      (In thousands, except share amounts)
                                                                                                 Continued
----------------------------------------------------------------------------------------------------------



                                                                      Cumulative
                                                         Capital in     Foreign
                                      Common Stock         Excess      Currency
                              -------------------------    of Par     Translation   Retained
                                 Shares       Amount       Value      Adjustments   Earnings     Total
                              ----------------------------------------------------------------------------

Balance at
December 31, 1999                 7,314,260        7          5,312         (381)      19,413      24,351

Comprehensive net income
  calculation:
  Net loss                                -        -              -            -       (4,031)     (4,031)

  Other comprehensive
    income-foreign currency
    translation adjustment, net           -        -              -          (75)           -         (75)
                                                                                               -----------
Comprehensive loss                        -        -              -            -            -      (4,106)
                                                                                               -----------


                                  ------------------------------------------------------------------------
Balance at
December 31, 2000                 7,314,260        7          5,312         (456)      15,382      20,245

Comprehensive net income
  calculation:
  Net loss (unaudited)                    -        -              -            -         (400)       (400)

  Other comprehensive
    income-foreign currency
    translation adjustment, net           -        -              -            2            -           2
                                                                                               -----------
Comprehensive loss (unaudited)            -        -              -            -            -        (398)
                                                                                               -----------


                                  ------------------------------------------------------------------------
Balance at
March 31, 2001 (unaudited)        7,314,260  $     7   $      5,312  $      (454)  $   14,982  $   19,847
                                  ------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
See accompanying notes to consolidated financial statements.
                                                                                                       F-7




                                                                   MINING SERVICES INTERNATIONAL CORPORATION
                                                                        Consolidated Statement of Cash Flows
                                                                                              (In Thousands)

------------------------------------------------------------------------------------------------------------



                                                        Three Months Ended
                                                              March 31,
                                                            (unaudited)           Years Ended December 31,
                                                     -------------------------------------------------------
                                                        2001         2000       2000       1999      1998
                                                     -------------------------------------------------------

Cash flows from operating activities:
   Net income (loss)                                 $      (400) $   (200)  $  (4,031) $    725   $   3,872
   Adjustments to reconcile net income (loss) to
     net cash provided by operating activities:
     Depreciation and amortization                           290       391       1,595     1,318         797
     Provision and reserves for losses on assets              19        25         222        66         147
     Loss (gain) on disposal of equipment                    (86)      (13)          1       (11)        (14)
     Stock compensation expense                                -                               -          37
     Undistributed loss of joint
       ventures                                             (464)     (586)     (2,245)   (2,510)     (4,989)
     Impairment of assets                                                        4,990     2,622           -
     Extraordinary item - extinguishment of
       deferred obligation                                                           -    (2,422)          -
     Deferred income taxes                                  (214)       34        (354)     (124)        305
     (Increase) decrease in:
       Receivables                                           203      (681)     (1,711)     (692)     (1,735)
       Inventories                                          (249)     (225)       (441)      (86)        320
       Prepaid expenses                                      (30)      (14)       (100)        8         185
       Other assets                                          (26)      (65)       (233)       61         157
     Increase (decrease) in:
       Accounts payable and accrued expenses                 885       644       3,644      (686)       (174)
       Minority interest                                       -       (23)       (497)       25           -
                                                     -------------------------------------------------------
           Net cash provided by
           operating activities                              (72)     (713)        840    (1,706)     (1,092)
                                                     -------------------------------------------------------

Cash flows from investing activities:
   Proceeds from the sale of plant and equipment             252        13          35        62          74
   Increase in notes receivable                                                   (500)      (58)       (475)
   Payments on note receivable                                                      47       100         250
   Purchase of plant and equipment                          (179)     (904)     (2,945)   (3,971)     (1,189)
   Distribution from joint ventures                            -         -       2,000     4,000       4,978
   Investment in joint venture                                (7)     (187)          3      (507)     (1,196)
   Net cash paid in acquisition                                                      -         -      (2,399)
   Capital contribution from minority interest                                       -       472           -
                                                     -------------------------------------------------------
           Net cash used in
           investing activities                               66    (1,078)     (1,360)       98          43
                                                     -------------------------------------------------------

Cash flows from financing activities:
   Proceeds from long-term debt                               47       975       2,241     3,890         700
   Payments on long-term debt                               (165)     (153)       (583)   (1,309)          -
   Retirement of common stock                                                        -      (131)       (394)
   Cash dividend paid                                                                -      (181)       (185)
   Issuance of common stock                                                          -         -          82
                                                     -------------------------------------------------------
           Net cash provided by
           financing activities                             (118)      822       1,658     2,269         203
                                                     -------------------------------------------------------

Net increase (decrease) in cash                             (124)     (969)      1,138       661        (846)

Cash, beginning of year                                    2,113       975         975       314       1,160
                                                     -------------------------------------------------------

Cash, end of year                                    $     1,989  $      6   $   2,113  $    975   $     314
                                                     -------------------------------------------------------

------------------------------------------------------------------------------------------------------------
See accompanying notes to consolidated financial statements.
                                                                                                         F-8

                                       MINING SERVICES INTERNATIONAL CORPORATION
                                      Notes to Consolidated Financial Statements
                                            (In thousands, except share amounts)

                                               December 31, 2000, 1999, and 1998
--------------------------------------------------------------------------------

1.   Organization       Organization
     and                Mining Services International  Corporation (the Company)
     Significant        and its wholly owned  subsidiaries,  MSI Chemicals  Ltd.
     Accounting         (MSIC), Central Asia Chemicals LTD (CAC), O'Brien Design
     Policies           Associates,   Inc.(ODA)   which  the  Company   acquired
                        effective  October 30, 1998, Green Mountain  Explosives,
                        Inc. (GME) which the Company acquired effective December
                        9, 1998,  MSI Russia,  L.L.C.  (MSIR)  which the Company
                        organized   effective   October   16,   1998,   and  MSI
                        International  Holding  Company,  Ltd.  (MSI  IHC),  are
                        primarily  engaged in the  development,  manufacture and
                        sale  of  bulk   explosives  and  related   support  and
                        services.  In addition,  Nevada Chemicals,  Inc., also a
                        wholly-owned subsidiary, has a fifty percent interest in
                        Cyanco Company (Cyanco),  a non-corporate joint venture,
                        which is engaged in the  manufacture  and sale of liquid
                        sodium  cyanide.  The Company also owns 51% of Tennessee
                        Blasting  Services,  L.L.C (TBS),  which was established
                        September 1, 1999. TBS provides  drilling,  blasting and
                        explosives resale services and its accounts are included
                        in  the  Company's  consolidated  financial  statements,
                        including   accounts   which   represent   the  minority
                        interest. During the fourth quarter of 2000, TBS reached
                        a deficit in stockholder  equity and as such the Company
                        reduced the  minority  interest to $0.  Since that time,
                        the  Company  has  recorded  100% of the  results of TBS
                        operations.   The  financial   statements   reflect  the
                        investment in joint ventures of which the Company owns a
                        50%  or  less  interest   under  the  equity  method  of
                        accounting. Summarized financial information for these joint ventures is included in note 15.

                        The acquisitions of ODA and GME were accounted for as purchase transactions.


--------------------------------------------------------------------------------
                                                                             F-9

                                       MINING SERVICES INTERNATIONAL CORPORATION
                                      Notes to Consolidated Financial Statements
                                            (In thousands, except share amounts)
                                                                       Continued

--------------------------------------------------------------------------------



1.   Organization       Organization - Continued
     and                The Company has an agreement with Production Association
     Significant        "Ammofos" of Almalyk,  the Republic of Uzbekistan (PAA),
     Accounting         a government  owned  chemical  producer.  The  Agreement
     Policies           creates a joint  venture  with the Company and PAA which
     Continued          operates under a limited liability  enterprise organized
                        under   Uzbekistan   laws.   The  enterprise  is  called
                        Turon-MSI  Ltd.  (Turon),  in  which  MSI  holds  a  51%
                        interest  through MSI IHC and PAA holds a 49%  interest.
                        The Company has not  consolidated  Turon under FAS 94 in
                        the  accompanying   financial   statements  due  to  the
                        political situation and economic controls and conditions
                        in  Uzbekistan.  MSI has  committed  to supply plant and
                        equipment  along  with  its  technological  know-how  in
                        return for its interest in the joint venture and PAA has
                        committed  to provide the  infrastructure  of the plant.
                        Effective   December  28,  1999,  MSI   transferred  its
                        ownership of Turon - MSI Ltd. to MSI IHC. The  Company's
                        investment   in   Turon-MSI   has  not   generated   any
                        significant cash or return on the Company's  investment.
                        In looking at future cash flow  projections,   it became
                        apparent that the political and business envirnoment, along with Turon-MSI operations, would not provide a source for cash flow or recovery of the investment in Turon-MSI. Accordingly, in the fourth quarter of 1999, the investment was fully written off as an impaired asset. Subsequently, the Company has not recovered or received any cash or other assets from its investment in Turon-MSI. The Company only recognizes income or loss as cash is either received or disbursed.

                        MSIR owns a 50% interest in Eastern Mining Services Ltd.
                        (EMS), a Russian company registered in Moscow, to manufacture and deliver bulk explosives in the Kovdor mining district in Russia.

                        The Company owns a 50% interest in a joint venture in Grand Cayman called Cayman Mining Services Limited
                        (CMS). CMS owns virtually all of Colombia Mining Supply and Services Limited (SSMC), a Colombia- based company, which has an agreement to manufacture and supply mining explosives in Colombia. CMS also owns 100% of Mining Capital Resources Ltd., which leases plant and equipment to EMS for its Russian operations.


--------------------------------------------------------------------------------
                                                                            F-10

                                       MINING SERVICES INTERNATIONAL CORPORATION
                                      Notes to Consolidated Financial Statements
                                            (In thousands, except share amounts)
                                                                       Continued

--------------------------------------------------------------------------------


1.   Organization       Organization - Continued
     and                The Company also has a joint venture to manufacture  and
     Significant        supply  explosives  in West  Africa.  The joint  venture
     Accounting         operates  as  a  Ghanaian   company  called  West  Coast
     Policies           Explosives  Limited  (WCE).  WCE is wholly owned by West
     Continued          Africa  Chemicals  Limited  (WAC),  a Mauritius  company
                        owned 50% by the Company. In the fourth quarter of 1999, the Company wrote-off its investment in WAC, including a note receivable, due to continuing sustained losses and the unlikelihood of realizing profits in this market where explosives supply now exceeds demand. Similar to its investment in Turon - MSI, Ltd., the Company will only recognize income or loss as cash is either received or disbursed.

                        On November 30, 2000 the Company entered into an Asset Purchase Agreement to sell its explosives business. Pursuant to such agreement, the Company will sell substantially all of the assets, subsidiaries and certain joint venture interests of the explosives manufacturing, services and supply business. The Company will maintain its investment in the corporate office building, Cyanco and WAC (see note 8).

                        Principles of Consolidation
                        The  consolidated   financial   statements  include  the
                        accounts of the Company, and its consolidated subsidiaries. All significant intercompany balances and transactions have been eliminated.

                        Cash Equivalents
                        For  purposes  of the  statement  of  cash  flows,  cash
                        includes  all  cash  and   investments   with   original
                        maturities to the Company of three months or less.

                        Inventories
                        Inventories are recorded at the lower of cost or market, cost being determined on a first-in, first-out (FIFO) method.

                        Property, Plant and Equipment
                        Property, plant and equipment are recorded at cost, less accumulated depreciation. Depreciation and amortization on capital leases and property, plant and equipment are determined using the straight-line method over the estimated useful lives of the assets or terms of the lease. Expenditures for maintenance and repairs are expensed when incurred and betterments are capitalized. Gains and losses on sale of property, plant and equipment are reflected in net income.

--------------------------------------------------------------------------------
                                                                            F-11

                                       MINING SERVICES INTERNATIONAL CORPORATION
                                      Notes to Consolidated Financial Statements
                                            (In thousands, except share amounts)
                                                                       Continued

--------------------------------------------------------------------------------

1.   Organization       Investments
     and                The Company  records income or loss for its  investments
     Significant        in Turon-MSI  and WAC which have been fully  written off
     Accounting         when cash is  received  or  disbursements  made on their
     Policies           behalf.  Subsequent to the investments being written off
     Continued          in 1999 the Company has not had any  significant  income
                        or loss from these investments.

                        Goodwill
                        Goodwill reflects the excess of the costs of purchasing GME over the fair value of the related net assets at the date of acquisition, and is being amortized on the straight-line basis over 10 years. Amortization of goodwill began January 1, 1999. Amortization expense totaled $224, $225 and $0 in 2000, 1999 and 1998, respectively. On November 30, 2000 the Company entered into an asset purchase agreement for the sale of its explosives business. As a result of the proposed transaction the Company has recognized an impairment against assets related to its explosives business and has eliminated all unamortized goodwill as of December 31, 2000 (see Note 8).

                        Other Assets
                        Certain items included in other assets are amortized over five years using the straight-line method. Amortization expense totaled $4, $4, and $4, in 2000, 1999, and 1998, respectively.

                        Translation of Foreign Currencies
                        The cumulative effect of currency translation adjustments are included in stockholders' equity. These items represent the effect of translating assets and liabilities of the Company's foreign operations.

                        Generally for joint ventures, unrealized gains and losses resulting from translating foreign companies' assets and liabilities into U.S. dollars are accumulated in an equity account on the joint venture's balance sheet, which is reported using the equity method, until such time as the company is sold or substantially or completely liquidated. Translation gains and losses relating to operations of companies where hyperinflation exists are included in equity in earnings from joint ventures.


--------------------------------------------------------------------------------
                                                                            F-12

                                       MINING SERVICES INTERNATIONAL CORPORATION
                                      Notes to Consolidated Financial Statements
                                            (In thousands, except share amounts)
                                                                       Continued

--------------------------------------------------------------------------------

1.   Organization       Revenue Recognition
     and                The  Company  recognizes  revenue  through  the  sale of
     Significant        chemical-based   products,   as  well  as  through   the
     Accounting         performance  of technical  services  under  contracts of
     Policies           varying lengths.  Revenue is recognized upon shipment of
     Continued          product or performance of services.

                        Cost of Sales
                        Cost of sales consist primarily of product costs, freight, labor related to products and miscellaneous technical service overheads.

                        General and Administrative Expense
                        General and administrative expenses consist primarily of
                        salary,  wages,  occupancy  costs,   professional  fees,
                        insurance, travel and supplies.

                        Income Taxes
                        Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting, principally related to depreciation and undistributed earnings from foreign-based joint ventures, which qualify under certain tax deferral treatment.

                        Impairment of Long-Lived Assets
                        The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through undiscounted future cash flows. If it is determined that an impairment loss has occurred based on expected cash flows, such loss is recognized in the Statement of Operations.

                        Earnings Per Common Share
                        The computation of earnings per common share is based on the weighted average number of shares outstanding during the year.

                        The computation of earnings per common share assuming dilution is based on the weighted average number of shares outstanding during the year plus the weighted average common stock equivalents which would arise from the exercise of stock options outstanding using the treasury stock method and the average market price per share during the year.


--------------------------------------------------------------------------------
                                                                            F-13

                                       MINING SERVICES INTERNATIONAL CORPORATION
                                      Notes to Consolidated Financial Statements
                                            (In thousands, except share amounts)
                                                                       Continued

--------------------------------------------------------------------------------

1.   Organization       Concentration of Credit Risk
     and                Financial  instruments  which  potentially  subject  the
     Significant        Company  to   concentration   of  credit  risk   consist
     Accounting         primarily of trade receivables.  In the normal course of
     Policies           business,  the  Company  provides  credit  terms  to its
     Continued          customers.  Accordingly,  the Company  performs  ongoing
                        credit   evaluations  of  its  customers  and  maintains
                        allowances for possible losses which, when realized, have been within the range of management's expectations.

                        The Company's customer base consists primarily of mining companies. Although the Company is directly affected by the well-being of the mining industry, management does not believe significant credit risk exists at December 31, 2000.

                        The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

                        Use of Estimates in the Preparation of Financial Statements
                        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        Unaudited Financial Statements
                        The consolidated unaudited financial statements include the accounts of Mining Services International Corporation and subsidiaries and include all adjustments (consisting of normal recurring items) which are in the opinion of management necessary to present fairly the financial position as of March 31, 2001 and the results of operations and cash flows for the three months ended March 31, 2001 and 2000. The results of operations and cash flows for the three months ended March 31, 2001 are not necessarily indicative of the results to be expected for the entire year.


--------------------------------------------------------------------------------
                                                                            F-14

                                       MINING SERVICES INTERNATIONAL CORPORATION
                                      Notes to Consolidated Financial Statements
                                            (In thousands, except share amounts)
                                                                       Continued

--------------------------------------------------------------------------------

1.   Organization       Reclassification
     and                Certain  amounts  in  the  1999  and  1998  consolidated
     Significant        financial  statements have been  reclassified to conform
     Accounting         with classifications adopted in the current year.
     Policies
     Continued


2.   Detail of
     Certain
     Balance
     Sheet
     Accounts                                               December 31,
                                                   -----------------------------
                                                        2000          1999
                                                   -----------------------------
Receivables:
     Trade receivables                             $        6,051   $     4,938
     Income tax refund receivable                           1,110             -
     Related party receivables (see Note 10)                  920         1,653
     Other                                                    215           117
     Less allowance for doubtful accounts                    (325)         (103)
                                                   -----------------------------

                                                   $        7,971   $     6,605
                                                   -----------------------------

Inventories:
     Raw materials                                 $          761   $       737
     Finished goods                                         1,487         1,070
                                                   -----------------------------

                                                   $        2,248   $     1,807
                                                   -----------------------------

Accounts payable and accrued expenses:
     Trade payables                                $        4,757   $     1,422
     Accrued expenses                                       1,144           835
                                                   -----------------------------

                                                   $        5,901   $     2,257
                                                   -----------------------------


--------------------------------------------------------------------------------
                                                                            F-15

                                       MINING SERVICES INTERNATIONAL CORPORATION
                                      Notes to Consolidated Financial Statements
                                            (In thousands, except share amounts)
                                                                       Continued

--------------------------------------------------------------------------------

3.   Property,          Property, plant and equipment consists of the following:
     Plant and
     Equipment                                           December 31,
                                                 --------------------------
                                                     2000         1999
                                                 --------------------------

Plant equipment and fixtures                     $       8,761  $     9,501
Support equipment and fixtures                           5,319        5,586
Office equipment and fixtures                              370          537
Vehicles                                                   546          642
Land                                                       107          107
                                                 --------------------------

                                                        15,103       16,373

Less accumulated depreciation
  and amortization                                      (7,456)      (7,208)
                                                 --------------------------

                                                 $       7,647  $     9,165
                                                 --------------------------

4.   Related            Notes receivable are comprised of the following:
     Party Notes
     Receivable                                               December 31,
                                                     --------------------------
                                                          2000         1999
                                                     --------------------------

                        Unsecured note receivable
                        from CMS, in annual
                        installments of $250 and
                        semi-annual interest
                        payments at the rate of
                        1.5% above the six-month
                        LIBOR                       $      1,250  $         750

                        Notes receivable from
                        officers of the Company
                        secured by stock, interest
                        payments due annually at
                        1% above the three-month
                        LIBOR, principal due in
                        full April 2003 and June
                        2004                                  86            133
                                                    ----------------------------

                                                           1,336            883
                        Less current portion                (250)          (250)
                                                    ----------------------------

                                                    $      1,086  $         633
                                                    ----------------------------


--------------------------------------------------------------------------------
                                                                            F-16

                                       MINING SERVICES INTERNATIONAL CORPORATION
                                      Notes to Consolidated Financial Statements
                                            (In thousands, except share amounts)
                                                                       Continued

--------------------------------------------------------------------------------


5.   Long-Term          Long-term debt is comprised of the following:
     Debt
                                                           December 31,
                                                     --------------------------
                                                         2000         1999
                                                     --------------------------

                        Line of credit agreement,
                        secured by a blanket lien
                        on all assets, which allows
                        the Company to borrow a
                        maximum amount of $4,500 at
                        the bank's prime rate plus
                        0.25%, due August 31, 2001.
                        At December 31, 2000, the
                        Company was not in
                        compliance with loan
                        covenants related to debt
                        service coverage and working
                        capital maintenance
                        requirements, and is
                        therefore technically in
                        default with the line of
                        credit agreement. The bank
                        is reviewing the request for
                        waiver of the default. There
                        are no cross default
                        provisions in the Company's
                        other debt agreements.      $      4,195  $       2,916

                        Notes payable to financial
                        institutions, due in monthly
                        installments of $37,
                        including interest ranging
                        from 7.35% to 9.75%, secured
                        by property                        1,230            563

                        Unsecured performance
                        deposit payable to a
                        company, due in monthly
                        installments of $16,
                        including imputed interest
                        at 7%, due on December 9,
                        2003                                 503            649

                        Notes payable to
                        individuals, due in monthly
                        installments of $13,
                        including interest at 12%,
                        secured by property and
                        equipment, due December 9,
                        2003                                 402            507

                        Construction loan payable
                        in monthly installments of
                        $2, including interest at
                        8.15%, secured by property,
                        due April 10, 2004                   230            241


--------------------------------------------------------------------------------
                                                                            F-17

                                       MINING SERVICES INTERNATIONAL CORPORATION
                                      Notes to Consolidated Financial Statements
                                            (In thousands, except share amounts)
                                                                       Continued

--------------------------------------------------------------------------------

5.   Long-Term
     Debt
     Continued


                        Unsecured non-compete
                        agreement payable to an
                        individual, due in monthly
                        installments of $1,
                        including imputed interest
                        at 7%, due December 9, 2003           36             47

                        Mortgage note payable to
                        an individual, due in
                        annual installments of $2,
                        including interest at
                        10%, due October 13, 2003             10             13

                                                     ---------------------------
                        Loan payable to a Company,
                        due in monthly installments
                        of $2, including interest at
                        9.5%, secured by property,
                        due August 1, 2000                     -             12
                                                     --------------------------

                                                           6,606          4,948

                        Less current portion              (4,850)          (473)
                                                     ---------------------------

                                                     $     1,756  $       4,475
                                                     ---------------------------



                        Future maturities of long-term debt are as follows:


                        Year Ending December 31:               Amount
                                                          -----------------

                                2001                      $           4,850
                                2002                                    714
                                2003                                    711
                                2004                                    318
                                2005                                     13
                                                          -----------------

                                                          $           6,606
                                                          -----------------



--------------------------------------------------------------------------------
                                                                            F-18

                                       MINING SERVICES INTERNATIONAL CORPORATION
                                      Notes to Consolidated Financial Statements
                                            (In thousands, except share amounts)
                                                                       Continued

--------------------------------------------------------------------------------

6.   Operating          During the year ended  December  31,  2000,  the Company
     Leases             leased certain vehicles,  property,  and equipment under
                        various non-cancelable operating leases. Lease expense relating to the operating leases was approximately $245, $160 and $10 for the years ended December 31, 2000, 1999 and 1998, respectively. Future minimum lease payments are as follows:

                        Year Ending December 31:                     Amount
                                                              ------------------

                                2001                          $              194
                                2002                                         122
                                2003                                          62
                                                              ------------------

                                                              $              378
                                                              ------------------

7.   Income             The current  provision for income taxes  represents U.S.
     Taxes              federal  income taxes,  taxes  withheld on royalties and
                        other foreign income taxes.

                        The benefit (provision) for income taxes is different than amounts which would be provided by applying the statutory federal income tax rate to (loss) income before benefit (provision) for income taxes for the following reasons:

                                            Years Ended December 31,
                                -------------------------------------------
                                     2000           1999          1998
                                -------------------------------------------

Federal income tax benefit
(provision) at statutory rate   $         2,073   $       476   $    (2,030)
Goodwill                                   (420)            -             -
Life insurance and meals                    (23)            6           (12)
Other                                       (60)           68           (58)
                                -------------------------------------------

                                $         1,570   $       550   $    (2,100)
                                -------------------------------------------



--------------------------------------------------------------------------------
                                                                            F-19

                                       MINING SERVICES INTERNATIONAL CORPORATION
                                      Notes to Consolidated Financial Statements
                                            (In thousands, except share amounts)
                                                                       Continued

--------------------------------------------------------------------------------

7.   Income             Deferred tax assets  (liabilities)  are comprised of the
     Taxes              following:
     Continued
                                                       December 31,
                                               ----------------------------
                                                    2000          1999
                                               ----------------------------

Depreciation and amortization                  $       (3,311  $     (2,912)
Deferred income                                          (556)         (216)
Write-down of impaired assets                           1,151           600
Foreign tax credit carryforward                           438           120
Other                                                     224             -
                                               ----------------------------

                                               $       (2,054) $     (2,408)
                                               ----------------------------


8.   Impairment         The Company  entered  into an  agreement on November 30,
     of Assets          2000 to sell its  explosives  business.  In applying FAS
                        121 the Company  evaluated its future cash flow from the
                        potential sale of its explosives business and determined
                        that it had  impaired  assets.  Based  on the  estimated
                        sales  proceeds  and the net book value of the assets to
                        be  sold  it  was  determined  that  the  Company  would
                        recognize a loss of approximately $4.99 million upon the
                        sale.  Accordingly,  as of December 31, 2000, based upon
                        FAS 121, the Company recognized an estimated  impairment
                        of  $1,794  related  to  goodwill,   $3,086  related  to
                        property  plant and  equipment,  and $110 related to its
                        investment in and advances to joint  ventures.  Pursuant
                        to the Asset Purchase  Agreement,  the Company will sell
                        substantially  all  of  the  assets,   subsidiaries  and
                        certain  joint  venture   interests  of  the  explosives
                        manufacturing, services and supply business. The Company will maintain its investment in Cyanco and WAC.





--------------------------------------------------------------------------------
                                                                            F-20

                                       MINING SERVICES INTERNATIONAL CORPORATION
                                      Notes to Consolidated Financial Statements
                                            (In thousands, except share amounts)
                                                                       Continued

--------------------------------------------------------------------------------

8.   Impairment         During the year ended  December  31,  1999,  the Company
     of Assets          evaluated the carrying  value of its  investments in and
     Continued          advances to joint ventures  based upon projected  future
                        cash flows, the circumstances and location of its investments and its ability to recover its investments in cash or any other negotiable asset. Based on this evaluation and in accordance with FAS 121, the Company determined its investments in and advances to Turon-MSI and WAC were impaired and recorded an aggregate non-cash expense for the impairment as follows:

Investment in and advances to foreign
  joint ventures                                             $        1,922
Related party notes receivable from foreign
  joint ventures                                                        700
                                                             --------------

                                                             $        2,622
                                                             --------------


                        At December 31, 1999, equity in earnings of joint ventures included approximately $140 of interest income relating to the impairment.


9.   Supplemental       During the year ended  December 31,  1998,  officers and
     Cash Flow          shareholders retired common stock with a market value of
     Information        $1,091 in order to  exercise  stock  options,  pay notes
                        receivable, related interest, and advances.

                        Actual amounts paid for interest and income taxes are as follows:


                                    Years Ended December 31,
                      -----------------------------------------------------
                             2000              1999             1998
                      -----------------------------------------------------

Interest              $              509  $            211  $            16
                      -----------------------------------------------------

Income taxes          $              127  $            801  $         1,965
                      -----------------------------------------------------


10.  Related Party      The Company  performs  certain  functions for Cyanco for
     Transactions       which it receives a fee. The fee is offset against costs
                        of sales.  Fees  totaled  $342,  $287 and $326,  for the
                        years  ended   December  31,  2000,   1999,   and  1998,
                        respectively.



--------------------------------------------------------------------------------
                                                                            F-21

                                       MINING SERVICES INTERNATIONAL CORPORATION
                                      Notes to Consolidated Financial Statements
                                            (In thousands, except share amounts)
                                                                       Continued

--------------------------------------------------------------------------------

10.  Related Party      At  December   31,  2000  and  1999,   the  Company  had
     Transactions       receivables of $920 and $1,653, respectively, from joint
     Continued          ventures (see Notes 1 and 2).

                        As of December 31, 2000 and 1999, the Company had notes receivable from joint ventures of $1,250 and $750, respectively (see Note 4).

                        As of December 31, 2000 and 1999, the Company had notes receivable from officers of the Company for $86 and$133, respectively (see Note 4).

                        For the years ended December 31, 2000, 1999 and 1998, the Company recognized interest income of $105, $191, and $117, respectively, related to notes receivable from joint ventures.

                        During the years ended December 31, 2000, 1999 and 1998, the Company recognized revenues of approximately $709, $206, and $686, respectively, from joint ventures, related to royalties, services provided, and the sale of manufacturing products.

11.  Major              Sales to major customers which exceeded 10% of net sales
     Customers          are as follows:
     and Foreign
     Operations                              Years Ended December 31,
                                    ---------------------------------------
                                        2000         1999         1998
                                    ---------------------------------------

Company A                           $       6,612  $    4,638    $        -
Company B                           $           -  $        -    $    4,844
Company C                           $           -  $        -    $    3,855
Company D                           $           -  $        -    $    2,781

                        Management  believes  that the loss of any one  customer
                        would  not  have  a  material   adverse  effect  on  the
                        Company's consolidated operations.


--------------------------------------------------------------------------------
                                                                            F-22

                                       MINING SERVICES INTERNATIONAL CORPORATION
                                      Notes to Consolidated Financial Statements
                                            (In thousands, except share amounts)
                                                                       Continued

--------------------------------------------------------------------------------

11.  Major              The Company has operations in the United States, Canada,
     Customers          other foreign locations, and equity in earnings of joint
     and Foreign        ventures.  The  following is a summary of  operations by
     Operations         geographic region:
     Continued
                                            Years Ended December 31,
                                    ---------------------------------------
                                        2000         1999         1998
                                    ---------------------------------------
Revenue:
  United States                     $      32,421  $    23,253  $    18,648
  Canada                                    3,444        2,849        4,134
  Other foreign locations                   1,021        1,995        2,094
  Equity in earnings of JV                  2,244        2,511        4,989
                                    ---------------------------------------

Total revenues                      $      39,130  $    30,608  $    29,865
                                    ---------------------------------------

                                            Years Ended December 31,
                                    ---------------------------------------
                                        2000         1999         1998
                                    ---------------------------------------
Income (loss) from
  Operations:
  United States                     $       1,282  $     1,119  $     1,580
 United States impairment of
     assets                                (4,880)           -            -
  Canada                                      496          381          660
  Other foreign                              (197)        (326)         204
  Equity in earnings of JV                  2,244        2,511        4,989
 JV impairment of assets                     (110)      (2,622)           -
  Corporate Expenses                       (4,550)      (2,272)      (1,614)
                                    ---------------------------------------

Total income (loss) from
  operations                        $      (5,715) $    (1,209) $     5,819
                                    ---------------------------------------

                                                            December 31,
                                                     ---------------------------
                                                         2000          1999
                                                     ---------------------------
Identifiable Assets:
  United States                                      $      19,074  $     17,456
  Canada                                                       858           876
  Other foreign                                              1,893         3,283
  Investments/advances to JV's                              12,886        12,846
                                                     ---------------------------

Total identifiable assets                            $      34,711  $     34,461
                                                     ---------------------------


--------------------------------------------------------------------------------
                                                                            F-23

                                       MINING SERVICES INTERNATIONAL CORPORATION
                                      Notes to Consolidated Financial Statements
                                            (In thousands, except share amounts)
                                                                       Continued

--------------------------------------------------------------------------------

12.  Non-Qualified      Under  the 1987  Non-Qualified  Stock  Option  Plan (the
     Stock Option       Option Plan), as amended in 1988, 1990, 1992, 1993, 1998
     Plan               and  1999,  a  maximum  of  1,315,130  shares  were made
                        available for granting of options to purchase common stock at prices generally not less than the fair market value of common stock at the date of grant. Under the Option Plan, grants of non-qualified options may be made to selected officers and key employees without regard to any performance measures. The options may be immediately exercisable or may vest over time as determined by the Board of Directors. However, the maximum term of an option may not exceed ten years. Options may not be transferred except by reason of death, with certain exceptions, and termination of employment accelerates the expiration date of any outstanding options to 30 days from the date of termination.

                        Information regarding the Option Plan is summarized below:

                                              Number of      Option Price
                                               Options        Per Share
                                          ---------------------------------

Outstanding at January 1, 1998                      360,609  $ 1.38 - 11.30
     Granted                                         46,950    2.96 - 11.30
     Exercised                                      (33,266)   5.00 -  7.56
     Expired                                        (14,546)   4.12 -  5.00
                                          ---------------------------------

Outstanding at December 31, 1998                    359,747    1.38 - 11.30
     Granted                                          7,500    3.00 -  5.06
     Exercised                                       (5,500)   4.72 -  5.06
     Expired                                         (9,000)   2.26 -  5.22
                                          ---------------------------------

Outstanding at December 31, 1999                    352,747    1.38 - 11.30
     Granted                                        376,000    1.44 -  2.31
     Exercised                                            -               -
     Expired                                              -               -
                                          ---------------------------------

Outstanding at December 31, 2000                    728,747  $ 1.38 - 11.30
                                          ---------------------------------


--------------------------------------------------------------------------------
                                                                            F-24

                                       MINING SERVICES INTERNATIONAL CORPORATION
                                      Notes to Consolidated Financial Statements
                                            (In thousands, except share amounts)
                                                                       Continued

--------------------------------------------------------------------------------

12.  Non-Qualified      Options  exercisable  and available for future grant are
     Stock Option       as follows:
     Plan
     Continued                                  December 31,
                                -------------------------------------------
                                     2000           1999          1998
                                -------------------------------------------

Options exercisable                     524,510       113,815        76,816
Options available for grant              93,960       469,960       230,261


13.  Stock-Based        The Company has adopted the  disclosure-only  provisions
     Compensation       of Statement of Financial  Accounting  Standards  (SFAS)
                        No.  123,   Accounting  for  Stock-Based   Compensation.
                        Accordingly, no compensation cost has been recognized in the financial statements. Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant date consistent with the provisions of SFAS No. 123, the Company's net earnings and earnings per share would have been reduced to the pro forma amounts indicated below:

                                              Years Ended December 31,
                                      -----------------------------------------
                                           2000          1999         1998
                                      -----------------------------------------

Net Income - as reported              $       (4,031) $     725  $       3,872
Net Income - pro forma                $       (4,393) $     622  $       3,961

Diluted earnings per share -
  as reported                         $         (.55) $     .10  $         .52
Diluted earnings per share -
  pro forma                           $         (.60) $     .08  $         .51
                                      -----------------------------------------

--------------------------------------------------------------------------------
                                                                            F-25

                                       MINING SERVICES INTERNATIONAL CORPORATION
                                      Notes to Consolidated Financial Statements
                                            (In thousands, except share amounts)
                                                                       Continued

--------------------------------------------------------------------------------


13.  Stock-Based        The fair value of each option  grant is estimated at the
     Compensation       date of grant  using the  Black-Scholes  option  pricing
     Continued          model with the following assumptions:

                                                 December 31,
                                   ----------------------------------------
                                       2000          1999         1998
                                   ----------------------------------------

Expected dividend yield            $         .01  $       .02   $       .02
Expected stock price volatility              53%           52%          33%
Risk-free interest rate                       6%            6%           5%
Expected life of options               3-5 years   0 - 3 years      3 years
                                   ----------------------------------------

                        The weighted average fair value of options granted during 2000, 1999, and 1998 are $.73, $.28 and $1.20, respectively.

                        The following table summarizes information about stock options outstanding at December 31, 2000:


                        Options Outstanding             Options Exercisable
              -----------------------------------------------------------------
                             Weighted
                              Average
                 Number      Remaining    Weighted      Number      Weighted
   Range of    Outstanding  Contractual    Average    Exercisable    Average
   Exercise        at          Life       Exercise         at       Exercise
    Prices      12/31/00      (Years)       Price      12/31/00       Price
-------------------------------------------------------------------------------

$1.38 -  2.96    389,283    4.18     $        1.60      389,283         1.60
 3.00 -  4.09    299,214    4.38              3.64       94,977         3.28
 5.00 - 11.30     40,250    1.09              5.07       40,250         5.07
-------------------------------------------------------------------------------

$1.38 - 11.30    728,747    4.11     $        4.91      524,510         2.19
-------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                                                            F-26

                                       MINING SERVICES INTERNATIONAL CORPORATION
                                      Notes to Consolidated Financial Statements
                                            (In thousands, except share amounts)
                                                                       Continued

--------------------------------------------------------------------------------

14.  Earnings Per       Financial  accounting  standards  require  companies  to
     Share              present  basic  earnings  per share  (EPS)  and  diluted
                        earnings per share along with additional informational disclosures. Information related to earnings per share is as follows:

                                               Years Ended December 31,
                                        ---------------------------------------
                                            2000         1999         1998
                                        ---------------------------------------
Basic EPS:
  Net income (loss) available to
    common                              $     (4,031) $       725  $     3,872
    stockholders
                                        ---------------------------------------

  Weighted average common                  7,314,000    7,324,000    7,368,000
shares
                                        ---------------------------------------

  Net income (loss) per share           $       (.55) $       .10  $       .53
                                        ---------------------------------------

Diluted EPS:
  Net income (loss) available to
    common                              $     (4,031) $       725  $     3,872
    stockholders
                                        ---------------------------------------

  Weighted average common                  7,314,000    7,375,000    7,492,000
shares
                                        ---------------------------------------

  Net income (loss) per share           $       (.55)  $      .10  $       .52
                                        ---------------------------------------


--------------------------------------------------------------------------------
                                                                            F-27

                                       MINING SERVICES INTERNATIONAL CORPORATION
                                      Notes to Consolidated Financial Statements
                                            (In thousands, except share amounts)
                                                                       Continued

--------------------------------------------------------------------------------

15.  Significant        Summarized   financial   information   for   significant
     Unconsolidated     unconsolidated   affiliates  of  the  Company,   are  as
     Affiliates         follows:

                                               December 31,
                              ---------------------------------------------
                                   2000           1999           1998
                              ---------------------------------------------

Result for year:
     Gross revenues           $        28,429  $      21,585  $      37,353
     Gross profit             $         7,286  $       7,449  $      14,365
     Net income               $         4,488  $       5,385  $       9,978

Year-end financial
  position:
     Current assets           $        10,344  $       5,545  $      10,415
     Non-current assets       $        19,766  $      20,893  $      24,998
     Current liabilities      $         5,170  $       3,024  $       4,256
     Non-current liabilities  $         2,655  $       1,500  $       5,323


16.  Profit Sharing     The Company has a defined  contribution  profit  sharing
     Plan               plan,  which is qualified  under  Section  401(K) of the
                        Internal  Revenue  Code.  The plan  provides  retirement
                        benefits for employees  meeting  minimum age and service
                        requirements.  Participants  may contribute a percentage
                        of their gross  wages,  subject to certain  limitations.
                        The   plan   provides   for    discretionary    matching
                        contributions, as determined by the Board of Directors, to be made by the Company. The discretionary amount contributed to the plan by the Company for the years ended December 31, 2000, 1999, and 1998 was $80, $79, and $48, respectively.


17.  Fair Value of      The  Company's  financial  instruments  consist of cash,
     Financial          receivables,  payables,  and notes  payable the carrying
     Instruments        amount of cash,  receivables,  and payables approximates
                        fair  value  because of the  short-term  nature of these
                        items.   The  carrying   amount  of  the  notes  payable
                        approximates fair value as the individual borrowings bear interest at floating market interest rates.


--------------------------------------------------------------------------------
                                                                            F-28

                                       MINING SERVICES INTERNATIONAL CORPORATION
                                      Notes to Consolidated Financial Statements
                                            (In thousands, except share amounts)
                                                                       Continued

--------------------------------------------------------------------------------

18.  Commitments        The  Company  is  subject  to  various  claims and legal
     and                proceedings  arising in the ordinary  course of business
     Contingencies      activities.  The Company and  certain  directors  of the
                        Company in prior years were named in complaints  related
                        to:  alleged  violations  of laws and  fiduciary  duties
                        related  to the voting of  shares,  decisions  regarding
                        certain  corporate  transactions and the adoption of the
                        Stock Rights Plan.  This litigation was resolved in 2000
                        with no material  financial impact. The Company does not
                        believe the damage  claims of any pending  matters  will
                        materially   impact  the  financial   condition  of  the
                        Company.


19.  Extraordinary      During the year ended December 1999,  Cyanco  negotiated
     Item               the  extinguishment  of a deferred  royalty  obligation.
                        Accordingly, the Company paid $58 in cash to terminate the indemnification of Cyanco under the deferred royalty agreement. The result was an extraordinary gain of $1,599 after providing for income taxes of $823.



--------------------------------------------------------------------------------
                                                                            F-29